                                REVOLVING CREDIT
                                    AGREEMENT


                            Dated as of July 20, 1998

                                      Among

                       ALLIANCE CAPITAL MANAGEMENT L. P.,
                                   as Borrower

                               NATIONSBANK, N.A.,
                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent,

                              THE BANK OF NEW YORK,
                             as Documentation Agent

                               NATIONSBANK, N.A.,
                            THE CHASE MANHATTAN BANK,
                                       and
                              THE BANK OF NEW YORK
                         individually and as Co-Agents,

                                       and

                          THE BANKS WHOSE NAMES APPEAR
                          ON THE SIGNATURE PAGES HEREOF


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                                TABLE OF CONTENTS

                                                                           Page

1.  DEFINITIONS AND RULES OF INTERPRETATION...............................   1

          1.1   Definitions...............................................   1

          1.2   Rules of Interpretation...................................  15

2.  THE REVOLVING CREDIT FACILITY.........................................  16

          2.1   Commitment to Lend........................................  16

          2.2   Facility Fee..............................................  16

          2.3   Utilization Fee...........................................  17

          2.4   Reduction of Total Commitment.............................  17

          2.5   The Notes.................................................  18

          2.6   Interest on Revolving Credit Loans........................  18

                      2.6.1 Interest Rates................................  18

                      2.6.2 Interest Payment Dates........................  18

          2.7   Requests for Revolving Credit Loans.......................  18

          2.8   Loans to Cover Reimbursement Obligations..................  19

          2.9   Conversion Options........................................  19

                      2.9.1 Conversion to Eurodollar Rate Loan............  19

                      2.9.2 Continuation of Type of Revolving Credit Loan.  19

                      2.9.3 Eurodollar Rate Loans.........................  20

                      2.9.4 Conversion Requests...........................  20

          2.10  Funds for Revolving Credit Loans..........................  20

                      2.10.1 Funding Procedures ..........................  20

                      2.10.2 Advances by Administrative Agent ............  20

          2.11  Limit on Number of Eurodollar Rate Loans..................  21

          2.12  Swing Loans...............................................  21

          2.13  Competitive Bid Rate Loans................................  23


3.  REPAYMENT OF LOANS....................................................  27

          3.1   Maturity..................................................  27

          3.2   Mandatory Repayments of Revolving Credit Loans............  28

                      3.2.1 Loans in Excess of Commitment.................  28

                      3.2.2 Change of Control.............................  28

          3.3   Optional Repayments of Revolving Credit Loans.............  29

4.  LETTERS OF CREDIT.....................................................  30

          4.1   Letter of Credit Commitments..............................  30

                      4.1.1 Commitment to Issue Letters of Credit ........  30

                      4.1.2 Letter of Credit Applications.................  30

                      4.1.3 Terms of Letters of Credit....................  30

                      4.1.4 Reimbursement Obligations of Banks............  30

                      4.1.5 Participations of Banks.......................  31

          4.2   Reimbursement Obligation of the Borrower..................  31

          4.3   Letter of Credit Payments.................................  31

          4.4   Obligations Absolute......................................  32

          4.5   Reliance by Issuer........................................  32




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                                                                           Page


          4.6   Letter of Credit Fee......................................  33

          4.7   Additional Cash Collateral Provisions.....................  33

5.  CERTAIN GENERAL PROVISIONS............................................  34

          5.1   Application of Payments...................................  34

          5.2   Funds for Payments........................................  34

                      5.2.1 Payments to Co-Agents, Administrative Agent...  34

                      5.2.2 No Offset, Etc................................  34

                      5.2.3 Fees Non-Refundable...........................  34

          5.3   Computations..............................................  35

          5.4   Inability to Determine Eurodollar Rate....................  35

          5.5   Illegality................................................  35

          5.6   Additional Costs, Etc.....................................  35

          5.7   Capital Adequacy..........................................  37

          5.8   Certificate...............................................  38

          5.9   Indemnity.................................................  38

          5.10  Interest After Default....................................  38

6.  REPRESENTATIONS AND WARRANTIES........................................  38

          6.1   Corporate Authority.......................................  39

                      6.1.1 Incorporation; Good Standing..................  39

                      6.1.2 Authorization.................................  39

                      6.1.3 Enforceability................................  39

                      6.1.4 Equity Securities.............................  39

          6.2   Governmental Approvals....................................  39

          6.3   Liens; Leases.............................................  39

          6.4   Financial Statements......................................  40

          6.5   No Material Changes, Etc..................................  40

          6.6   Permits...................................................  40

          6.7   Litigation................................................  40

          6.8   Material Contracts........................................  41

          6.9   Compliance with Other Instruments. Laws, Etc..............  41

          6.10  Tax Status................................................  41

          6.11  No Event of Default.......................................  41

          6.12  Holding Company and Investment Company Acts...............  41

          6.13  Insurance.................................................  41

          6.14  Certain Transactions......................................  41

          6.15  Employee Benefit Plans....................................  42

          6.16  Regulations U and X.......................................  42

          6.17  Environmental Compliance..................................  42

          6.18  Subsidiaries, Etc.........................................  43

          6.19  Funded Debt...............................................  44

          6.20  General...................................................  44

7.  AFFIRMATIVE COVENANTS OF THE BORROWER.................................  44

          7.1   Punctual Payment..........................................  44

          7.2   Maintenance of Office.....................................  44

          7.3   Records and Accounts......................................  44

          7.4   Financial Statements, Certificates, and Information.......  44

          7.5   Notices...................................................  46


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                                                                           Page

                      7.5.1 Defaults......................................  46

                      7.5.2 Environmental Events..........................  46

                      7.5.3 Notice of Proceedings and Judgments...........  47

                      7.5.4 Notice of Change of Control...................  47

          7.6   Existence; Business; Properties...........................  47

                      7.6.1 Legal Existence...............................  47

                      7.6.2 Conduct of Business...........................  48

                      7.6.3 Maintenance of Properties.....................  48

                      7.6.4 Status Under Securities Laws..................  48

          7.7   Insurance.................................................  48

          7.8   Taxes.....................................................  48

          7.9   Inspection of Properties and Books, Etc...................  48

                      7.9.1 General.......................................  48

                      7.9.2 Communication with Accountants................  49

          7.10  Compliance with Government Mandates, Contracts,
                  and Permits.............................................  49

          7.11  Use of Proceeds...........................................  49

          7.12  Restricted Subsidiaries...................................  49

          7.13  Certain Changes in Accounting Principles..................  49


8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER............................  50

          8.1   Disposition of Assets.....................................  51

          8.2   Mergers and Reorganizations...............................  51

          8.3   Acquisitions..............................................  53

          8.4   Restrictions on Liens.....................................  54

          8.5   Guaranties................................................  55

          8.6   Restrictions on Investments...............................  55

          8.7   Restrictions on Funded Debt...............................  56

          8.8   Distributions.............................................  56

          8.9   Transactions with Affiliates..............................  57

          8.10  Fiscal Year...............................................  57

          8.11  Compliance with Environmental Laws........................  57

          8.12  Employee Benefit Plans....................................  57

          8.13  Amendments to Certain Documents...........................  58


9.  FINANCIAL COVENANTS OF THE BORROWER...................................  58

          9.1   Ratio of Consolidated Adjusted Funded Debt to
                  Consolidated Adjusted Cash Flow.........................  58

          9.2   Minimum Net Worth.........................................  59

          9.3   Miscellaneous.............................................  59


10. CLOSING CONDITIONS....................................................  59

          10.1  Financial Statements and Material Changes.................  59

          10.2  Loan Documents............................................  59

          10.3  Certified Copies of Charter Documents.....................  59

          10.4  Partnership and Corporate Action..........................  60

          10.5  Consents..................................................  60

          10.6  Opinions of Counsel.......................................  60

          10.7  Proceedings...............................................  60

          10.8  Incumbency Certificate....................................  60

          10.9  Repayment of Existing Obligations.........................  60


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                                                                           Page

          10.10 Fees......................................................  60

          10.11 Representations and Warranties True; No Defaults..........  60

          10.12 Year 2000 Letter..........................................  61


11. CONDITIONS TO ALL BORROWINGS..........................................  61

          11.1  No Default................................................  61

          11.2  Representations True......................................  61

          11.3  Loan Request or Letter of Credit Application..............  61

          11.4  Payment of Fees...........................................  61

          11.5  No Legal Impediment.......................................  61


12. EVENTS OF DEFAULT; ACCELERATION; ETC..................................  62

          12.1  Events of Default and Acceleration........................  62

          12.2  Termination of Commitments................................  64

          12.3  Remedies..................................................  65

          12.4  Application of Monies.....................................  65


13. SETOFF................................................................  66


14. THE ADMINISTRATIVE AGENT..............................................  66

          14.1  Authorization.............................................  66

          14.2  Employees and Agents......................................  67

          14.3  No Liability..............................................  67

          14.4  No Representations........................................  67

          14.5  Payments..................................................  67

                      14.5.1. Payments to Administrative Agent............  67

                      14.5.2. Distribution by Administrative Agent........  67

                      14.5.3. Delinquent Banks............................  68

          14.6  Holders of Notes..........................................  68

          14.7  Indemnity.................................................  68

          14.8  Administrative Agent and Co-Agents as Banks...............  68

          14.9  Resignation...............................................  68

          14.10 Notification of Defaults and Events of Default............  69

          14.11 Duties in the Case of Enforcement.........................  69


15. EXPENSES..............................................................  69


16. INDEMNIFICATION.......................................................  70


17. SURVIVAL OF COVENANTS, ETC............................................  71


18. ASSIGNMENT AND PARTICIPATION..........................................  71

          18.1  Conditions to Assignment by Banks.........................  71

          18.2  Certain Representations and Warranties;
                  Limitations; Covenants..................................  72

          18.3  Register..................................................  72

          18.4  New Notes.................................................  72

          18.5  Participations............................................  73

          18.6  Disclosure................................................  73

          18.7  Assignee or Participant Affiliated with the Borrower......  73

          18.8  Miscellaneous Assignment Provisions.......................  73

          18.9  Assignment by Borrower....................................  74

19. NOTICES, ETC..........................................................  74


                                       iv

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                                                                           Page

20. GOVERNING LAW.........................................................  74

21. HEADINGS..............................................................  75

22. COUNTERPARTS..........................................................  75

23. ENTIRE AGREEMENT, ETC.................................................  75

24. WAIVER OF JURY TRIAL..................................................  75

25. CONSENTS, AMENDMENTS, WAIVERS, ETC....................................  76

26. SEVERABILITY..........................................................  76



                                       v

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Schedules

Schedule 1     -  Banks and Commitments
Schedule 6.2   -  Governmental Approvals
Schedule 6.18  -  Subsidiaries
Schedule 6.19  -  Funded Debt
Schedule 8.4   -  Certain Permitted Liens
Schedule 8.6   -  Certain Investments


Exhibits

Exhibit A      -   Form of Assumption Agreement
Exhibit B      -   Form of Note
Exhibit C      -   Form of Loan Request
Exhibit D      -   Form of Confirmation of Loan Request
Exhibit E      -   Form of Conversion Request
Exhibit F      -   Form of Confirmation of Conversion Request
Exhibit G      -   Form of Swing Loan Advance Request
Exhibit H      -   Form of Confirmation of Swing Loan Advance Request
Exhibit I      -   Form of Competitive Bid Rate Quote Request
Exhibit J      -   Form of Invitation for Competitive Bid Rate Quotes
Exhibit K      -   Form of Competitive Bid Rate Quote
Exhibit L      -   Form of Competitive Bid Rate Note
Exhibit M      -   Form of Compliance Certificate
Exhibit N      -   Form of Assignment and Acceptance
Exhibit O      -   Form of Swing Loan Note
Exhibit P      -   Letter of Credit Application
Exhibit Q      -   Opinion Letter



                                       vi

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                           REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT, dated as of July 20, 1998 (this "Credit Agreement"), by and among ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership (together with its permitted successors, the "Borrower"), and the lending institutions listed on Schedule 1 (collectively, the "Banks"), and NATIONSBANK, N.A., THE CHASE MANHATTAN BANK and THE BANK OF NEW YORK, as co-agents for the Banks (as defined hereinbelow) (in such capacity, the "Co-Agents"), NATIONSBANK, N.A. as administrative agent for the Banks (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK, as syndication agent (in such capacity, the "Syndication Agent"), and THE BANK OF NEW YORK, as documentation agent for the Banks (in such capacity, the "Documentation Agent");

                              W I T N E S S E T H:

     WHEREAS, the Borrower desires to obtain from the Banks certain credit facilities as described in this Credit Agreement to refinance certain outstanding obligations, to support its issuance of commercial paper, for working capital and for other purposes as provided below;

     WHEREAS, the Banks are willing to provide such credit facilities to the Borrower upon the terms and conditions set forth in this Credit Agreement; and

     WHEREAS, the Co-Agents are willing to act as co-agents, and the Administrative Agent is willing to act as administrative agent, for the Banks in connection with such credit facilities as provided in this Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth hereinbelow, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto do hereby agree as follows:

1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1 Definitions. The following terms shall have the meanings set forth in this Section 1.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Absolute Rate Loan. A Loan made by a Bank pursuant to an Absolute Rate Auction.

     Absolute Rate Auction. A solicitation of Competitive Bid Rate Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.13 hereof.

     Acquisition. As defined in Section 8.3.

     Administrative Agent. NationsBank N.A., acting as administrative agent for the Banks.

     Administrative Agent's Head Office. The Administrative Agent's head office located at 101 North Tryon Street, Charlotte, North Carolina 28255, or at such other location as the Administrative Agent may designate in a written notice to the other parties hereto from time to time.

     Administrative Agent's Overnight Investment Rate. The annual rate of interest in effect from time to time that is equal to the interest rate received by the Administrative Agent from time to time with respect to funds invested in overnight repurchase agreements.

     Affiliate. As defined under Rule 144 (a) under the Securities Act of 1933, as amended, but not including any Restricted Subsidiary or any investment fund which is managed or advised by the Borrower.

     Alliance Distributors. Alliance Fund Distributors, Inc., a Delaware corporation.

     Alternative Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent at the Administrative Agent's Head Office as its "base rate" and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. Changes in the Alternative Base Rate shall become effective automatically without notice to any party.

     Alternative Base Rate Loans. Loans bearing interest calculated by reference to the Alternative Base Rate.

     Assignment and Acceptance. As defined in Section 18.1.

     Assumption Agreement. An Assumption Agreement in the form of Exhibit A with appropriate completions and insertions and with such non-substantive changes as may be required to reflect the specific nature of the transaction giving rise to the execution and delivery of such Assumption Agreement.

     AXA Group. AXA, a societe anonyme organized under the laws of France, and its Subsidiaries.

     Banks. NationsBank, N.A. and the other lending institutions listed on
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 18.1.

     Borrower. As defined in the preamble hereto.

     Borrower Partnership Agreement. The Agreement of Limited Partnership of the Borrower (As Amended and Restated), dated as of November 19, 1987, among the General Partner, Karen H. Bechtel, as organizational limited partner, and those other Persons who became partners of the Borrower as provided therein, as such agreement has been amended and exists at the date of this Credit Agreement and may be amended or modified from time to time in compliance with the provisions of this Credit Agreement.

     Business. With respect to any Person, the assets, properties, business, operations and condition (financial and otherwise) of such Person.

     Business Day. Any day on which banking institutions in Charlotte, North Carolina and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans or Competitive Bid Eurodollar Loans, also a day which is a Eurodollar Business Day.

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     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as Permits, deferred sales commissions and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Consolidated Subsidiaries in connection with the purchase or lease by the Borrower or any of such Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Capitalized Leases. Leases under which the Borrower or any of its Consolidated Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     CERCLA. As defined in Section 6.17.

     Change of Control. Each and every (a) issue, sale, or other disposition of Voting Equity Securities of the Borrower that results in any Person or group of Persons acting in concert (other than any of The Equitable Companies Incorporated and its Subsidiaries, and any member of the AXA Group) beneficially owning or controlling, directly or indirectly, more than eighty percent (80%) (by number of votes) of the Voting Equity Securities of the Borrower or (b) issue, sale, or other disposition of Voting Equity Securities of the General Partner which results in any Person or group of Persons acting in concert (other than any of The Equitable Companies Incorporated and its Subsidiaries, and any member of the AXA Group) beneficially owning or controlling, directly or indirectly, more than fifty percent (50%) (by number of votes) of the Voting Equity Securities of the General Partner.

     Change of Control Date. Any date upon which a Change of Control occurs.

     Closing Date. The date, not later than July 20, 1998, on which each of the conditions set forth in Section 10 is satisfied or waived.

     Co-Agents. NationsBank, The Chase Manhattan Bank and The Bank of New York, acting as co-agents for the Banks.

     Co-Agent's Head Office. In the case of NationsBank, 101 North Tryon Street, Charlotte, North Carolina, in the case of The Chase Manhattan Bank, 270 Park Avenue, 36th Floor, New York, New York 10017, and in the case of The Bank of New York, One Wall Street, 17th Floor, New York, New York 10286, or at such other location as any Co-Agent may designate in a written notice to the other parties hereto from time to time.

     Code. The Internal Revenue Code of 1986, as amended.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's obligation to make Loans to the Borrower and to participate in the issuance, extension, and renewal of Letters of Credit for the account of the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

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     Competitive Bid Absolute Rate. As defined in Section 2.13.4 hereof.

     Competitive Bid Rate Activation Date. As defined in Section 2.13.2 hereof with respect to any proposed Competitive Bid Rate Loan.

     Competitive Bid Rate Loan. A Competitive Bid Eurodollar Loan or an Absolute Rate Loan.

     Competitive Bid Eurodollar Loan. A Loan made by a Bank pursuant to a Eurodollar Auction.

     Competitive Bid Rate Margin. As defined in Section 2.13.4 hereof.

     Competitive Bid Rate Maximum Amount. The discretionary option of the Banks to loan, in their sole discretion, the sum, in the aggregate, of up to $425,000,000 to the Borrower pursuant to the terms hereof.

     Competitive Bid Rate Notes. Those certain promissory notes of the Borrower, each substantially in the form of Exhibit L attached hereto, to the order of each of the Banks evidencing the obligations of the Borrower to repay the Competitive Bid Rate Loans made to it by such Bank hereunder, any other promissory notes issued in connection with Competitive Bid Rate Loans, if any, made or to be made hereunder, and any extension, renewals or amendments to, or any replacements of, any of the foregoing.

     Competitive Bid Rate Quote. An offer by any Bank to make one or more Competitive Bid Rate Loans in accordance with Section 2.13.2 hereof.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and the Consolidated Subsidiaries, consolidated in accordance with GAAP.

     Consolidated Adjusted Cash Flow. As defined in Section 9.1.

     Consolidated Adjusted Funded Debt. As defined in Section 9.1.

     Consolidated Net Income (or Loss). The consolidated net income (or loss) of the Borrower, determined in accordance with GAAP, but excluding in any event:

          (a) to the extent provided by Section 8.8, any portion of the net earnings of any Restricted Subsidiary that, by virtue of a restriction or Lien binding on such Restricted Subsidiary under a Contract or Government Mandate, is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;

          (b) earnings resulting from any reappraisal, revaluation, or write-up of assets; and

          (c) any reversal of any contingency reserve, except to the extent that such provision for such contingency reserve shall have been made from income arising during the period subsequent to December 31, 1997 through the end of the period for which Consolidated Net Income (or Loss) is then being determined, taken as one accounting period.

     Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable with respect to Equity Securities of the Borrower or its Consolidated Subsidiaries (with such adjustments as may be appropriate so as not to double count intercompany items).

     Consolidated Subsidiaries. At any point in time, the Subsidiaries of the Borrower that are consolidated with the Borrower for financial reporting purposes with respect to the fiscal period of the Borrower in which such point in time occurs.

     Consolidated Total Assets. All assets of the Borrower determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Liabilities. All liabilities of the Borrower determined on a consolidated basis in accordance with GAAP.

     Contracts. Contracts, agreements, mortgages, leases, bonds, promissory notes, debentures, guaranties, Capitalized Leases, indentures, pledges, powers of attorney, proxies, trusts, franchises, or other instruments or obligations.

     Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.9.

     Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Cursitor Acquisition Agreement. That certain Transaction Agreement dated as of December 28, 1995 among the Borrower, the shareholders of record of Cursitor Holdings Limited, Cursitor Holdings, L.P. and the additional parties thereto, as amended as of January 1, 1997.

     Cursitor Alliance. Cursitor Alliance, L.L.C., a Delaware limited liability company.

     Cursitor Member Agreement. That certain Cursitor Alliance LLC Amended and Restated Limited Liability Company Agreement dated as of February 29, 1996, among the Borrower, Alliance Capital Management Corporation of Delaware and Cursitor Holdings, L.P., which agreement shall be substantially in the form of the draft attached as an exhibit to the Cursitor Acquisition Agreement, as amended as of April 28, 1997.

     Default. As defined in Section 12.

     Distribution. With respect to any Entity, the declaration or payment (without duplication) of any dividend or distribution on or in respect of any Equity Securities of such Entity, other than dividends payable solely in Equity Securities of such Entity that are not required to be classified as liabilities on the balance sheet of such Entity under GAAP; the purchase, redemption, or other retirement of any Equity Securities of such Entity, directly or indirectly through a Subsidiary of such Entity or otherwise; or the return of capital by such Entity to the holders of its Equity Securities as such.

     Documentation Agent. The Bank of New York, acting as documentation agent.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Alternative Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.9.

     EBITDA. The Consolidated Net Income (or Loss) for any period, plus provision for any income taxes, interest (whether paid or accrued, but without duplication of interest accrued for previous periods), depreciation, or amortization for such period, in each case to the extent deducted in determining such Consolidated Net Income (or Loss).

     Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, any State thereof, or the District of Columbia, and having total assets in excess of One Billion Dollars ($1,000,000,000); (b) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of One Billion Dollars ($1,000,000,000), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and
(c) the central bank of any country which is a member of the OECD.

     Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Entity. Any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity.

     Environmental Laws. As defined in Section 6.17(a).

     Equity Securities. With respect to any Entity, all equity securities of such Entity, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) limited liability company member interests, (d) options, warrants, or other rights to purchase or acquire any equity security, or (e) securities convertible into any equity security.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Affiliate. Any Person that is treated as a single employer together with the Borrower under ss.414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan or Competitive Bid Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against

"Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Auction. A solicitation of Competitive Bid Rate Quotes setting forth Competitive Bid Rate Margins based on the Eurodollar Rate pursuant to
Section 2.13 hereof.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans or, in such Bank's discretion, Competitive Bid Eurodollar Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan or Competitive Bid Eurodollar Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/100th of one percent) at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the New York interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan or Competitive Bid Eurodollar Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Applicable Margin. An annual percentage rate determined by the Administrative Agent, as of any date of determination, in accordance with the Borrower's S&P Rating and Moody's Rating in effect as of any date of determination as follows:

--------------------------------------------------------------------------------
                  Borrower's                            Eurodollar Rate
           S&P Rating/Moody's Rating                   Applicable Margin
--------------------------------------------------------------------------------
                   A-1+/P-1                                 0.130%
--------------------------------------------------------------------------------
                    A-1/P-1                                 0.145%
--------------------------------------------------------------------------------
              A-1/P-2 or A-2/P-1                            0.175%
--------------------------------------------------------------------------------
 Equal to or less than A-2 or P-2, or A-2/P-2               0.300%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, if the Borrower loses both its Moody's Rating and its S&P Rating at any time, the Eurodollar Rate Applicable Margin shall be 0.375%, in any such case subject, as applicable, to the provisions of Section
5.10 hereof. If, subsequent to losing such ratings, the Borrower is able to again obtain such ratings, the above table shall, from and after the date of such occurrence (until such time, if any, that the Borrower again loses such ratings), govern the Eurodollar Rate Applicable Margin.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. As defined in Section 12.

     Existing Credit Agreement. See Section 6.16.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

     Federal Funds Rate Applicable Margin. An annual percentage rate determined by the Administrative Agent, as of any date of determination, in accordance with the Borrower's S&P Rating and Moody's Rating in effect as of any date of determination as follows:

--------------------------------------------------------------------------------
                  Borrower's                            Federal Funds
           S&P Rating/Moody's Rating                 Rate Applicable Margin
--------------------------------------------------------------------------------
                   A-1+/P-1                                0.180%
--------------------------------------------------------------------------------
                    A-1/P-1                                0.195%
--------------------------------------------------------------------------------
              A-1/P-2 or A-2/P-1                           0.225%
--------------------------------------------------------------------------------
 Equal to or less than A-2 or P-2, or A-2/P-2              0.350%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, if the Borrower loses both its Moody's Rating and its S&P Rating at any time, the Federal Funds Rate Applicable Margin shall be 0.425%, in any such case, subject, as applicable, to the provisions of Section
5.10 hereof. If, subsequent to losing such ratings, the Borrower is able to again obtain such ratings, the above table shall, from and after the date of such occurrence (until such time, if any, that the Borrower again loses such ratings), govern the Federal Funds Rate Applicable Margin.

     Fully Effective. With respect to any Contract, that (a) such Contract is the legal, valid, and binding obligation of the Borrower or its Subsidiary, as the case may be, enforceable against such party according to its terms, and (b) if such Contract exists on or before the date of this Credit Agreement, such Contract shall remain in full force and effect notwithstanding the execution and delivery of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents.

     Funded Debt. With respect to the Borrower or any Consolidated Subsidiary,
(a) all indebtedness for money borrowed of such Person, (b) every obligation of such Person in respect of Capitalized Leases, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of such Person, (d) Indebtedness that constitutes Funded Debt as provided in Section 8.1(d), and (e) all guarantees, endorsements, acceptances, and other contingent obligations of such Person, whether direct or indirect, in respect of indebtedness for borrowed money of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness for borrowed money, or to assure the owner of indebtedness for borrowed money against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, provided, however, that each guaranty of Indebtedness of, keepwell obligation for, or obligation to make funds available for, any Consolidated Subsidiary that acts as general partner of one or more partnerships sponsored or established by the Borrower or any of its Subsidiaries shall constitute Funded Debt from and after such time as such guaranty, keepwell, or other obligation is no longer contingent, whereupon such guaranty, keepwell, or other obligation will constitute Funded Debt in an amount equal to the liability of such Person in respect of such guaranty, keepwell, or other obligation to the extent such guaranty, keepwell or other obligation is non-contingent.

     General Partner. (a) Alliance Capital Management Corporation, a Delaware corporation, in its capacity as general partner of the Borrower and (b) any other Persons who satisfy the requirements for admitting general partners without causing a Default or an Event of Default as set forth in Section 12.1(n) and who are so admitted, each in its capacity as a general partner of the Borrower, and their respective successors.

     GAAP. Subject to Section 7.13, (a) when used in Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on December 31, 1997, and (ii) to the extent consistent with such principles, the accounting practices of the Borrower reflected in its consolidated financial statements for the year ended on December 31, 1997, and
(b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     Government Authority. The United States of America or any state, district, territory, or possession thereof, any local government within the United States of America or any of its territories and possessions, any foreign government having appropriate jurisdiction or any province, territory, or possession thereof, or any court, tribunal, administrative or regulatory agency, taxing or revenue authority, central bank or banking regulatory agency, commission, or body of any of the foregoing.

     Government Mandate. With respect to (a) any Person, any statute, law, rule, regulation, code, or ordinance duly adopted by any Government Authority, any treaty or compact between two (2) or more Government Authorities, and any judgment, order, decree, ruling, finding, determination, or injunction of any Government Authority, in each such case that is, pursuant to appropriate jurisdiction, legally binding on such Person, any of its Subsidiaries or any of their respective properties, and (b) the Administrative Agent, any Co-Agent or any Bank, in addition to subsection (a) hereof, any policy, guideline, directive, or standard duly adopted by any Government Authority with respect to the regulation of banks, monetary policy, lending, investments, or other financial matters.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a - Multiemployer Plan.

     Hazardous Substances. As defined in Section 6.17(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto in accordance with GAAP, including: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of hedging contracts, including, without limitation, interest rate and currency swaps, caps, collars and other financial derivative products; and (d) all guarantees, endorsements, and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Interest Payment Date. (a) As to any Alternative Base Rate Loan, the last day of each calendar quarter during all or a portion of which such Alternative Base Rate Loan is outstanding and the maturity of such Alternative Base Rate Loan; (b) as to any Eurodollar Rate Loan or Competitive Bid Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan or Competitive Bid Rate Loan, the maturity of such Eurodollar Rate Loan or Competitive Bid Rate Loan, and, if the Interest Period of such Eurodollar Rate Loan or Competitive Bid Rate Loan is longer than three (3) months, the date that is three (3) months from the first day of such Interest Period and the last day of each successive three (3) month period during such Interest Period; and (c) as to any Swing Loan, the last day of the Interest Period specified pursuant to the Swing Loan requested by the Borrower.

     Interest Period. (a)(1) With respect to any Eurodollar Rate Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of, as selected by the Borrower in a Loan Request, one (1), two
(2), three (3), or six (6) months or, if available in readily ascertainable markets, nine (9), or twelve (12) months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; and (2) with respect to any Competitive Bid Rate Loan, the period commencing on the Drawdown Date of such Loan and ending on the last day of, as selected by the Borrower in a Competitive Bid Rate Quote Request, from and including seven (7) days to and including one hundred eighty (180) days; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (x) if any Interest Period for a Eurodollar Rate Loan or a Competitive Bid Eurodollar Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (y) if any Interest Period for a Eurodollar Rate Loan or a Competitive Bid Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (z) any Interest Period commencing prior to the Maturity Date that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     (b) With respect to each Swing Loan, the period specified by the Borrower from one (1) to seven (7) days pursuant to the Swing Loan Request.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Equity Securities or Funded Debt of, or for loans, advances, or capital contributions, or in respect of any guaranties (or other commitments as described under Indebtedness) of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding and the amount of Indebtedness represented by a keepwell obligation shall be taken at not less than the maximum amount of the keepwell obligation, as the case may be; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest, or otherwise; and
(d) there shall not be added to or deducted from the aggregate amount of Investments any increase or decrease in the value thereof. For purposes of determining the amount of Investments by the Borrower and the Consolidated Subsidiaries outstanding at any time, investments (defined as aforesaid) by an Unrestricted Subsidiary in an Entity that is not a Subsidiary of the Borrower shall not be counted as Investments hereunder to the extent that they do not exceed the aggregate amount of Investments by the Borrower and the Consolidated Subsidiaries in such Unrestricted Subsidiary.

     Letter of Credit. As defined in Section 4.1.1.

     Letter of Credit Application. As defined in Section 4.1.1.

     Letter of Credit Commitment. As defined in Section 4.1.1.

     Letter of Credit Fee. As defined in Section 4.6.

     Letter of Credit Participation. As defined in Section 4.1.4.

     Lien. Any lien, mortgage, security interest, pledge, charge, beneficial or equitable interest or right, hypothecation, collateral assignment, easement, or other encumbrance.

     Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, any Assumption Agreements and any instrument or document designated by the parties thereto as a "Loan Document" for purposes hereof.

     Loan Request. As defined in Section 2.7.

     Loans. The Revolving Credit Loans, the Competitive Bid Rate Loans and the Swing Loans.

     Majority Banks. The Banks whose aggregate Commitments constitute at least sixty-six and two thirds percent (66-2/3%) of the Total Commitment.

     Mandatory Borrowing. As defined in Section 2.12.

     Material Effect. A material adverse effect on (a) the ability of the Borrower or any Other Obligor to enter into and to perform and observe its Obligations under the Loan Documents, or (b) the Business of the Borrower and its Consolidated Subsidiaries taken as a whole.

     Material Subsidiary. Any Subsidiary of the Borrower, any Other Obligor, or Alliance Distributors that, singly or together with any other such Subsidiaries then subject to one or more of the conditions described in Section 12.1(h),
Section 12.1(i), or Section 12.1(m), either (a) at the date of determination owns Significant Assets, or (b) has total assets as of the date of determination equal to not less than five percent (5%) of the Consolidated Total Assets of the Borrower as set forth in the consolidated balance sheet of the Borrower included in the most recent available annual or quarterly report of the Borrower.

     Maturity Date. July 20, 2003.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Moody's Rating. With respect to any Entity which is the issuer or obligor with respect to commercial paper, the rating assigned to such entity by Moody's Investors Service, Inc. from time to time in effect.

     Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NationsBank. NationsBank, N.A., a national banking association.

     1940 Act. The Investment Company Act of 1940, as amended.

     Notes. The Notes of the Borrower to the Banks in respect of the Borrower's Obligations under this Credit Agreement of even date herewith, and including any Swing Loan Notes and Competitive Bid Rate Notes, substantially in the form of Exhibit B, Exhibit L and Exhibit O, respectively, as amended, modified and renewed from time to time.

     Obligations. All indebtedness, obligations, and liabilities of any of the Borrower, its Subsidiaries, and Other Obligors to any of the Banks, any Co-Agent and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof.

     Other Obligor. As defined in the Assumption Agreements.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permits. Permits, licenses, franchises, patents, copyrights, trademarks, trade names, approvals, clearances, and applications for or rights in respect of the foregoing of any Government Authority.

     Permitted Acquisitions. Acquisitions permitted under clauses (a) through
(f) of Section 8.3.

     Permitted Liens. Liens permitted by Section 8.4.

     Person. Any individual, Entity, or Government Authority.

     Proceedings. Any (a) actions at law, (b) suits in equity, (c) bankruptcy, insolvency, receivership, dissolution, or reorganization cases or proceedings,
(d) administrative or regulatory hearings or other proceedings, (e) arbitration and mediation proceedings, (f) criminal prosecutions, (g) judgment levies, foreclosure proceedings, pre-judgment security procedures, or other enforcement actions, and (h) other litigation, actions, suits, and proceedings conducted by, before, or on behalf of any Government Authority.

     Readily Marketable Securities. Equity Securities or Indebtedness for which an established public or private trading market exists, such that they may reasonably be expected to be liquidated within five (5) Business Days.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Co-Agents and the Banks on account of any drawing under any Letter of Credit as provided in ss.4.2.

     Reorganization and Reorganize. As defined in Section 8.2.

     Restricted Subsidiary. Each (a) Subsidiary of the Borrower designated as a "Restricted Subsidiary" on Schedule 6.18 (and by such designation the Borrower represents and warrants to the Administrative Agent, the Co-Agents and the Banks that such Subsidiary meets the qualifications of a Restricted Subsidiary as specified in this definition), and (b) other Subsidiary of the Borrower that the principal financial or accounting officer or treasurer of the Borrower may after the date of this Credit Agreement certify to the Administrative Agent, the Co-Agents and the Banks meets the qualifications of a Restricted Subsidiary as specified in this definition (and at the time of any such certification the Borrower shall provide the Administrative Agent and the Banks with a current list of all Restricted Subsidiaries). The qualifications of a Restricted Subsidiary are as follows: (a) at least fifty-one percent (51%) of the issued and outstanding Equity Securities of a Restricted Subsidiary shall be owned of record and beneficially by the Borrower or one or more other Restricted Subsidiaries free of Liens other than Permitted Liens, and (b) no Restricted Subsidiary shall be a general partner of any partnership, be a party to any joint venture in respect of which liability is not limited to the amount of such Restricted Subsidiary's capital contribution or other equity investment, or have any contingent obligations established by Contract in respect of Funded Debt that are not by their terms limited to a specific dollar amount; provided, however, that, notwithstanding the foregoing, a Restricted Subsidiary may be a general partner in a partnership which is wholly owned by the Borrower or one or more other Restricted Subsidiaries.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2, but not including Swing Loans or Competitive Bid Rate Loans.

     Significant Assets. At the date of any sale, transfer, assignment, or other disposition of assets of the Borrower or any of its Subsidiaries (or as of the date of any Default or Event of Default), assets of the Borrower or any of its Subsidiaries (including Equity Securities of Subsidiaries of the Borrower) which generated thirty-three and one-third percent (33 1/3%) or more of the consolidated revenues of the Borrower during the four (4) fiscal quarters of the Borrower most recently ended (the "Measuring Period"), provided that assets of the Borrower or any of its Subsidiaries (including Equity Securities of Subsidiaries of the Borrower) which do not meet the definition of Significant Assets in the first part of this sentence shall nonetheless be deemed to be Significant Assets if such assets generated revenues for the Measuring Period that if subtracted from the consolidated revenues of the Borrower for the Measuring Period would result in consolidated revenues of the Borrower for the Measuring Period of less than $400,000,000.

     S&P Rating. With respect to any Entity which is the issuer or obligor with respect to commercial paper, the rating assigned to such entity by Standard & Poor's Ratings Services from time to time in effect.

     Subsidiary. Any Entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Equity Securities.

     Swing Loan Committed Amount. As defined in Section 2.12.

     Swing Loan. Any Loans made to the Borrower by either of the Co-Agents from time to time, in such Co-Agent's sole discretion (as exercised in accordance with Section 2.12(e) hereof) and for such Co-Agent's account, which Loans shall be made in accordance with Section 2.12.

     Swing Loan Notes. Those certain Swing Loan Notes of even date herewith in the principal amount, with respect to each Co-Agent, of up to the amount of each Co-Agent's Commitment in its individual capacity as a Bank hereunder, issued by the Borrower to the Co-Agents, substantially in the form of Exhibit O, and any amendments, replacements, extensions or renewals thereof.

     Swing Loan Request. As defined in Section 2.12.

     Syndication Agent. The Chase Manhattan Bank, acting as syndication agent.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the Closing Date the Total Commitment is $425,000,000.

     Total Swing Loan Commitment. As defined in Section 2.12.

        12b-1 Fees. All or any portion of (a) the compensation or fees paid, payable, or expected to be payable to the Borrower or any of its Subsidiaries for acting as the distributor of securities as permitted under Rule 12b-l under the 1940 Act, (b) the contingent deferred sales charges or redemption fees paid, payable, or expected to be paid to the Borrower or any of its Subsidiaries, and
(c) any right, title, or interest in or to any such compensation or fees.

     Type. As to any Loan, its nature as an Alternative Base Rate Loan, an Absolute Rate Loan, a Eurodollar Rate Loan or a Competitive Bid Eurodollar Loan, as the case may be.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor version thereof adopted by any of the Co-Agents in the ordinary course of its business as a letter of credit issuer, upon notice to the Borrower, and in effect at the time of issuance of such Letter of Credit.

     Units. Units representing assignments of beneficial ownership of limited partnership interests in the Borrower.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Co-Agents and the Banks on the date specified in, and in accordance with, Section 4.2 and that is not covered by a Loan as provided in Section 2.8.

     Unrestricted Subsidiary. A Subsidiary that is not a Restricted Subsidiary.

     Voting Equity Securities. Equity Securities of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the Entity that issued such Equity Securities.

     1.2 Rules of Interpretation.

     (a) A reference to any Contract or other document shall include such Contract or other document as amended, modified, or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any Government Mandate includes any amendment or modification to such Government Mandate or any successor Government Mandate.

     (d) A reference to any Person includes its permitted successors and permitted assigns. Without limiting the generality of the foregoing, a reference to any Bank shall include any Person that succeeds generally to its assets and liabilities.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP.

     (f) The words "include, "includes," and "including" are not limiting.

     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The State of New York, have the meanings assigned to them therein.

     (h) Reference to a particular "ss.", Section, Schedule, or Exhibit refers to that Section, Schedule, or Exhibit of this Credit Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", and "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

2. THE REVOLVING CREDIT FACILITY.

     2.1 Commitment to Lend. (a) Subject to the terms and conditions set forth in Section 11 hereof, each of the Banks severally shall lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.7, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus (i) in the case of each of the Co-Agents acting in their capacity as a Bank, the principal amount of any outstanding Swing Loans made by such Co-Agent, and (ii) such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of (A) the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus (B) the principal amount of outstanding Swing Loans plus (C) the Maximum Drawing Amount plus (D) all Unpaid Reimbursement Obligations plus (E) the outstanding amount of Competitive Bid Rate Loans shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage; provided that the failure of any Bank to lend in accordance with this Credit Agreement shall not release any other Bank or the Administrative Agent from their obligations hereunder, nor shall any Bank have any responsibility or liability in respect of a failure of any other Bank to lend in accordance with this Credit Agreement. Each request for a Revolving Credit Loan and each borrowing hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 have been satisfied on the date of such request.

     (b) In the event that, at any time when the conditions precedent for any Loan have been satisfied, a Bank or the Administrative Agent, as the case may be, fails or refuses to fund its portion of such Loan, then, until such time as such Bank or the Administrative Agent, as the case may be, has funded its portion of such Loan, or all of the other Banks and/or the Administrative Agent, as the case may be, have received payment in full of the principal and interest due in respect of such Loan, such non- funding Bank or Administrative Agent, as the case may be, shall not have the right to receive payment of any principal, interest or fees from the Borrower in respect of its Loans.

     2.2 Facility Fee. The Borrower shall pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee on the daily average amount of the Total Commitment as of the most recently completed calendar quarter calculated at the rate per annum, on the basis of a 360-day year for the actual number of days elapsed, as determined in accordance with the chart below with respect to the Borrower's commercial paper rating as of the last Business Day of each calendar quarter. Notwithstanding the provisions of Section 2.13.1 hereof, for purposes of this
Section 2.2, the Total Commitment shall not be reduced by the amount of Competitive

Bid Rate Loans outstanding. The facility fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Total Commitment shall terminate. In no case shall any portion of the facility fee be refundable.

     The facility fee shall be calculated based upon the Borrower's S&P Rating and Moody's Rating in effect as of any date of determination as follows:


--------------------------------------------------------------------------------
                  Borrower's
           S&P Rating/Moody's Rating                      Facility Fee
--------------------------------------------------------------------------------
                   A-1+/P-1                                  0.070%
--------------------------------------------------------------------------------
                    A-1/P-1                                  0.075%
--------------------------------------------------------------------------------
              A-1/P-2 or A-2/P-1                             0.100%
--------------------------------------------------------------------------------
 Equal to or less than A-2 or P-2, or A-2/P-2                0.150%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, if the Borrower loses both its Moody's Rating, and its S&P Rating at any time, the facility fee shall be 0.200%. If, subsequent to losing such ratings, the Borrower is able to again obtain such ratings, the above table shall, from and after the date of such occurrence (until such time, if any, that the Borrower again loses such ratings), govern the facility fee.

     2.3 Utilization Fee. For any calendar quarter in which the sum of (i) the average aggregate daily outstanding balance of the Loans plus (ii) the average aggregate Maximum Drawing Amount of all Letters of Credit outstanding plus (iii) the average aggregate daily outstanding balance of Unpaid Reimbursement Obligations (to the extent not included under (i) or (ii))exceeds 50% of the daily average amount of the Total Commitment for such quarter, the Borrower shall pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a utilization fee calculated at a rate per annum equal to 0.050% of the sum of (i) the average aggregate outstanding amount of the Loans during such calendar quarter plus (ii) the average aggregate Maximum Drawing Amount of all Letters of Credit outstanding during such quarter plus (iii) the average aggregate daily outstanding balance of Unpaid Reimbursement Obligations during such quarter (to the extent not included under (i) or (ii)). The utilization fee shall be payable on the earlier of five (5) Business Days after the end of any calendar quarter in which such fee shall be due and owing in accordance with this Section 2.3 or the Maturity Date or any earlier date on which the Total Commitment shall terminate. In no case shall any portion of the utilization fee be refundable.

     2.4 Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Administrative Agent to reduce by at least $1,000,000 or integral multiples of $1,000,000 in excess thereof, or to terminate entirely, the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.4, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any facility fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.5 The Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.6 Interest on Revolving Credit Loans.

     2.6.1 Interest Rates. Except as otherwise provided in Section 5.10, Revolving Credit Loans shall bear interest as follows:

          (a) Each Alternative Base Rate Loan shall bear interest at an annual rate equal to the Alternative Base Rate as in effect from time to time while such Alternative Base Rate Loan is outstanding.

          (b) Each Eurodollar Rate Loan shall bear interest for each Interest Period at an annual rate equal to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Rate Applicable Margin in effect from time to time during such Interest Period.

     2.6.2 Interest Payment Dates. The Borrower shall pay all accrued interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.7 Requests for Revolving Credit Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit D hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than
(a) 11:00 a.m. (Charlotte, North Carolina time) on the proposed Drawdown Date of any Alternative Base Rate Loan and (b) two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan, and (iv) the Interest Period for such Loan if such Loan is a Eurodollar Rate Loan. Promptly upon receipt of any such Loan Request, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or in an integral multiple of $1,000,000 in excess thereof.

     2.8 Loans to Cover Reimbursement Obligations. Notwithstanding the notice and minimum amount requirements set forth in Section 2.7, the Banks shall, according to their Commitment Percentages and subject to the satisfaction of the conditions set forth herein, make Revolving Credit Loans to the Borrower as provided in Section 2.10.1 on the date that any draft presented under any Letter of Credit is honored by any Co-Agent, or any date on which any Co-Agent otherwise makes a payment with respect thereto, in an amount sufficient to pay in full the obligations of the Borrower under Section 4.2 in respect of the honor of such draft or the making of such payment. The Borrower hereby requests and authorizes the Banks to make from time to time such Revolving Credit Loans. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request, including the limitations set forth in Section 2.1 and the requirement that the applicable provisions of Sections 10 and 11 be satisfied. Each Co-Agent may (but shall not be required to) assume that each Bank will make available to it on a timely basis funds for any Loan under this Section 2.8 and each Bank shall reimburse such Co-Agent for any such amounts so advanced on its behalf, all on the terms and conditions of Section 2.10.2. Absent manifest error on the part of such Co-Agent or the Banks, all actions taken by such Co-Agent or the Banks pursuant to the provisions of this Section 2.8 shall be conclusive and binding on the Borrower. Loans made pursuant to this Section 2.8 shall be Alternative Base Rate Loans until converted in accordance with the provisions of this Credit Agreement.

     2.9 Conversion Options.

     2.9.1 Conversion to Eurodollar Rate Loan. The Borrower may elect from time to time, subject to Section 2.11, to convert any outstanding Alternative Base Rate Loan to a Eurodollar Rate Loan, provided that (a) the Borrower shall give the Administrative Agent at least two (2) Eurodollar Business Days' prior written notice of such election; and (b) no Alternative Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. Each notice of election of such conversion, and each acceptance by the Borrower of such conversion, shall be deemed to be a representation and warranty by the Borrower that no Default or Event of Default has occurred and is continuing. The Administrative Agent shall notify the Banks promptly of any such notice. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Eurodollar Lending Office. All or any part of outstanding Alternative Base Rate Loans may be converted into a Eurodollar Rate Loan as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

     2.9.2 Continuation of Type of Revolving Credit Loan.

     (a) All Alternative Base Rate Loans shall continue as Alternative Base Rate Loans until converted into Eurodollar Rate Loans as provided in Section 2.9.1.

     (b) Any Eurodollar Rate Loan may, subject to Section 2.11, be continued, in whole or in part, as a Eurodollar Rate Loan upon the expiration of the Interest Period with respect thereto, provided that (i) the Borrower shall give the Administrative Agent at least two (2) Eurodollar Business Days' prior written notice of such election; (ii) no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Alternative Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default; and (iii) any partial continuation of a Eurodollar Rate Loan shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each notice of election of such continuance of a Eurodollar Rate Loan, and each acceptance by the Borrower of such continuance, shall be deemed to be a representation and warranty by the Borrower that no Default or Event of Default has occurred and is continuing.

     (c) If the Borrower shall fail to give any notice of continuation of a Eurodollar Rate Loan as provided under this Section 2.9.2, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to an Alternative Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     (d) The Administrative Agent shall notify the Banks promptly when any such continuation or conversion contemplated by this Section 2.9.2 is scheduled to occur. On the date on which any such continuation or conversion is to occur, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office as appropriate.

     2.9.3 Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

     2.9.4 Conversion Requests. All notices of the conversion or continuation of a Loan provided for in this Section 2.9 shall be in writing in the form of Exhibit E hereto (or shall be given by telephone and confirmed by a writing in the form of Exhibit F hereto). Each such notice shall specify (a) the principal amount and Type of the Loan subject thereto, (b) the date on which the current Interest Period of such Loan ends if such Loan is a Eurodollar Rate Loan, and
(c) the new Interest Period for such Loan if such Loan is a Eurodollar Rate Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrower.

     2.10 Funds for Revolving Credit Loans.

     2.10.1 Funding Procedures. Not later than 1:00 p.m. (Charlotte, North Carolina time) on the proposed Drawdown Date of any Revolving Credit Loans or the Drawdown Date of any Revolving Credit Loans under Section 2.8, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans, but no other Bank shall be liable in respect of the failure of such Bank to make available such amount.

     2.10.2 Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment

Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times the amount of such Bank's Commitment Percentage of such Revolving Credit Loans calculated on the basis of a 360-day year for the actual number of days elapsed. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower within one (1) Business Day after demand therefor, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

     2.11 Limit on Number of Eurodollar Rate Loans. At no time shall there be outstanding Eurodollar Rate Loans having more than twenty-five (25) different Interest Periods.

     2.12 Swing Loans.

     (a) Subject to the terms and conditions of Section 11 hereof, each of the Co-Agents, in its individual capacity, agrees to make certain Loans to the Borrower (each a "Swing Loan" and, collectively, the "Swing Loans") from time to time from the Closing Date until the Maturity Date in an amount not to exceed the amount of such Co-Agent's Commitment in its individual capacity as a Bank hereunder (the "Swing Loan Committed Amount") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swing Loans outstanding at any time shall not exceed $150,000,000 (the "Total Swing Loan Commitment") and
(ii) the sum of Revolving Credit Loans outstanding plus Swing Loans outstanding, plus Competitive Bid Rate Loans outstanding, plus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations at any time shall not exceed the Total Commitment. Swing Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

     (b) Swing Loan Advances.

          (i) Notices; Disbursement. Whenever the Borrower desires a Swing Loan advance hereunder it shall give written notice in the form of Exhibit G hereto (or telephone notice confirmed in a writing in the form of Exhibit H hereto) of each Swing Loan requested hereunder (a "Swing Loan Request") to the Co-Agent from which the Borrower wishes to obtain such Swing Loan no later than 1:00 p.m. (Charlotte, North Carolina time) on the Drawdown Date of the requested Swing Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swing Loan advance is requested, (B) the date of the requested Swing Loan advance (which shall be a Business Day), and
     (C) the aggregate principal amount of the Swing Loan advance requested. The Co-Agent receiving such Swing Loan Request shall initiate the transfer of funds representing the Swing Loan advance to the Borrower by 2:00 p.m. (Charlotte, North Carolina time) on the Business Day specified by the Borrower in the applicable Swing Loan Request. If the Co-Agent making such Swing Loan is not the Administrative Agent, such Co-Agent shall also promptly notify the Administrative Agent of the amount of such Swing Loan and the date such Swing Loan was funded.

          (ii) Minimum Amounts. Each Swing Loan advance shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000, in excess thereof.

          (iii) Repayment of Swing Loans. Each Swing Loan advance shall be due and payable on the earliest of (A) seven (7) days from the date of advance thereof, (B) the date of the next Revolving Credit Loan, or (C) the Maturity Date or any earlier date on which the Total Commitment is terminated. If, and to the extent, any Swing Loan advances shall be outstanding on the date of any Revolving Credit Loan, such Swing Loans shall first be repaid from the proceeds of such Revolving Credit Loan prior to distribution to the Borrower. If, and to the extent, Revolving Credit Loans are not requested prior to the Maturity Date or any earlier date on which the Total Commitment is terminated or the end of any such seven (7) day period from the date of any such Swing Loan advance, the Borrower shall be deemed to have requested a Revolving Credit Loan comprised solely of Alternative Base Rate Loans in the amount of such Swing Loan advance then outstanding, the proceeds of which shall be used to repay the relevant Co-Agent for such Swing Loan. In addition, the Co-Agent that made such Swing Loan may, at any time, in its sole discretion by written notice to the Borrower, require repayment of its Swing Loans by way of a Revolving Credit Loan, in which case the Borrower shall be deemed to have requested a Revolving Credit Loan comprised solely of Alternative Base Rate Loans in the amount of such Swing Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and upon the occurrence of any Event of Default described in Section 12.1(h) or Section 12.1(i) and also upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 12.1(h) or Section 12.1(i) or any other Event of Default, and upon the exercise of remedies in accordance with the provisions of Section 12 hereof following an Event of Default (each such Revolving Credit Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Bank hereby irrevocably agrees to make such Revolving Credit Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount of advances of Revolving Credit Loans otherwise required hereunder, (II) whether any conditions specified in
     Section 11 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required in Section 2.7, (V) the date of the Mandatory Borrowing, or (VI) any reduction in the Total Commitment or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Bank shall be required to make such Revolving Credit Loans if, at the time that one of the Co-Agents agreed to fund any Swing Loan Request, the Co-Agent that made such Swing Loan had actual knowledge of the existence of a Default. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other obligor hereunder), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Co-Agent that made such Swing Loan such participations in the outstanding Swing Loans as shall be necessary to cause each such Bank to share in such Swing Loans ratably based upon its respective Commitment (determined before giving effect to any termination of the Commitments pursuant to Section 12.2), provided that (A) all interest payable on the Swing Loans shall be for the account of the Co-Agent that made such Swing Loan until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Co-Agent that made such Swing Loan interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternative Base Rate.

          (iv) Prepayment of Swing Loans. The Borrower shall also have the right, at its election, to repay the outstanding amount of a Swing Loan, as a whole or in part, at any time without penalty or premium. The Borrower shall give the applicable Co-Agent and the Administrative Agent, no later than 10:00 a.m., Charlotte, North Carolina time, at least one (1) Business Day's prior written notice, of any proposed repayment pursuant to this
     Section 2.12(b)(iv), specifying the proposed date of repayment and principal amount to be repaid.

     (c) Interest on Swing Loans. While outstanding, each Swing Loan shall bear interest at a per annum rate equal to the Federal Funds Effective Rate for such day plus the Federal Funds Rate Applicable Margin; provided, however, that from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due (after giving effect to any applicable grace period), whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, Swing Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the Federal Funds Effective Rate for such day plus the applicable Federal Funds Rate Applicable Margin. Interest on Swing Loans shall be payable in arrears on each Interest Payment Date.

     (d) Swing Note. The Swing Loans shall be evidenced by duly executed promissory notes of the Borrower to each of the Co-Agents dated as of the Closing Date in the original amount of each Co-Agent's Swing Loan Committed Amount and substantially in the form of Exhibit O, attached hereto (as the same may be amended, modified, supplemented, extended, renewed or replaced from time to time).

     (e) Termination of Swing Loans. Any of the Co-Agents may, in its sole and absolute discretion, elect not to make Swing Loans hereunder, provided, that any notice required pursuant to the immediately following sentence shall have been given and the requisite notice period specified therein shall have lapsed. Unless a Default or Event of Default then exists, the Co-Agent making such election shall give the Borrower at least seven (7) days prior written notice before exercising such Co-Agent's discretion herein not to make Swing Loans.

     2.13 Competitive Bid Rate Loans.

     2.13.1 Competitive Bid Rate Option. The Borrower may from time to time, as set forth in this Section, solicit offers from the Banks to make Competitive Bid Rate Loans to the Borrower. At no time may the aggregate amount of Competitive Bid Rate Loans outstanding hereunder exceed the Competitive Bid Rate Maximum Amount. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers. While any Competitive Bid Rate Loans are outstanding, the Total Commitment shall be reduced by an amount equal to the aggregate amount of Competitive Bid Rate Loans outstanding and each Bank's Commitment shall be so reduced pro rata in accordance with each Bank's Commitment Percentage. Except as provided in the immediately preceding sentence, no Bank's obligation to fund its pro rata portion of

Loans other than Competitive Bid Rate Loans shall be reduced or otherwise affected by virtue of such Bank's making Competitive Bid Rate Loans hereunder.

     2.13.2 Competitive Bid Rate Quote Request. When the Borrower wishes to solicit offers to make Competitive Bid Rate Loans, it shall transmit to the Administrative Agent, by telephone, confirmed promptly by a telecopy, a competitive bid rate quote request substantially in the form of Exhibit I (a "Competitive Bid Rate Quote Request") hereto prior to 2:00 p.m. (Charlotte, North Carolina time) on (x) the fourth (4th) Business Day prior to the date of the Loan proposed therein, in the case of a Eurodollar Auction, or (y) the Business Day next preceding the date of the Loan proposed therein, in the case of an Absolute Rate Auction ((x) or (y) constituting the "Competitive Bid Rate Activation Date" for such Loan), which Competitive Bid Rate Quote Request shall certify that no Default then exists or would be caused by the funding of the proposed Competitive Bid Rate Loan or Loans, and shall specify:

          (a) the proposed date of the Competitive Bid Rate Loan, which must be a Business Day;

          (b) the aggregate amount of such Competitive Bid Rate Loan, which shall be $10,000,000 or a larger multiple of $1,000,000;

          (c) the duration of the Interest Period applicable thereto, which shall be from and including seven (7) to and including one hundred eighty
     (180) days; and

          (d) whether the Competitive Bid Rate Quotes requested are to set forth a Competitive Bid Rate Margin or a Competitive Bid Absolute Rate, or both.

The Borrower may request offers to make Competitive Bid Rate Loans for only one
(1) Interest Period in a single Competitive Bid Rate Quote Request. Upon each submission of a Competitive Bid Rate Quote Request in excess of the first three
(3) such Competitive Bid Rate Quote Requests during any month, the Borrower shall pay a fee of $500 to the Administrative Agent.

     2.13.3 Invitation for Competitive Bid Request Quotes. Promptly upon receipt of a Competitive Bid Rate Quote Request, the Administrative Agent shall send to the Banks, by telecopy, not later than 4:00 p.m. (Charlotte, North Carolina time) on the date such Competitive Bid Rate Quote Request is received by the Administrative Agent, an invitation for Competitive Bid Rate Quotes substantially in the form of Exhibit J attached hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Rate Quotes to the Administrative Agent for consideration by the Borrower in accordance with this Section.

     2.13.4 Submission and Contents of Competitive Bid Rate Quotes.

     (a) Each Bank may, but shall not have any obligation to, submit a Competitive Bid Rate Quote containing one or more offers to make Competitive Bid Rate Loans in response to any invitation for Competitive Bid Rate Quotes. Each Competitive Bid Rate Quote must comply with the requirements of this Section
2.13 and must be submitted to the Administrative Agent by telecopy not later than (x) 1:00 p.m. (Charlotte, North Carolina time) on the third (3rd) Business Day prior to the proposed date of the Competitive Bid Rate Loan, in the case of a Eurodollar Auction, or (y) 10:30 a.m. (Charlotte, North Carolina time) on the proposed date of the Competitive Bid Rate Loan, in the case of an Absolute Rate Auction; provided, however, that Competitive Bid Rate Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein no later than (x) 12:00 noon (Charlotte, North Carolina time) on the third (3rd) Business Day prior to the proposed date of the Competitive Bid Rate Loan, in the case of Eurodollar Auction, or (y) 10:00 a.m. (Charlotte, North Carolina time) on the proposed date of the Competitive Bid Rate Loan, in the case of an Absolute Rate Auction. Subject to Sections 5, 11 and 12 hereof, any Competitive Bid Rate Quote so made shall be irrevocable except with the written consent of the Administrative Agent given pursuant to the written instructions of the Borrower.

     (b) Each Competitive Bid Rate Quote shall be in substantially the form of Exhibit K attached hereto and shall specify:

          (i) the proposed date of the Competitive Bid Rate Loan (which shall correspond to the date of the Competitive Bid Rate Loan proposed by the Borrower);

          (ii) the principal amount of the Competitive Bid Rate Loan for which each such offer is being made, which principal amount (x) must be $10,000,000 or a larger multiple of $1,000,000 and (y) may not exceed the principal amount of the Competitive Bid Rate Loans for which offers were requested;

          (iii) in the case of a Eurodollar Auction, the margin above or below the Eurodollar Rate (the "Competitive Bid Rate Margin") offered for each such Competitive Bid Rate Loan, expressed as a percentage to be added to or subtracted from such Eurodollar Rate and rounded upward to the nearest one-hundredth of one percent (1/100%);

          (iv) in the case of an Absolute Rate Auction, the fixed rate of interest per annum (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Rate Loan; and

          (v) the identity of the quoting Bank.

     (c) Any Competitive Bid Rate Quote may be disregarded if it:

          (i) is not substantially in conformity with Exhibit K attached hereto or does not specify all of the information required by Section 2.13.4(b);

          (ii) contains qualifying, conditional or similar language;

          (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Rate Quote Request; or

          (iv) is submitted to the Administrative Agent after the time set forth in Section 2.13.4(a).

     2.13.5 Notice to the Borrower. The Administrative Agent shall promptly notify the Borrower by telephone not later than (x) 1:30 p.m. (Charlotte, North Carolina time) on the third (3rd) Business Day prior to the proposed date of the Competitive Bid Rate Loan, in the case of a Eurodollar Auction, or (y) 11:00 a.m. (Charlotte, North Carolina time) on the proposed date of the Competitive Bid Rate Loan, in the case of an Absolute Rate Auction, confirmed promptly by telecopy, of the terms of any Competitive Bid Rate Quote submitted by a Bank, specifying whether it meets the requirements of Section 2.13.4 hereof. The Administrative Agent shall promptly notify the Borrower by telephone, confirmed promptly by telecopy, of the terms of any Competitive Bid Rate Quote in conformity with Section 2.13.4 that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Rate Quote submitted by such Bank and previously transmitted to the Borrower. A subsequent Competitive Bid Rate Quote may only be submitted prior to acceptance by the Borrower of another quote under Section 2.13.6 hereof and may serve only to correct a manifest error in a former Competitive Bid Rate Quote. The Administrative Agent's notice to the Borrower shall specify (a) the aggregate principal amount of Competitive Bid Rate Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Rate Quote Request and (b) the respective principal amounts and Competitive Bid Rate Margins or Competitive Bid Absolute Rates, as the case may be, so offered.

     2.13.6 Acceptance and Notice by the Borrower. Not later than (i) 11:00 a.m. (Charlotte, North Carolina time) on the second (2nd) Business Day prior to the proposed date of the Competitive Bid Rate Loan, in the case of a Eurodollar Auction, or (ii) 11:30 a.m. (Charlotte, North Carolina time) on the proposed date of the Competitive Bid Rate Loan, in the case of an Absolute Rate Auction, the Borrower shall notify by telephone, confirmed promptly by telecopy, the Administrative Agent of its acceptance or non-acceptance of the offers extended to it pursuant to Section 2.13.5. In the case of acceptance, such notice shall be in the form of a Loan Request and shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the Competitive Bid Rate Margin or Competitive Bid Absolute Rate applicable thereto. The Borrower may accept any Competitive Bid Rate Quote provided that:

          (i) the aggregate principal amount of each Competitive Bid Rate Loan may not exceed the applicable amount set forth in the related Competitive Bid Rate Quote Request;

          (ii) the principal amount of each Competitive Bid Rate Loan must be $10,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Rate Margins or Competitive Bid Absolute Rates, as the case may be, for a given Interest Period and amount; and

          (iv) notwithstanding clause (iii) above, the Borrower need not accept any offer that is described in Section 2.13.4(c) or that otherwise fails to comply with the requirements of this Agreement.

     2.13.7 Allocation by the Administrative Agent; Notice to Banks of Acceptance of Offers. If offers to make Competitive Bid Rate Loans are made by two or more Banks with the same Competitive Bid Rate Margins or Competitive Bid Absolute Rates, as the case may be, for an aggregate principal amount greater than the amount in respect of which such offers are accepted by the Borrower for the related Interest Period, the principal amount of Competitive Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of not less than $100,000, and otherwise as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly notify each Bank whose Competitive Bid Rate Quote or any portion thereof was accepted by the Borrower and shall specify to such Bank the amount of any Competitive Bid Rate Loan or its portion of any Competitive Bid Rate Loan, as applicable, to be made available by such Bank in accordance with Section 2.13.8 hereof, and the Competitive Bid Rate Margin or Competitive Bid

Absolute Rate applicable thereto. Determinations by the Administrative Agent of the amounts of the Competitive Bid Rate Loans shall be conclusive and binding, absent obvious error.

     2.13.8 Funding of Competitive Bid Rate Loans. Not later than 1:00 p.m. (Charlotte, North Carolina time) on the date specified in the applicable Competitive Bid Rate Quote Request, each Bank whose Competitive Bid Rate Quote Request was accepted (in whole or in part) shall make available its share of such Competitive Bid Rate Loan (as specified by the Administrative Agent pursuant to Section 2.13.7 hereof), in immediately available funds, to the Administrative Agent. Unless the Administrative Agent determines that any applicable condition specified in Section 11 or this Section 2.13 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower prior to 2:00 p.m. (Charlotte, North Carolina time) on the date of such Competitive Bid Rate Loan.

     2.13.9 Maturity of Competitive Bid Rate Loans; Prepayment. Each Competitive Bid Rate Loan shall mature, and the principal amount thereof shall be due and payable on the last day of the Interest Period applicable to such Loan, but in no event later than the Maturity Date. The Borrower shall have the right to prepay any Competitive Bid Rate Loan at any time in amounts of $1,000,000 or a larger multiple thereof; provided, however, that prepayments of Competitive Bid Eurodollar Loans shall be subject to Section 5.9 hereof. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., Charlotte, North Carolina time, at least one (1) Business Day's prior written notice, of any proposed repayment pursuant to this Section 2.13.9 of Competitive Bid Rate Loans subject to a Competitive Bid Absolute Rate, and two (2) Eurodollar Business Days' notice of any proposed repayment pursuant to this Section 2.13.9 of Competitive Bid Rate Loans subject to a Competitive Bid Rate Margin, in each case, specifying the proposed date of payment of such Competitive Bid Rate Loan and the principal amount to be paid. Each such partial repayment of the Competitive Bid Rate Loan shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment.

     2.13.10 Interest on Competitive Bid Rate Loans. Each Competitive Bid Rate Loan subject to a Competitive Bid Rate Margin shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Rate, plus the Competitive Bid Rate Margin quoted by the Bank or Banks making such Loan in accordance with this Section. Each Competitive Bid Rate Loan subject to a Competitive Bid Absolute Rate shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a fixed rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank or Banks making such Loan in accordance with this Section. Interest on Competitive Bid Rate Loans shall be payable on the Interest Payment Date applicable to such Loan. Interest on Competitive Bid Rate Loans then outstanding shall also be due and payable on the Maturity Date.

     2.13.11 Competitive Bid Rate Notes. The Borrower's obligation to pay the principal of, and interest on the Competitive Bid Rate Loans made to the Borrower by the Banks shall be evidenced by the Competitive Bid Rate Notes, each substantially in the form of Exhibit L hereto.


     3. REPAYMENT OF LOANS.

     3.1 Maturity. The Borrower shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. The Commitment shall terminate on the Maturity Date.

     3.2 Mandatory Repayments of Revolving Credit Loans.

     3.2.1 Loans in Excess of Commitment. If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for application first, to any Unpaid Reimbursement Obligations; second, to the Swing Loans; third, to the Competitive Bid Rate Loans; fourth, to the Revolving Credit Loans; and fifth, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks (and, in the case of Swing Loans, the Co-Agents and in the case of Banks making Competitive Bid Rate Loans, among such Banks), in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     3.2.2 Change of Control. Upon the occurrence of a Change of Control or impending Change of Control:

          (a) the Borrower shall notify the Administrative Agent and each Bank of such Change of Control or impending Change of Control as provided in
     Section 7.5.4;

          (b) the Commitments (but not the right of the Borrower to convert and continue Types of Revolving Credit Loans under Section 2.9) shall be suspended for the period from the date of such notice (or any Change of Control Notice given by the Administrative Agent or a Bank as provided in
     Section 7.5.4) through the later to occur of (i) the Change of Control Date or (ii) the date forty (40) days after the date of such notice from the Borrower (the "Suspension Period") and neither the Banks nor the Co-Agents shall have any obligations to make Loans to the Borrower;

          (c) each Bank shall have the right within fifteen (15) days after the date of such Bank's receipt of a Change of Control Notice under clause (a) above to demand payment in full of its pro rata share of the outstanding principal of all Loans, Unpaid Reimbursement Obligations, all accrued and unpaid interest thereon, and any other amounts owing under the Loan Documents, as well as payment of cash collateral for such Bank's Letter of Credit Participation, as more particularly described in clause (e) below;

          (d) in the event that any Bank shall have made a demand under clause
     (c) above the Borrower shall promptly, but in no event later than five (5) Business Days after such demand, deliver notice to each Bank (which notice shall identify the Bank making such demand) and, notwithstanding the provisions of clause (c) above, the right of each Bank to demand repayment shall remain in effect through the fifteenth (15th) day next succeeding receipt by such Bank of any notice required to be given pursuant to this clause (d), provided that the provisions of this clause (d) shall only apply with respect to demands given by Banks prior to the expiration of the period specified in clause (c); and

          (e) in the event any Bank makes a demand under clause (c) or clause
     (d) above, the Borrower shall on the last day of the Suspension Period pay to the Administrative Agent for the credit of such Bank its pro rata share of the outstanding principal of all Revolving Credit Loans (and, in the case of a Bank that is also a Co-Agent, all Swing Loans or in the case of a Bank that has made Competitive Bid Rate Loans, all Competitive Bid Rate Loans ), all accrued and unpaid interest thereon, any Unpaid

     Reimbursement Obligations and any other amounts owing under the Loan Documents, (provided that (i) any Bank may require the Borrower to postpone prepayment of a Eurodollar Rate Loan or Competitive Bid Eurodollar Loan until the last day of the Interest Period with respect to such Eurodollar Rate Loan or Competitive Bid Eurodollar Loan, and (ii) if any Bank elects to require prepayment of a Eurodollar Rate Loan or Competitive Bid Eurodollar Loan that has an Interest Period ending less than sixty (60) days after the date of such demand on a date that is not the last day of the Interest Period for such Eurodollar Rate Loan or Competitive Bid Eurodollar Loan, such Bank shall not be entitled to receive any amounts payable under Section 5.9 in respect of the prepayment of such Eurodollar Rate Loan or Competitive Bid Eurodollar Loan) and the Borrower shall on the last day of the Suspension Period pay to the Administrative Agent an amount equal to such Bank's pro rata share of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral for the benefit of such Bank for its share of all Reimbursement Obligations. Notwithstanding the immediately preceding sentence, so long as no Event of Default has occurred and is continuing, if at any time (whether before or after the date at which the Borrower provides cash collateral for any Letters of Credit) any Bank, or any other financial institution reasonably satisfactory to the Administrative Agent which meets the requirements of an Eligible Assignee, agrees to purchase the Letter of Credit Participation of one or more Banks that have made demand pursuant to clause (c) or clause (d) above, and such Person has executed the documentation necessary to consummate such purchase, (x) the Borrower shall be relieved of the obligation to provide cash collateral with respect to Letters of Credit and (y) such selling Bank shall be relieved of the obligation to fund an advance with respect to Letters of Credit, but only to the extent in each case that such purchasing Bank or other financial institution has purchased such Letter of Credit Participation. If the Borrower has provided such cash collateral prior to such purchase, the Administrative Agent shall refund to the Borrower a portion of such cash collateral equal to the amount of Letter of Credit Participation so purchased.

     Upon any demand for payment by any Bank under this Section 3.2.2, the Commitment hereunder provided by such Bank shall terminate, and such Bank shall be relieved of all further obligations to make Loans to the Borrower or participate in the risk of Letters of Credit issued, extended, or renewed after the date of such demand. At the end of the Suspension Period referred to above, the Commitments shall be restored from all Banks that have not made a demand for payment under this Section 3.2.2, and this Credit Agreement and the other Loan Documents shall remain in full force and effect among the Borrower, such Banks, the Co-Agents and the Administrative Agent, with such changes as may be necessary to reflect the termination of the credit provided by the Banks that made a demand for payment under this Section 3.2.2.

     3.3 Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial repayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 made on a date other than the last day of the Interest Period relating thereto shall be subject to customary breakage charges as provided in Section 5.9. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., Charlotte, North Carolina time, at least one (1) Business Day's prior written notice, of any proposed repayment pursuant to this Section 3.3 of Alternative Base Rate Loans, and two (2) Eurodollar Business Days' notice of any proposed repayment pursuant to this
Section 3.3 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial repayment of the Revolving Credit Loans shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Alternative Base Rate Loans and then to the principal of Eurodollar

Rate Loans (in inverse order of the last days of their respective Interest Periods). Each partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any amounts repaid under this Section 3.3 may be reborrowed prior to the Maturity Date as provided in Section 2.7, subject to the conditions of Section 11.

4. LETTERS OF CREDIT.

     4.1 Letter of Credit Commitments.

     4.1.1 Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Co-Agents' customary form attached hereto as Exhibit P, or such other form as may be reasonably acceptable to the Borrower and the Co-Agent issuing such Letter of Credit (a "Letter of Credit Application"), the Co-Agent receiving such Letter of Credit Application on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend, and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by either of the Co-Agents; provided, however, that, after giving effect to such request, (i) the Maximum Drawing Amount on all Letters of Credit shall not exceed $130,000,000 (the "Letter of Credit Commitment"), and (ii) the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, and (C) the amount of all Loans outstanding shall not exceed the Total Commitment.

     4.1.2 Letter of Credit Applications. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Borrower and the Co-Agent to which it is delivered. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

     4.1.3 Terms of Letters of Credit. Each Letter of Credit issued, extended, or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days prior to the Maturity Date. Each Letter of Credit so issued, extended, or renewed shall be subject to the Uniform Customs.

     4.1.4 Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Co-Agent issuing any Letter of Credit on demand for the amount of each draft paid by such Co-Agent under each such Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank); provided, however, that no Bank shall be required to reimburse the Co-Agent issuing such Letter of Credit, if at the time that such Co-Agent issued such Letter of Credit, such Co-Agent had actual knowledge of the existence of a Default.

     4.1.5 Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank, to the extent of such Bank's Commitment Percentage, of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

     4.2 Reimbursement Obligation of the Borrower. In order to induce the Co-Agents to issue, extend, and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Co-Agent issuing such Letter of Credit, for the account of such Co-Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended, or renewed by such Co-Agent hereunder,

     (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by either Co-Agent, or either Co-Agent otherwise makes a payment under or pursuant to such Letter of Credit, the amount paid by such Co-Agent under or with respect to such Letter of Credit;

     (b) upon the reduction (but not termination) of the Total Commitment or the Letter of Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Co-Agents as cash collateral for all Reimbursement Obligations, subject to the provisions of
Section 3.2.2; and

     (c) upon the termination of the Total Commitment or the Letter of Credit Commitment or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 12, an amount equal to one hundred percent (100%) of the then Maximum Drawing Amount on all such Letters of Credit plus projected Letter of Credit Fees, based upon the Borrower's then effective commercial paper rating, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Co-Agents as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office or to the relevant Co-Agent at such Co-Agent's Head Office, as the case may be, in immediately available funds or from the direct application of the proceeds of a Revolving Credit Loan made pursuant to Section 2.8. To the extent not paid pursuant to Section 2.8, interest on any and all amounts remaining unpaid by the Borrower under this
Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration, or otherwise) until payment in full (whether before or after judgment) shall be payable to the relevant Co-Agent on demand at the rate specified in Section 5.10 for overdue principal of the Alternate Base Rate Loans.

     4.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Co-Agent receiving such draft or demand shall notify the Borrower and the Banks of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the relevant Co-Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by such Co-Agent (and the draft or other payment is not covered by a Revolving Credit Loan as provided in Section 2.8), such Co-Agent shall promptly thereafter, but not later than 1:00 p.m. (Dallas, Texas time) on the date such draft is paid or other payment is made by such Co-Agent, notify the Banks of the amount of any such Unpaid Reimbursement Obligation. As soon as possible following such notice, but in no event later than 3:00 p.m. (Dallas, Texas time) on the date of such notice, each Bank shall make available to such Co-Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by such Co-Agent for federal funds acquired by such Co-Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date such Co-Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to such Co-Agent, and the denominator of which is 360. The responsibility of such Co-Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     4.4 Obligations Absolute. The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim, or defense to payment which the Borrower may have or have had against the Administrative Agent, any Co-Agent, any Bank, or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent, each Co-Agent and the Banks that the Administrative Agent, each Co-Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent, or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit, or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent, each Co-Agent and the Banks shall not be liable for any error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent, any Co-Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent, any Co-Agent or any Bank to the Borrower.

     4.5 Reliance by Issuer. To the extent not inconsistent with Section 4.4, each Co-Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, or teletype message, statement, order, or other document believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person and upon advice and statements of legal counsel, independent accountants, and other experts selected by such Co-Agent. Each of the Banks hereby indemnifies and holds each of the Co-Agents harmless from and against any and all claims, liability, damages, costs and expenses incurred by such Co-Agent in connection with any and all actions taken with respect to any Letter of Credit or any draft presented pursuant to any such Letter of Credit, so long as such action is taken in good faith. Each Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

     4.6 Letter of Credit Fee. The Borrower shall, on the date of issuance of any Letter of Credit and each anniversary thereof, pay in advance a fee (in each case, collectively with the fee described below in this Section 4.6, a "Letter of Credit Fee") to the Co-Agent issuing such Letter of Credit, for the account of the Banks (including NationsBank, the Chase Manhattan Bank and The Bank of New York, in their capacity as a Bank) on a pro rata basis, in respect of such Letter of Credit equal to a percentage of the Maximum Drawing Amount of such Letter of Credit calculated based upon the Borrower's S&P Rating and Moody's Rating in effect as of any date of determination as follows:

--------------------------------------------------------------------------------
                  Borrower's
           S&P Rating/Moody's Rating                  Letter of Credit Fee
--------------------------------------------------------------------------------
                   A-1+/P-1                                 0.130%
--------------------------------------------------------------------------------
                    A-1/P-1                                 0.150%
--------------------------------------------------------------------------------
              A-1/P-2 or A-2/P-1                            0.175%
--------------------------------------------------------------------------------
 Equal to or less than A-2 or P-2, or A-2/P-2               0.300%
--------------------------------------------------------------------------------

Notwithstanding the foregoing, if the Borrower loses both its Moody's Rating and its S&P Rating at any time, the applicable percentage for calculation of the Letter of Credit Fee shall be 0.375%. If, subsequent to losing such ratings, the Borrower is able to again obtain such ratings, the above table shall, from and after the date of such occurrence (until such time, if any, that the Borrower again loses such ratings), govern the Letter of Credit Fee.

     In addition to the foregoing fee, the Borrower shall pay in advance to the Co-Agent issuing such Letter of Credit, at the times specified above in this
Section 4.6, for such Co-Agent's own account, an additional fee equal to one-eighth of one percent (1/8%) per annum on the Maximum Drawing Amount of such Letter of Credit.

     In the event that any Letter of Credit shall be terminated or cancelled prior to the anniversary of the issuance thereof, the Letter of Credit Fees for such period shall be recalculated, and, to the extent any excess Letter of Credit Fees were paid as a result of such termination or cancellation, the Borrower shall receive a credit (to be applied in such manner as the Borrower and the applicable Co-Agent may agree) in the amount of such excess.

     4.7 Additional Cash Collateral Provisions. A pro rata portion of any cash collateral securing Letters of Credit not otherwise refunded or applied in accordance with this Credit Agreement shall in any event be refunded to the Borrower upon cancellation, or fourteen (14) days following expiration, of any Letter of Credit secured by such cash collateral. In the event of refunding of any cash collateral, or any portion thereof, to the Borrower as provided in or pursuant to this Credit Agreement, the Administrative Agent shall refund to the Borrower an amount equal to the full amount of such cash collateral provided by the Borrower, or the applicable portion thereof, as the case may be, plus accrued interest thereon for the period from the most recent date on which such interest has been paid to, but not including, the date of such refund. Interest on cash collateral shall accrue to the benefit of the Borrower, at a rate equal to the Administrative Agent's Overnight Investment Rate, and shall be paid to the Borrower quarterly in arrears five (5) Business Days following the end of each calendar quarter and, in any case, on the date of refund as to any portion of cash collateral being refunded, as set forth above.

5. CERTAIN GENERAL PROVISIONS.

     5.1 Application of Payments. Except as otherwise provided in this Credit Agreement, all payments in respect of any Loan shall be applied first to accrued and unpaid interest on such Loan and second to the outstanding principal of such Loan.

     5.2 Funds for Payments.

     5.2.1 Payments to Co-Agents, Administrative Agent. All payments of principal, interest, commitment fees, Reimbursement Obligations, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to any of the Co-Agents or the Administrative Agent, for the respective accounts of the Banks, the Co-Agents and the Administrative Agent, at the Co-Agent's Head Office or the Administrative Agent's Head Office, as the case may be, or at such other location that the Co-Agents or the Administrative Agent may from time to time designate, in each case in immediately available funds or directly from the proceeds of Loans.

     5.2.2 No Offset, Etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions, or conditions of any nature now or hereafter imposed or levied by any Government Authority unless the Borrower is compelled by Government Mandate to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents (other than with respect to taxes on the income or profits of any Bank, the Co-Agents or the Administrative Agent), the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Co-Agents or the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks, the Co-Agent or the Administrative Agent to receive the same net amount which the Banks, the Co-Agent or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. If a refund is received (either in cash or by means of a credit against future tax obligations) by any of the Co-Agents, the Administrative Agent or any Bank in respect of an amount previously paid by the Borrower pursuant to the immediately preceding sentence, such refund shall be promptly paid over to the Borrower.

     5.2.3 Fees Non-Refundable. Except as expressly set forth herein, all fees payable hereunder are non-refundable, provided that (a) if any of the Banks is finally adjudicated or is found in final arbitration proceedings to have been grossly negligent or to have committed willful misconduct with respect to the transactions contemplated hereby, then no facility fee shall be payable to such Bank after the date of such final adjudication or arbitration (and such Bank shall refund any facility fee paid to it and attributable to the period from and after the date on which such grossly negligent conduct or willful misconduct occurred), and (b) if the Administrative Agent is finally adjudicated or is found in final arbitration proceedings to have been grossly negligent or to have committed willful misconduct with respect to the transactions contemplated hereby, then no administrative agent's fee will be due and payable after the date of such final adjudication or arbitration. If the Administrative Agent is so finally found to have been grossly negligent or to have committed willful misconduct, the amount of any administrative agent's fee paid or prepaid by the Borrower and attributable to the period from and after the date on which such grossly negligent conduct or willful misconduct occurred shall be refunded.

     5.3 Computations. All computations of interest with respect to Alternative Base Rate Loans (including, without limitation, interest computations with respect to any Absolute Rate Loan or Letter of Credit Fees) shall be based on a year of 365 or 366 (as the case may be) days and paid for the actual number of days elapsed. All computations of interest with respect to Swing Loans shall be based on a year of 360 days and paid for the actual number of days elapsed. All computations of interest with respect to Eurodollar Rate Loans or Competitive Bid Eurodollar Loans shall be based on a year of 360 days and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans or Competitive Bid Eurodollar Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     5.4 Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan or Competitive Bid Eurodollar Loan, the Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan or Competitive Bid Eurodollar Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans or Competitive Bid Eurodollar Loans shall be automatically withdrawn and shall be deemed a request for Alternative Base Rate Loans, (b) each Eurodollar Rate Loans or Competitive Bid Eurodollar Loans will automatically, on the last day of the then current Interest Period relating thereto, become an Alternative Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans or Competitive Bid Eurodollar Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Banks.

     5.5 Illegality. Notwithstanding any other provisions herein, if any present or future Government Mandate shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans or Competitive Bid Eurodollar Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or Competitive Bid Eurodollar Loans or convert Alternative Base Rate Loans to Eurodollar Rate Loans or Competitive Bid Eurodollar Loans shall forthwith be suspended, and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans or Competitive Bid Eurodollar Loans, if any, shall be converted automatically to Alternative Base Rate Loans on the last day of each then existing Interest Period applicable to such Eurodollar Rate Loans or Competitive Bid Eurodollar Loans or within such earlier period after the occurrence of such circumstances as may be required by Government Mandate. The Borrower shall promptly pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.5 other than on the last day of an Interest Period, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans or Competitive Bid Eurodollar Loans hereunder.

     5.6 Additional Costs, Etc. If any present or future applicable Government Mandate (whether or not having the force of law), shall:

          (a) subject any Bank, any of the Co-Agents or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction, or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, and Letters of Credit, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank, such Co-Agent or the Administrative Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, any of the Co-Agents or the Administrative Agent under this Credit Agreement or the other Loan Documents, or

          (c) impose, increase, or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy, or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          (d) impose on any Bank, any of the Co-Agents or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

               (i) to increase by an amount deemed by such Bank to be material the cost to any Bank of making, funding, issuing, renewing, extending, or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

               (ii) to reduce, by an amount deemed by such Bank, such Co-Agent or the Administrative Agent, as the case may be, to be material, the amount of principal, interest, or other amount payable to such Bank, such Co-Agent or the Administrative Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

               (iii) to require such Bank, such Co-Agent or the Administrative Agent to make any payment that, but for such conditions or requirements described in clauses (a) through (d), would not be payable hereunder, or forego any interest, Reimbursement Obligation or other sum that, but for such conditions or requirements described in clauses (a) through (d), would be payable to such Bank, such Co-Agent or the Administrative Agent hereunder, in any case the amount of which payment or foregone interest, Reimbursement Obligation or other sum is deemed by such Bank, such Co-Agent or the Administrative Agent, as the case may be, to be material and is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, such Co-Agent or the Administrative Agent from the Borrower hereunder, then, and in each such case, (aa) the Borrower will, upon demand made by such Bank, such Co-Agent or (as the case may be) the Administrative Agent at any time and from time to time (such demand to be made in any case not later than the first to occur of (I) the date one year after such event described in clause (i), (ii), or (iii) giving rise to such demand, and (II) the date ninety (90) days after both the payment in full of all outstanding Loans and Unpaid Reimbursement Obligations, and the termination of any Letters of Credit and the Commitments) and as often as the occasion therefor may arise, pay to such Bank, such Co-Agent or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank, such Co-Agent or the Administrative Agent for such additional cost, reduction, payment, foregone interest, Reimbursement Obligation or other sum, (bb) the Borrower shall be entitled, upon notice to the Administrative Agent, each Co-Agent and each Bank given within ninety (90) days of any demand by a Bank under clause
          (aa), to repay in cash in full all, but not less than all, of the Loans and Unpaid Reimbursement Obligations of such Bank, together with all accrued and unpaid interest on such Loans and any other amounts owing to such Bank under the Loan Documents and terminate (in full and not in part) such Bank's Commitment and pay to the Administrative Agent an amount equal to, but not less than such Bank's pro rata share of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral for the benefit of such Bank and the relevant Co-Agent for its share of all Reimbursement Obligations, and, (cc) in the event the Borrower elects to repay the Loans of any Bank under clause (bb), each other Bank shall be entitled, by notice to the Administrative Agent and the Borrower given within thirty (30) days after receipt of the notice referred to in clause (bb), to require the Borrower to repay in cash in full, within thirty (30) days of such notice under this clause
          (cc), all, but not less than all, of the Loans and Unpaid Reimbursement Obligations of such other Bank, together with all accrued and unpaid interest thereon and any other amounts owing to such other Bank under the Loan Documents, and require the Borrower to pay to the Administrative Agent an amount equal to, but not less than, such Bank's pro rata share of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral for the benefit of such Bank and the relevant Co-Agent for its share of all Reimbursement Obligations. Subject to the terms specified above in this Section 5.6, the obligations of the Borrower under this Section 5.6 shall survive repayment of the Loans and all Unpaid Reimbursement Obligations and termination of any Letters of Credit and the Commitments.

     5.7 Capital Adequacy. If after the date hereof any Bank, any Co-Agent or the Administrative Agent determines that (a) the adoption of or change in any Government Mandate (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Government Authority with appropriate jurisdiction, or (b) compliance by such Bank, such Co-Agent or the Administrative Agent, or any corporation controlling such Bank, such Co-Agent or the Administrative Agent, with any Government Mandate (whether or not having the force of law) has the effect of reducing the return on such Bank's, such Co-Agent's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank, such Co-Agent or the Administrative Agent could have achieved but for such adoption, change, or compliance (taking into consideration such Bank's, such Co-Agent's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such Entity's capital) by any amount reasonably deemed by such Bank, such Co-Agent or (as the case may be) the Administrative Agent to be material, then such Bank, such Co-Agent or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Alternative Base Rate, (aa) the Borrower shall pay such Bank, such Co-Agent or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank, such Co-Agent or (as the case may be) the Administrative Agent of a certificate in accordance with
Section 5.8 hereof (but in any case not later than the first to occur of (I) the date one year after such adoption, change, or compliance causing such reduction, and (II) as to adoptions of or changes in Government Mandates occurring prior to the repayment of the Loans and the termination of the Commitment the date ninety
(90) days after both the payment in full of all outstanding Loans and termination of the Commitments), (bb) the Borrower shall be entitled, upon notice to the Administrative Agent, each Co-Agent and each Bank given within ninety (90) days of any notice by such Bank under the next preceding sentence, to repay in cash in full all, but not less than all, of the Loans of such Bank and/or such Co-Agent, together with all accrued and unpaid interest on such Loans and any other amounts owing to such Bank and/or such Co-Agent under the Loan Documents and terminate (in full and not in part) such Bank's Commitment, and, (cc) in the event the Borrower elects to repay the Loans of any Bank and/or any Co-Agent under clause (bb), each other Bank and Co-Agent shall be entitled, by notice to the Administrative Agent and the Borrower given within thirty (30) days after receipt of the notice referred to in clause (bb), to require the Borrower to repay in cash in full, within thirty (30) days of the notice under this clause
(cc), all, but not less than all, of the Loans of such other Bank and Co-Agent, together with all accrued and unpaid interest on such Loans and any other amounts owing to such other Bank or Co-Agent under the Loan Documents. Each Bank and each Co-Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. Subject to the terms specified above in this
Section 5.7, the obligations of the Borrower under this Section 5.7 shall survive repayment of the Loans and termination of the Commitments.

     5.8 Certificate. A certificate setting forth any additional amounts payable pursuant to Section 5.6 or Section 5.7 and a brief explanation of such amounts which are due and in reasonable detail the basis of the calculation and allocation thereof, submitted by any Bank, any of the Co-Agents or the Administrative Agent to the Borrower, shall be conclusive evidence, absent manifest error, that such amounts are due and owing.

     5.9 Indemnity. The Borrower shall indemnify and hold harmless each Bank from and against any loss, cost, or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans or Competitive Bid Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans or Competitive Bid Eurodollar Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; or (c) except as otherwise expressly provided in Section 3.2.2, the making of any payment of a Eurodollar Rate Loan or Competitive Bid Eurodollar Loan or the making of any conversion of any such Loan to an Alternative Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. The obligations of the Borrower under this Section 5.9 shall survive repayment of the Loans and termination of the Commitments.

     5.10 Interest After Default. All amounts outstanding under the Loan Documents that are not paid when due, including all overdue principal, Unpaid Reimbursement Obligations and (to the extent permitted by applicable Government Mandate) interest and all other overdue amounts (after giving effect to any applicable grace period), shall to the extent permitted by applicable Government Mandate bear interest until such amount shall be paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable to such amounts. Any interest accruing under this section on overdue principal or interest shall be due and payable upon demand.

6. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks, the Co-Agents and the Administrative Agent as follows:

     6.1 Corporate Authority.

     6.1.1 Incorporation; Good Standing. Each of the Borrower, its Subsidiaries, and the General Partner (a) is a corporation, limited partnership or general partnership, as the case may be, duly organized, validly existing, and in good standing under the laws of its state of organization, (b) has all requisite corporate or partnership power to own its material property and conduct its material business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation, limited partnership or general partnership, as the case may be, and is duly authorized to do business in each jurisdiction where it owns or leases properties or conducts any business so as to require such qualification except where a failure to be so qualified would not be likely to have a Material Effect.

     6.1.2 Authorization. The execution, delivery, and performance of this Credit Agreement and the other Loan Documents to which the Borrower, any of its Subsidiaries, or the General Partner is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or partnership power of each such Entity, (b) have been duly authorized by all necessary corporate or partnership proceedings on behalf of each such Entity,
(c) do not conflict with or result in any breach or contravention of any Government Mandate to which any such Entity is subject, (d) do not conflict with or violate any provision of the corporate charter or bylaws, or the limited partnership certificate or agreement, or its governing documents in the case of any general partnership, as the case may be, of any such Entity, and (e) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any Contract to which any such Entity is party or subject, or to which any of its respective assets are subject, except, as to the foregoing clauses (c) and (e) only, where the same would not be likely to have a Material Effect.

     6.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower, any of its Subsidiaries, or the General Partner is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity, regardless of whether enforcement is sought in a Proceeding in equity or at law.

     6.1.4 Equity Securities. The General Partner is the only general partner of the Borrower. All of the outstanding Equity Securities of the Borrower are validly issued, fully paid, and non-assessable.

     6.2 Governmental Approvals. The execution, delivery, and performance by the Borrower, its Subsidiaries, and the General Partner of this Credit Agreement and the other Loan Documents to which the Borrower, any of its Subsidiaries, or the General Partner is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Government Authority other than those already obtained and set forth on
Schedule 6.2.

     6.3 Liens; Leases. The assets reflected in the consolidated balance sheet of the Borrower dated as of December 31, 1997 and delivered to the Administrative Agent and the Banks under Section 6.4 are subject to no Liens except Permitted Liens. Each of the Borrower and its Subsidiaries enjoys quiet possession under all leases relating to Real Estate or personal property to which it is party as a lessee, and each such lease is Fully Effective.

     6.4 Financial Statements. There has been furnished to the Administrative Agent and each of the Banks (a) a consolidated balance sheet of the Borrower as at December 31, 1997, and a consolidated statement of income and cash flow of the Borrower for the fiscal year then ended, certified by the Borrower's independent certified public accountants, and (b) unaudited interim condensed consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as at March 31, 1998, and interim condensed consolidated statements of income and of cash flow of the Borrower and the Consolidated Subsidiaries for the respective fiscal periods then ended and as set forth in the Borrower's Quarterly Reports on Form 10-Q for such fiscal quarters. With respect to the financial statement prepared in accordance with clause (a) above, such balance sheet and statement of income have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and the Consolidated Subsidiaries as at the close of business on the respective dates thereof and the results of operations of the Borrower and the Consolidated Subsidiaries for the fiscal periods then ended; or, in the case of the financial statements referred to in clause (b), have been prepared in accordance with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission, and contain all adjustments necessary for a fair presentation of (A) the results of operations of the Borrower for the periods covered thereby, (B) the financial position of the Borrower at the date thereof, and (C) the cash flows of the Borrower for periods covered thereby (subject to year-end adjustments). There are no contingent liabilities of the Borrower or the Consolidated Subsidiaries as of such dates involving material amounts, known to the executive management of the Borrower that (aa) should have been disclosed in said balance sheets or the related notes thereto in accordance with GAAP and the rules and regulations of the Securities and Exchange Commission, and (bb) were not so disclosed.

     6.5 No Material Changes, Etc. No change in the Business of the Borrower and its Consolidated Subsidiaries, taken as a whole, has occurred since March 31, 1998 that has resulted in a Material Effect.

     6.6 Permits. The Borrower and its Subsidiaries have all Permits necessary or appropriate for them to conduct their Business, except where the failure to have such Permits would not be likely to have a Material Effect. All of such Permits are in full force and effect. Without limiting the foregoing, the Borrower is duly registered as an "investment adviser" under the Investment Advisers Act of 1940 and under the applicable laws of each state in which such registration is required in connection with the investment advisory business of the Borrower and in which the failure to obtain such registration would be likely to have a Material Effect; Alliance Distributors is duly registered as a "broker/dealer" under the Securities Exchange Act of 1934 and under the securities or blue sky laws of each state in which such registration is required in connection with the business conducted by Alliance Distributors and where a failure to obtain such registration would be likely to have a Material Effect, and is a member in good standing of the National Association of Securities Dealers, Inc.; no Proceeding is pending or threatened with respect to the suspension, revocation, or termination of any such registration or membership, and the termination or withdrawal of any such registration or membership is not contemplated by the Borrower or Alliance Distributors, except, only with respect to registrations by the Borrower and Alliance Distributors required under state law, as would not be likely to have a Material Effect.

     6.7 Litigation. There is no Proceeding of any kind pending or threatened, in writing, against the Borrower, any of its Subsidiaries, or the General Partner that questions the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. There is no Proceeding of any kind pending or threatened, in writing, against the Borrower, any of its Subsidiaries, or the General Partner that is reasonably likely to, either in any case or in the aggregate, impair or prevent the Borrower's performance and observance of its obligations under this Credit Agreement or the other Loan Documents.

     6.8 Material Contracts. Except as would not be likely to have a Material Effect, each Contract to which any of the Borrower and its Subsidiaries is party or subject, or by which any of their respective assets are bound (including investment advisory contracts and investment company distribution plans) (a) is Fully Effective, (b) is not subject to any default or event of default with respect to the Borrower, any of its Subsidiaries or, to the best knowledge of the executive management of the Borrower, any other party, (c) is not subject to any notice of termination given or received by the Borrower or any of its Subsidiaries, and (d) is, to the best knowledge of the executive management of the Borrower, the legal, valid, and binding obligation of each party thereto other than the Borrower and its Subsidiaries enforceable against such parties according to its terms.

     6.9 Compliance with Other Instruments. Laws, Etc. None of the Borrower, its Subsidiaries, and the General Partner is, in any respect material to the Borrower and its Consolidated Subsidiaries taken as a whole, in violation of or default under (a) any provision of its certificate of incorporation or by-laws, or its certificate of limited partnership or agreement of limited partnership, or its governing documents in the case of any general partnership, as the case may be, (b) any Contract to which it is or may be subject or by which it or any of its properties are or may be bound, or (c) any Government Mandate, including Government Mandates relating to occupational safety and employment matters.

     6.10 Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports, and declarations required by any Government Authority to which any of them is subject, except where the failure to make or file the same would not be likely to have a Material Effect, (b) have paid all taxes and other governmental assessments and charges due, except those being contested in good faith and by appropriate Proceedings or those where a failure to pay is not reasonably likely to have a Material Effect, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Borrower or any of its Subsidiaries by any Government Authority, and the executive management of the Borrower knows of no basis for any such claim.

     6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

     6.12 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935. Neither the Borrower nor any of its Subsidiaries (excluding investment companies in which the Borrower or a Consolidated Subsidiary has made "seed money" investments permitted by Section 8.6(b)) is an "investment company", as such term is defined in the 1940 Act.

     6.13 Insurance. The Borrower and its Subsidiaries maintain insurance with financially sound and reputable insurers in such coverage amounts, against such risks, with such deductibles and upon such other terms, or are self-insured in respect of such risks (with appropriate reserves to the extent required by GAAP), as is reasonable and customary for firms engaged in businesses similar to those of the Borrower and its Subsidiaries. All policies of insurance maintained by the Borrower or its Subsidiaries are Fully Effective. All premiums due on such policies have been paid or accrued on the books of the Borrower or its Subsidiaries, as appropriate.

     6.14 Certain Transactions. Except in connection with transactions occurring in the ordinary course of business, and, taking into account the totality of the relationships involved, with respect to transactions occurring on fair and reasonable terms no less favorable to the Borrower and its

Consolidated Subsidiaries taken as a whole than would be obtained in comparable arms' length transactions with Persons that are not Affiliates of the Borrower or its Subsidiaries, none of the officers, directors, partners, or employees of the Borrower or any of its Subsidiaries, or, to the knowledge of the executive management of the Borrower, any Entity (other than a Subsidiary) in which any such officer, director, partner, or employee has a substantial interest or is an officer, director, trustee, or partner, is at present a party to any transaction with the Borrower or any of its Subsidiaries (other than for or in connection with services as officers, directors, partners, or employees, as the case may
be), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, partner, employee, or Entity.

     6.15 Employee Benefit Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within fifteen (15) months of the date of the representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $20,000,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

     6.16 Regulations U and X. The proceeds of the Loans shall be used by the Borrower (i) to refinance advances outstanding under that certain Revolving Loan Agreement, dated as of February 23, 1996, among the Borrower, The First National Bank of Boston, individually and as agent, and the lenders named therein, as amended from time to time (the "Existing Credit Agreement"), (ii) to finance the payment by the Borrower of certain commissions to brokers in connection with the sale of "B" shares of investment companies and mutual funds managed or advised by the Borrower or one of its subsidiaries, (iii) to support the Borrower's issuance of commercial paper, (iv) for general partnership purposes and working capital purposes, including, without limitation, acquisitions and (v) capital expenditures. The Borrower will obtain Letters of Credit solely for the purposes set forth in the immediately preceding clauses (i) through (v). No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     6.17 Environmental Compliance. To the best of the Borrower's knowledge:

          (a) none of the Borrower, its Subsidiaries, the General Partner, and any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any Government Mandate or Permit pertaining to environmental, safety or public health matters, including the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, and the Toxic Substances Control

     Act (hereinafter "Environmental Laws"), which violation would be likely to have a material adverse effect on the environment or a Material Effect;

          (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party, including any Government Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
     Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil, hazardous materials, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that any one of them has generated, transported, or disposed of has been found at any site at which a Government Authority or other third party has conducted, or has ordered that other parties conduct, a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any Proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

               (i) no portion of the Real Estate has been used for the handling, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws;

               (ii) no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;

               (iii) in the course of any activities conducted by any of the Borrower, its Subsidiaries, the General Partner, and operators of any Real Estate, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;

               (iv) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from the Real Estate that would have a material adverse effect on the value of the Real Estate or the environment;

               (v) there have been no releases of Hazardous Substances on, upon, from, or into any real property in the vicinity of any of the Real Estate that (A) may have come to be located on the Real Estate through soil or groundwater contamination, and, (B) if so located, would have a material adverse effect on the value of the Real Estate or the environment; and

               (vi) any Hazardous Substances that have been generated by any of the Borrower and its Subsidiaries, or on the Real Estate by any other Person, have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid Permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such Permits and applicable Environmental Laws.

     6.18 Subsidiaries, Etc. Schedule 6.18 sets forth a list of (a) each Subsidiary of the Borrower (in which each Restricted Subsidiary at the date hereof is specifically identified as such), (b) the number of authorized and outstanding Equity Securities of each class of each Subsidiary of the Borrower and the number and percentage thereof owned, directly or indirectly, by the Borrower, and (c) any partnership or joint venture in which the Borrower or any of its Subsidiaries is engaged with any other Person. Those Equity Securities of each Subsidiary of the Borrower which are owned directly or indirectly by the Borrower are validly issued, fully paid, and non-assessable.

     6.19 Funded Debt. Schedule 6.19 sets forth as of the Closing Date all outstanding Funded Debt of the Borrower and its Subsidiaries.

     6.20 General. The Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Quarterly Reports on Form 10-Q referred to in
Section 6.4 (a) conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and to all applicable rules and regulations of the Securities and Exchange Commission, and (b) as amended by interim filings, do not contain an untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

7. AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, or Note is outstanding or any Bank or Co-Agent has any obligation to make any Loans or any Co-Agent has any obligation to issue, extend, or renew any Letters of Credit:

     7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the facility fee, the utilization fee, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     7.2 Maintenance of Office. The Borrower will maintain its chief executive office in New York, New York, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Administrative Agent, where notices, presentations, and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     7.3 Records and Accounts. The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate records and books of account.

     7.4 Financial Statements, Certificates, and Information. The Borrower will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of the Borrower:

               (i) the consolidated balance sheet of the Borrower as at the end of such fiscal year;

               (ii) the consolidating balance sheet of the Borrower as at the end of such fiscal year;

               (iii) the consolidated statement of income and consolidated statement of cash flows of the Borrower for such fiscal year; and

               (iv) the consolidating statement of income and consolidating statement of cash flows of the Borrower for such fiscal year.

Each of the balance sheets and statements delivered under this Section 7.4(a) shall (i) set forth in comparative form the figures for the previous fiscal year; (ii) be in reasonable detail and prepared in accordance with GAAP based on the records and books of account maintained as provided in Section 7.3; (iii) as to items (i) and (iii) above, be accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements presents fairly in all material respects the financial position of the Borrower and the Consolidated Subsidiaries on the date thereof and results of operations and cash flows of the Borrower and the Consolidated Subsidiaries for the periods covered thereby; and (iv) as to items
(i) and (iii) above, be certified, without limitation as to scope, by KPMG Peat Marwick LLP or another firm of independent certified public accountants reasonably satisfactory to the Administrative Agent, and shall be accompanied by a written statement from such accountants to the effect that in connection with their audit of such financial statements nothing has come to their attention that caused them to believe that the Borrower has failed to comply with the terms, covenants, provisions or conditions of Section 7.3, Section 8, and
Section 9 of this Credit Agreement as to accounting matters (provided that such accountants may also state that the audit was not directed primarily toward obtaining knowledge of such noncompliance), or, if such accountants shall have obtained knowledge of any such noncompliance, they shall disclose in such statement any such noncompliance; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any such noncompliance;

     (b) as soon as practicable, but in any event not later than fifty (50) days after the end of the first three fiscal quarters of each fiscal year of the Borrower, (i) the unaudited interim condensed consolidated balance sheet of the Borrower as at the end of such fiscal quarter, and (ii) the unaudited interim condensed consolidated statement of income and unaudited interim condensed consolidated statement of cash flow of the Borrower for such fiscal quarter and for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission, together with a certification by the principal financial or accounting officer of the Borrower that, in the opinion of management of the Borrower, all adjustments necessary for a fair presentation of (A) the results of operations of the Borrower for the periods covered thereby, (B) the financial position of the Borrower at the date thereof, and (C) the cash flows of the Borrower for periods covered thereby have been made (subject to year-end adjustments);

     (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer, treasurer or general counsel of the Borrower in substantially the form of Exhibit M hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and (if applicable) reconciliations to reflect changes in GAAP since December 31, 1997;

     (d) promptly after the filing or mailing thereof, copies of all material filed with the Securities and Exchange Commission or sent to the holders of the Equity Securities of the Borrower; and

     (e) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent (having been requested to do so by any Bank) may reasonably request; provided, however, that each of the Administrative Agent, the Co-Agents and the Banks agrees that with respect to any data and information obtained by it as a result of any request pursuant to this clause (e) (and with respect to any other data and information that is by the terms of this Credit Agreement to be held subject to this Section 7.4(e)), to the extent that such data and information has not theretofore otherwise been disclosed in such a manner as to render such data and information no longer confidential, each of the Administrative Agent, the Co-Agents and the Banks will use its reasonable efforts (consistent with its established procedures) to reasonably maintain (and cause its employees and officers to maintain) the confidential nature of the data and information therein contained; provided, however, that anything herein contained to the contrary notwithstanding, each of the Administrative Agent, the Co-Agents and the Banks may, to the extent necessary, disclose or disseminate such data and information to: (i) its employees, Affiliates, directors, agents, attorneys, accountants, auditors, and other professional advisers who would ordinarily have access to such data and information in the normal course of the performance of their duties in accordance with the Administrative Agent's, such Co-Agent's or such Bank's customary procedures relating to confidential information; (ii) such third parties as it may, in its discretion, deem reasonably necessary or desirable (A) in connection with or in response to any Government Mandate or request of any Government Authority, or (B) in connection with any Proceeding pending (or on its face purported to be pending) before any Government Authority (including Proceedings involving the Borrower); (iii) any prospective purchaser, participant or investment banker in connection with the resale or proposed resale of any portion of the Loans, or of a participation therein, who shall agree in writing to accept such information subject to the provisions of this clause (e); (iv) any Person holding the Equity Securities or Funded Debt of the Administrative Agent, such Co-Agent or such Bank who, subject to the provisions of this clause (e), shall have requested to inspect such information; and (v) any Entity utilizing such information to rate or classify the Equity Securities or Funded Debt of the Administrative Agent, such Co-Agent or such Bank or to report to the public concerning the industry of which the Agent or such Bank is a part; provided, however, that none of the Administrative Agent, the Co-Agents and the Banks shall be liable to the Borrower or any other Person for damages arising hereunder from the disclosure of non-public information despite its reasonable efforts in accordance with the provisions of this clause (e) or from a failure by any other party to perform and observe its covenants in this clause (e).

     7.5 Notices.

     7.5.1 Defaults. The Borrower will promptly after the executive management of the Borrower (which for purposes of this covenant shall mean the chairman of the board, president, principal financial officer, treasurer or general counsel of the Borrower) becomes aware thereof (and in any case within three (3) Business Days after the executive management becomes aware thereof) notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice in writing of a claimed default (whether or not constituting an Event of Default) under the Loan Documents or any other Contract relating to Funded Debt equal to or in excess of $50,000,000 to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety, or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

     7.5.2 Environmental Events. The Borrower will promptly give notice to the Administrative Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing, or that is reportable by any such Person in writing (or for which any written report supplemental to any oral report is made) to any Government Authority, and (b) upon becoming aware thereof, of any Proceeding, including a notice from any Government

Authority of potential environmental liability, that has the potential, in the Borrower's reasonable judgment, to have a Material Effect.

     7.5.3 Notice of Proceedings and Judgments. The Borrower will give notice to the Administrative Agent and each of the Lenders in writing within ten (10) Business Days of the executive management of the Borrower (as defined in Section 7.5.1) becoming aware of any Proceedings pending affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party that could reasonably be expected by the Borrower to have a Material Effect (or of any material adverse change in any such Proceedings of which the Borrower has previously given notice). Any such notice will state the nature and status of such Proceedings. The Borrower will give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) Business Days of any settlement or any judgment, final or otherwise, against the Borrower or any of its Subsidiaries where the amount payable by the Borrower or any of its Subsidiaries, after giving effect to insurance, is in excess of the lesser of $30,000,000 or 10% of Consolidated Net Worth as at the end of the most recent fiscal quarter.

     7.5.4 Notice of Change of Control. In the event the Borrower obtains knowledge of a Change of Control or an impending Change of Control, the Borrower will promptly give written notice (a "Borrower Control Change Notice") of such fact to the Administrative Agent and the Banks at least forty (40) days prior to the proposed Change of Control Date; provided, however, that in no event shall such a Borrower Control Change Notice be delivered to the Administrative Agent and the Banks more than three (3) Business Days after the Change of Control Date. Without limiting the foregoing, upon obtaining actual knowledge of any Change of Control or impending Change of Control, any of the Administrative Agent and the Banks may (but in no case shall any of them be obligated to) deliver written notice to the Borrower of such event, indicating that such event requires the Borrower to prepay the Loans pursuant to Section 3.2.2 (and in any such notice a Bank may make demand for payment of its Loans under Section 3.2.2). Promptly upon receipt of such notice, but in no event later than five
(5) Business Days after actual receipt thereof, the Borrower will give written notice (such notice, together with a Borrower Control Change Notice, a "Control Change Notice") of such fact to the Administrative Agent and the Banks (including the Bank that has so notified the Borrower). Any Control Change Notice shall (a) describe the principal facts and circumstances of such Change of Control known to the Borrower in reasonable detail (including the Change of Control Date or, if the Borrower does not have knowledge of the Change of Control Date, the Borrower's best estimate of such Change of Control Date), (b) make reference to Section 3.2.2 and the rights of the Banks to require the Borrower to prepay the Loans on the terms and conditions provided for therein, and (c) state that each Bank may make a demand for payment of its Loans by providing written notice to the Borrower within fifteen (15) days after the effective date of such Control Change Notice. In the event the Borrower shall not have designated the Change of Control Date in its Control Change Notice, the Borrower shall keep the Administrative Agent and the Banks informed as to any changes in the estimated Change of Control Date and shall provide written notice to the Administrative Agent and the Banks specifying the Change of Control Date promptly upon obtaining knowledge thereof.

     7.6 Existence; Business; Properties.

     7.6.1 Legal Existence. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a limited partnership, general partnership or corporation, as the case may be, except, with respect to rights and franchises, where the failure to preserve and keep in full force and effect such rights and franchises would not be likely to have a Material Effect, provided, however, this section shall not prohibit any merger, consolidation, or reorganization of the Borrower or any of its Subsidiaries permitted pursuant to
Section 8.2.

     7.6.2 Conduct of Business. Except as otherwise disclosed to the Administrative Agent and the Banks in the Borrower's Form 8-Ks for the period prior to the Closing Date, the Borrower will, and will cause each of its Consolidated Subsidiaries to, engage in a diversified investment management business.

     7.6.3 Maintenance of Properties. The Borrower will, and will cause each of its Consolidated Subsidiaries to, cause its properties used or useful in the conduct of its business and which are material to the Business of the Borrower and its Consolidated Subsidiaries taken as a whole to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment, ordinary wear and tear excepted; provided that nothing in this
Section 7.6.3 shall prevent the Borrower or any of its Consolidated Subsidiaries from discontinuing the operation and maintenance of any properties if such discontinuance (i) is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business, and (ii) does not have a Material Effect.

     7.6.4 Status Under Securities Laws. The Borrower shall maintain its status as a registered "investment adviser", under (a) the Investment Advisers Act of 1940 and (b) under the laws of each state in which such registration is required in connection with the investment advisory business of the Borrower and, as to
(b) only, where a failure to obtain such registration would be likely to have a Material Effect. The Borrower shall cause Alliance Distributors to maintain its status as a registered "broker/dealer" under the Securities Exchange Act of 1934 and under the laws of each state in which such registration is required in connection with the business of Alliance Distributors and where a failure to obtain such registration would be likely to have a Material Effect, and to maintain its membership in the National Association of Securities Dealers, Inc.

     7.7 Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies, in such amounts, containing such terms, in such forms, and for such periods, or shall be self-insured in respect of such risks (with appropriate reserves to the extent required by GAAP), as shall be customary in the industry for companies engaged in similar activities in similar geographic areas.

     7.8 Taxes. The Borrower will, and will cause each of its Consolidated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments, and other governmental charges imposed upon it or its real property, sales, and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid (a) might by law become a Lien upon any of its property and (b) would be reasonably likely to result in a Material Effect; provided that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books, if and to the extent permitted by GAAP, adequate accruals with respect thereto.

     7.9 Inspection of Properties and Books, Etc.

     7.9.1 General. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances, and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may request. The costs incurred by the Administrative Agent and the Banks in connection with any such inspection shall be borne by the Banks making or requesting the inspection (or, if the Administrative Agent makes an inspection on its own initiative after notice to the Banks, by the Banks jointly, on a pro rata basis according to their outstanding Loans and Letter of Credit Participations or, if no Loans or Letters of Credit are outstanding, their respective Commitments), except as otherwise provided by Section 15(f). Any data and information that is obtained by the Administrative Agent or any Bank pursuant to this Section 7.9.1 shall be held subject to Section 7.4(e).

     7.9.2 Communication with Accountants. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the Business of the Borrower or any of its Subsidiaries. The Borrower shall be entitled to reasonable prior notice of any such meeting with its independent certified public accountants and shall have the opportunity to have its representatives present at any such meeting. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section
7.9.2. Any data and information that is obtained by the Administrative Agent or any Bank pursuant to this Section 7.9.2 shall be held subject to Section 7.4(e).

     7.10 Compliance with Government Mandates, Contracts, and Permits. The Borrower will and will cause each of its Consolidated Subsidiaries to, comply (if and to the extent that a failure to comply would be likely to have a Material Effect) with (a) all applicable Government Mandates wherever the business of the Borrower or any such Subsidiary is conducted, including all Environmental Laws and all Government Mandates relating to occupational safety and employment matters; (b) the provisions of the certificate of incorporation and by-laws, or the agreement of limited partnership and certificate of limited partnership, or its governing documents in the case of any general partnership, as the case may be, of the Borrower and such Subsidiary; (c) all Contracts to which the Borrower or any such Subsidiary is party, by which the Borrower or any such Subsidiary is or may be bound, or to which any of their respective properties are or may be subject; and (d) the terms and conditions of any Permit used in the Business of the Borrower or any such Subsidiary. If any Permit shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or under any of the other Loan Documents to which the Borrower is a party, the Borrower will immediately take or cause its Subsidiaries to take all reasonable steps within the power of the Borrower and its Subsidiaries to obtain and maintain in full force and effect such Permit and furnish the Administrative Agent and the Banks with evidence thereof.

     7.11 Use of Proceeds. The Borrower will use the proceeds of the Loans solely as provided in Section 6.16. The Borrower will obtain Letters of Credit solely for the purposes set forth in Section 6.16.

     7.12 Restricted Subsidiaries. The Borrower shall cause each Restricted Subsidiary to continue at all times to satisfy the qualifications of a Restricted Subsidiary as set forth in the definition of "Restricted Subsidiary" in Section 1.1.

     7.13 Certain Changes in Accounting Principles. In the event of a change after the date of this Credit Agreement in (a) GAAP (as in effect from time to time, rather than as defined in Section 1.1) or (b) any regulation issued by the Securities and Exchange Commission (either such event being referred to herein as an "Accounting Change"), that results in a material change in the calculations as to compliance with any financial covenant contained in Section 9 or in the calculation of any item to be taken into account in the calculations as to compliance with any such covenant (the "Affected Computation") in such a manner and to such an extent that, in the good faith judgment of the Chief Financial Officer of the Borrower or the Majority Banks, as evidenced by notice from such Majority Banks to the Borrower and the Administrative Agent (the "Accounting Notice"), the application of the Accounting Change to the Affected Computation would no longer reflect the intention of the parties to this Credit Agreement, then and in any such event:

          (a) the Borrower shall, promptly after either a determination by its Chief Financial Officer as provided above or receipt of an Accounting Notice, give written notice thereof to the Administrative Agent and each Bank, which notice shall be accompanied by a copy of any Accounting Notice and a certificate of the Chief Financial Officer of the Borrower:

               (i) describing the Accounting Change in question and the particular covenant or covenants that will be affected by such Accounting Change;

               (ii) setting forth in reasonable detail (including detailed calculations) the manner and extent to which the covenant or covenants listed in such certificate are affected by such Accounting Change; and

               (iii) setting forth in reasonable detail (including detailed calculations) the information required in order to establish that the Borrower would be in compliance with the requirements of the covenant or covenants listed in such certificate if such Accounting Change was not effective (or, if the Borrower would not be so in compliance, setting forth in reasonable detail calculations of the extent of such non-compliance);

          (b) the Borrower and the Banks will enter into good faith negotiations with each other for an equitable amendment of such covenant or covenants, and the definition of GAAP set forth in Section 1.1, pursuant to Section 25 so as to place the parties, insofar as possible, in the same relative position as if such Accounting Change had not occurred;

          (c) for the period from the date on which such Accounting Change becomes effective (the "Effective Date") to the effective date of an amendment to this Credit Agreement pursuant to Section 25, the Borrower shall be deemed to be in compliance with the covenant or covenants listed in such certificate if and so long as (but only if and so long as) the Borrower would be in compliance with such covenant or covenants if such Accounting Change had not occurred; and

          (d) if no amendment to this Credit Agreement has become effective within ninety (90) days after the Effective Date of such Accounting Change, then all accounting computations required to be made for purposes of this Credit Agreement thereafter shall be made in accordance with GAAP as in effect immediately prior to such Effective Date.

8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, or Note is outstanding or any Bank or Co-Agent has any obligation to make any Loans or any Co-Agent has any obligation to issue, extend, or renew any Letters of Credit:

     8.1 Disposition of Assets. The Borrower will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, in any single transaction or in multiple transactions within any fiscal year of the Borrower, sell, transfer, assign, or otherwise dispose of all of the business or assets of the Borrower and its Consolidated Subsidiaries, any Significant Assets, or any 12b-1 Fees, or enter into any Contract for any such sale, transfer, assignment, or disposition, provided, however:

          (a) Subsidiaries of the Borrower may sell, transfer, assign, or dispose of assets (including 12b-1 Fees) to the Borrower;

          (b) Subsidiaries of the Borrower may sell, transfer, assign, or dispose of assets (including 12b-1 Fees) to any Restricted Subsidiary;

          (c) the Borrower may sell, transfer, assign, or dispose of assets (including 12b-1 Fees) to any Restricted Subsidiary, provided such Restricted Subsidiary shall have prior to the effective date of such sale, transfer, assignment, or disposition executed and delivered to the Administrative Agent an Assumption Agreement (and all of the conditions set forth in such Assumption Agreement shall have been satisfied and such Assumption Agreement (A) shall not be subject to any default or event of default with respect to any party, (B) shall not be subject to any notice of termination given or received by the Borrower or any of its Subsidiaries, and (C) shall be the legal, valid, and binding obligation of each party thereto enforceable against such party according to its terms); and

          (d) the Borrower and any Subsidiary of the Borrower may sell, transfer or assign, or dispose of 12b-1 Fees to Persons other than the Borrower and Restricted Subsidiaries. Any Indebtedness in respect of obligations of the Borrower and its Subsidiaries arising out of such transactions shall constitute "Funded Debt".

     This covenant is not intended to restrict the conversion of a short-term investment of the Borrower into cash or into another investment which remains an asset of the Borrower.

     8.2 Mergers and Reorganizations. The Borrower will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, become a party to any merger, consolidation, or reorganization (any such transaction, a "Reorganization" and the term "Reorganize" shall have a correlative meaning) or enter into any Contract providing for any Reorganization, provided, however:

          (a) the Borrower may Reorganize solely with any Restricted Subsidiary, and any Restricted Subsidiary may Reorganize solely with the Borrower or any other Restricted Subsidiary, provided (i) if the Borrower is party to such Reorganization, it is the sole surviving Entity, and (ii) if a Restricted Subsidiary that has previously executed and delivered to the Administrative Agent an Assumption Agreement is party to such Reorganization, each Entity (other than the Borrower or a Restricted Subsidiary that has previously executed and delivered to the Administrative Agent an Assumption Agreement) surviving such Reorganization shall execute and deliver to the Administrative Agent an Assumption Agreement (and all of the conditions set forth in such Assumption Agreement shall have been satisfied and such Assumption Agreement (x) shall not be subject to any default or event of default with respect to any party, (y) shall not be subject to any notice of termination given or received by the Borrower or any of its Subsidiaries, and (z) shall be the legal, valid, and binding obligation of each party thereto enforceable against such party according to its terms);

          (b) the Borrower may Reorganize with other Entities in connection with any Permitted Acquisition, provided (i) the Borrower is the sole surviving Entity of such Reorganization; (ii) no Default or Event of Default, or breach by the Borrower of any of its covenants in the Loan Documents, shall have occurred and be continuing at the time of such Reorganization; (iii) no Default or Event of Default, or breach by the Borrower of any of its covenants in the Loan Documents, shall occur as a result of, or after giving effect to, such Reorganization; and
     (iv) such Reorganization does not result in a Change of Control; and

          (c) the Borrower may Reorganize with any other Entity (including Reorganizations in connection with a conversion of the Borrower to corporate form and other transactions permitted under Section 2.6 of the Borrower Partnership Agreement), provided:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of such Reorganization;

               (ii) no Default or Event of Default shall occur as a result of, or after giving effect to, such Reorganization;

               (iii) each surviving Entity (other than the Borrower if it survives), and each Person that in connection with such Reorganization acquires or succeeds to any of the business or assets of the Borrower shall, as a condition of the effectiveness of such Reorganization, execute and deliver to the Administrative Agent an Assumption Agreement (and all of the conditions set forth in such Assumption Agreement shall have been satisfied and such Assumption Agreement (A) shall not be subject to any default or event of default with respect to any party, (B) shall not be subject to any notice of termination given or received by the Borrower or any of its Subsidiaries, and (C) shall be the legal, valid, and binding obligation of each party thereto enforceable against such party according to its terms). Notwithstanding the foregoing, Persons that in connection with such Reorganization in the aggregate acquire or succeed to assets generating less than twenty percent (20%) of the consolidated revenues of the Borrower and the Consolidated Subsidiaries during the four (4) fiscal quarters of the Borrower most recently ended shall not be required to enter into an Assumption Agreement as provided above in this clause (iii) in connection with such Reorganization so long as each surviving Entity (other than the Borrower if it survives) and Persons that in connection with such Reorganization in the aggregate acquire or succeed to assets generating not less than $400,000,000 of consolidated revenues of the Borrower and the Consolidated Subsidiaries during the four (4) fiscal quarters of the Borrower most recently ended shall, as a condition to the effectiveness of such Reorganization, execute and deliver to the Administrative Agent an Assumption Agreement and the other conditions specified above with respect to such Assumption Agreement shall be satisfied;

               (iv) such Reorganization does not result in a Change of Control;

               (v) after giving effect to such Reorganization, investment management contracts with respect to at least seventy-five percent (75%) of the assets under management by the Borrower and the Consolidated Subsidiaries immediately prior to such Reorganization (A) shall remain in full force and effect, and (B) shall, if held by the Borrower or one or more of the Consolidated Subsidiaries prior to such Reorganization, be held by the Borrower or shall have been duly assigned to Persons executing and delivering to the Administrative Agent Assumption Agreements or one or more of its consolidated Subsidiaries pursuant to clause (iii) above;

               (vi) any diminution in the aggregate net worth of the Borrower (if it survives) and any Persons executing and delivering to the Administrative Agent Assumption

          Agreements pursuant to clause (iii) above and the consolidated Subsidiaries of each thereof (after elimination of intercompany items and without double counting), when compared with the Consolidated Net Worth of the Borrower as of the date of the most recently completed fiscal quarter immediately prior to such Reorganization, is not more than twenty percent (20%) of such Consolidated Net Worth; and

               (vii) that the Borrower has given the Administrative Agent and the Banks written notice of such Reorganization at least ten (10) business days prior to such Reorganization, which notice shall include current revised projections with respect to the Borrower and its Subsidiaries reflecting such Reorganization.

     8.3 Acquisitions. The Borrower will not, and will not cause, permit, or suffer any of its Subsidiaries to, become a party to, contract for, or effect any purchase, exchange, or acquisition of Equity Securities or assets (any such transaction, an "Acquisition"), other than an Acquisition of assets that do not constitute all or a material part of a business, provided, however, the Borrower or any of its Subsidiaries may become a party to, contract for, or effect an Acquisition if each of the following conditions are satisfied:

          (a) no Default or Event of Default, or breach by the Borrower of any of its covenants in the Loan Documents, shall have occurred and be continuing at the time of such Acquisition;

          (b) no Default or Event of Default, or breach by the Borrower of any of its covenants in the Loan Documents, shall occur as a result of, or after giving effect to, such Acquisition;

          (c) such Acquisition relates solely to (i) Equity Securities in another Person engaged primarily in, or assets of another Person used primarily for, a diversified investment management business, (ii) goods or services that will be used in the business of the Borrower or any of its Subsidiaries, or (iii) additional Equity Securities issued by an Entity, the Equity Securities of which have previously been purchased by the Borrower or one of its Subsidiaries under this Section 8.3;

          (d) if such Acquisition relates to Equity Securities of another Entity, after giving effect to such Acquisition, at least a majority of the Equity Securities, and at least a majority of the Voting Equity Securities, of such Entity are held directly by the Borrower or indirectly by the Borrower through one or more Restricted Subsidiaries (but not through any Subsidiary that is not a Restricted Subsidiary);

          (e) any Entity that issued Equity Securities purchased in such Acquisition and any Entity through which the Borrower effected an Acquisition of Equity Securities or assets, becomes, upon the consummation of the Acquisition, a Consolidated Subsidiary subject to the terms and conditions of this Credit Agreement; and

          (f) except as permitted by Section 8.6, any Entity that issued Equity Securities purchased in such Acquisition and any Entity through which the Borrower effected an Acquisition of Equity Securities or assets is not upon consummation of such Acquisition (and the Borrower will not thereafter cause, permit, or suffer any such Entity to become) a general partner in any partnership, a party to a joint venture, or subject to any contingent obligations established by Contract that are not by their terms limited to a specific dollar amount; provided, however, that any such Entity may be a general partner in a partnership which is wholly owned by the Borrower or its Restricted Subsidiaries.

     8.4 Restrictions on Liens. The Borrower will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, (a) create or incur, or cause, permit, or suffer to be created or incurred or to exist, any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device, or arrangement; (d) suffer to exist any Indebtedness or claim or demand for a period of time such that the same by Government Mandate or upon bankruptcy or insolvency, or otherwise, would be given any priority whatsoever over its general creditors; or (e) assign, pledge, or otherwise transfer any accounts, contract rights, general intangibles, chattel paper, or instruments, with or without recourse, other than a transfer or assignment in connection with a sale permitted under Section 8.1 or an Investment permitted under Section 8.6; provided that the Borrower and any Subsidiary of the Borrower may create or incur, or cause, permit, or suffer to be created or incurred or to exist:

          (i) Liens imposed by Government Mandate to secure taxes, assessments, and other government charges in respect of obligations not overdue;

          (ii) statutory Liens of carriers, warehousemen, mechanics, suppliers, laborers, and materialmen, and other like Liens, in each case in respect of obligations not overdue;

          (iii) pledges or deposits made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions, or other social security obligations;

          (iv) Liens on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, defects and irregularities in the title thereto, and other minor Liens, provided, (A) none of such Liens in the reasonable opinion of the Borrower interferes materially with the use of the affected property in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) such Liens individually or in the aggregate do not have a Material Effect;

          (v) the rights and interests of landlords and lessors under leases of Real Estate leased by the Borrower or one of its Subsidiaries, as lessee;

          (vi) Liens outstanding on the Closing Date and set forth on Schedule 8.4;

          (vii) Liens in favor of either the Borrower or a Restricted Subsidiary on all or part of the assets of any Subsidiary of the Borrower securing Indebtedness owing by such Subsidiary to the Borrower or such Restricted Subsidiary, as the case may be;

          (viii) Liens on interests of the Borrower or its Subsidiaries in partnerships or joint ventures consisting of binding rights of first refusal, rights of first offer, take-me-along rights, third-party offer provisions, buy-sell provisions, other transfer restrictions and conditions relating to such partnership or joint venture interests, and Liens granted to other participants in such partnership or joint venture as security for the performance by the Borrower or its Subsidiaries of their obligations in respect of such partnership or joint venture;

          (ix) UCC notice filings in connection with non-recourse sales of 12b-1 Fees (other than sales constituting a collateral security device); and

          (x) Liens (in addition to those specified in clauses (i) through (ix) above) securing Indebtedness in an aggregate amount for the Borrower and all of its Consolidated Subsidiaries taken together not in excess of $80,000,000 outstanding at any point in time (but excluding from the amount of any such Indebtedness that portion which is fully covered by insurance and as to which the insurance company has acknowledged to the Co-Agents its coverage obligation in writing).

     8.5 Guaranties. The Borrower shall not, and shall not cause, permit, or suffer any of its Consolidated Subsidiaries to, either (a) guaranty, endorse, accept, act as surety for, or otherwise become liable in respect of, Indebtedness of (or undertake to maintain working capital or other balance sheet condition of, or otherwise to advance or make funds available for the purchase of Indebtedness of) other Persons unless such obligation of the Borrower or its Subsidiary is expressly limited by the instrument establishing the same to a specified amount, or (b) voluntarily incur, create, assume, or otherwise become liable for any contingent obligations that are not by their terms limited to a specific dollar amount. This Section 8.5 shall not apply to (a) contingent obligations of a Subsidiary of the Borrower that is not a Restricted Subsidiary in its capacity as general partner of a partnership, or contingent obligations of a Restricted Subsidiary in its capacity as a general partner of a partnership which is wholly owned by the Borrower or its Restricted Subsidiaries, or (b) guaranties by the Borrower or any Consolidated Subsidiary of obligations of Restricted Subsidiaries (other than obligations in respect of Funded Debt) incurred in the ordinary course of business (including, without limitation, guaranties incurred to comply with conditions and requirements imposed by any applicable law, rule or regulation or otherwise customary and appropriate to operate an investment management business in any jurisdiction outside of the United States).

     8.6 Restrictions on Investments. The Borrower will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

          (a) Investments in marketable securities, liquid investments, and other financial instruments that are acquired for investment purposes and that have a value that may be readily established, including any such Investment that may be readily sold or otherwise liquidated in any mutual fund for which the Borrower or one of its Subsidiaries serves as investment manager or adviser;

          (b) Investments consisting of seed money contributions to open-end and closed-end investment companies for which the Borrower or one of its Subsidiaries serves as investment manager or adviser, provided in each case the amount of such Investment will not exceed the minimum seed money contribution required by the 1940 Act or other applicable law, regulation, or custom (provided that when seed money contributions are made pursuant to "custom", in no event shall the amount contributed to any single investment company exceed $3,000,000);

          (c) Investments existing on the Closing Date and set forth on Schedule 8.6;

          (d) Investments made by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary;

          (e) Investments made after the Closing Date in Consolidated Subsidiaries that act as general partner of one or more partnerships in an aggregate amount not to exceed $20,000,000 at any point in time;

          (f) Investments consisting of inter-company advances made in the ordinary course of business by the Borrower or any Subsidiary to any Consolidated Subsidiary, provided each such advance is settled within ninety-two (92) days after it is made (for purposes of this provision, settlement shall mean repayment of an advance in full in cash and without renewal of such advance, and without a substitute advance from the Borrower or another Subsidiary, for at least twenty-four (24) hours after such cash payment); and

          (g) Investments (in addition to those specified in clauses (a) through (f) above) in an aggregate amount for the Borrower and all of its Subsidiaries taken together not in excess of $150,000,000 outstanding at any time.

     Notwithstanding any provisions to the contrary in the definition of "Investments" in Section 1.1, the Dollar amount of any Investment for purposes of clauses (e) and (g) above shall be reduced by the amount of any dividend, interest, or other return in respect of such Investment that is actually received in cash by the Borrower or a Restricted Subsidiary.

     8.7 Restrictions on Funded Debt. The Borrower will not cause, permit, or suffer any of the Consolidated Subsidiaries to, create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to any Funded Debt, provided, however, that (a) this covenant shall not apply to Funded Debt owing solely to the Borrower or another Consolidated Subsidiary of the Borrower, and (b) Consolidated Subsidiaries of the Borrower other than Alliance Capital Management Corporation of Delaware and Alliance Distributors may, subject to the other terms and conditions of the Loan Documents, create, incur, assume, guarantee, or be or remain liable with respect to Funded Debt in an aggregate principal amount (for all such Subsidiaries) that does not exceed fifteen percent (15%) of the Borrower's Consolidated Net Worth, at any time during any calendar year, as set forth in the most recently delivered annual or quarterly report of the Borrower and (c) in addition to any Funded Debt which may be incurred by Cursitor Alliance pursuant to clause (b) of this Section 8.7, Cursitor Alliance may incur $10,750,000 of Funded Debt pursuant to Section 2.6(c) of the Cursitor Acquisition Agreement. Such $10,750,000 of Funded Debt incurred by Cursitor Alliance pursuant to Section 2.6(c) of the Cursitor Acquisition Agreement shall in no event be included in the calculation set forth in clause (b) above.

     8.8 Distributions. The Borrower shall not cause, permit, or suffer any restriction or Lien on the ability of any Consolidated Subsidiary to (a) pay, directly or indirectly, any Distributions to the Borrower or any other Subsidiary of the Borrower, (b) make any payments, directly or indirectly, in respect of any Indebtedness or other obligation owed to the Borrower or any of its Subsidiaries, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) sell, transfer, assign, or otherwise dispose of any property or assets to the Borrower or any other Subsidiary of the Borrower, except, in each such case, restrictions or Liens (aa) that exist under or by reason of applicable Government Mandates, including any net capital rules,
(bb) that are imposed only, as to Indebtedness of the Borrower or any Consolidated Subsidiary incurred prior to the date hereof, upon a failure to pay when due any of such Indebtedness, or, as to Indebtedness of the Borrower or any Consolidated Subsidiary incurred on or after the date hereof, upon an acceleration of such Indebtedness or a failure to pay the full amount of such Indebtedness at maturity, or (cc) that arise by reason of the maintenance by any Subsidiary that is not a Restricted Subsidiary of a level of net worth for the purpose of ensuring that limited partnerships for which it serves as general partner will be treated as partnerships for federal income tax purposes. Notwithstanding the foregoing, (i) any portion of net earnings of any Restricted Subsidiary that is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary by reason of a restriction or Lien permitted under any of clauses (aa), (bb), and
(cc) shall be excluded from the calculation of Consolidated Net Income (or
Loss), (ii) Cursitor Alliance's agreement set forth in Section 12.02 of the Cursitor Member Agreement, which prohibits the dissolution of Cursitor Alliance except upon the unanimous vote of the Members (as defined in the Cursitor Member Agreement) or such other events described in Section 12.02 of the Cursitor Member Agreement, is not prohibited under this Agreement, and (iii) Cursitor Alliance's agreement set forth in Section 5.01(a) of the Cursitor Member Agreement as in effect on the date of this Credit Agreement, which relates to certain potential priority payments to Cursitor Holdings, L.P. (and to other Persons which are not Restricted Subsidiaries which become Members (as defined in the Cursitor Member Agreement) after the date of the Cursitor Member Agreement), is not prohibited under this Agreement.

     8.9 Transactions with Affiliates. The Borrower will not, and will not cause, permit, or suffer any of its Subsidiaries to, directly or indirectly, enter into any Contract or other transaction with any Affiliate of the Borrower or any of its Subsidiaries that is material to the Borrower and the Consolidated Subsidiaries taken as a whole, unless either: (a) such Contract or transaction relates solely to compensation arrangements with directors, officers, or employees of the Borrower, the General Partner, or the Consolidated Subsidiaries, or (b) such transaction is in the ordinary course of business and is, taking into account the totality of the relationships involved, on fair and reasonable terms no less favorable to the Borrower and the Consolidated Subsidiaries taken as a whole than would be obtained in comparable arm's length transactions with Persons that are not Affiliates of the Borrower or its Subsidiaries.

     8.10 Fiscal Year. The Borrower shall not change its fiscal year unless the parties to the Loan Documents shall first enter into amendments to the Loan Documents such that the rights of the parties to the Loan Documents will not be affected by the change in the fiscal year of the Borrower, and the parties shall enter into such amendments as may be required in connection with a change of the Borrower's fiscal year.

     8.11 Compliance with Environmental Laws. The Borrower will not, and will not cause, permit, or suffer any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage, or disposal of Hazardous Substances, (b) cause, permit, or suffer to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) or threatened release of Hazardous Substances on, upon, or into the Real Estate, or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each case, so as would be likely to have a Material Effect.

     8.12 Employee Benefit Plans. The Borrower will not, and will not cause, permit, or suffer any ERISA Affiliate to:

          (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code that could result in a material liability for the Borrower and its Consolidated Subsidiaries taken as a whole;



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          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent that, or terminate any Guaranteed Pension Plan in a manner that, could result in the imposition of a Lien on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

          (d) permit or take any action that would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $20,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     8.13 Amendments to Certain Documents. The Borrower shall not, without the prior written consent of the Administrative Agent in each instance, permit or suffer any material amendments, modifications, supplements, or restatements of its certificate of limited partnership or the Borrower Partnership Agreement (or, following any conversion of the Borrower to a corporation, its certificate of incorporation or by-laws) that (i) relate to the determination of Available Cash Flow or Operating Cash Flow under the Borrower Partnership Agreement, or
(ii) could reasonably be expected to materially adversely affect the ability of the Borrower to perform and observe its obligations under the Loan Documents or the legal rights and remedies of the Banks, the Co-Agents and the Administrative Agent under any of the Loan Documents.

9. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, or Note is outstanding or any Bank or Co-Agent has any obligation to make any Loans or any Co-Agent has any obligation to issue, extend, or renew any Letters of Credit:

     9.1 Ratio of Consolidated Adjusted Funded Debt to Consolidated Adjusted Cash Flow.

     (a) The Borrower will not at any time permit the ratio of (i) the aggregate principal amount of Consolidated Adjusted Funded Debt at such time to (ii) Consolidated Adjusted Cash Flow for the period of four (4) consecutive fiscal quarters then (or most recently) ended to exceed 3.00 to 1.00.

     (b) Consolidated Adjusted Funded Debt shall mean at any time the sum of:

          (i) the aggregate outstanding principal amount of Funded Debt of the Borrower and the Consolidated Subsidiaries (whether owed by more than one of them jointly or by any of them singly) at such time determined on a consolidated basis in accordance with GAAP; and

          (ii) without duplication, the aggregate outstanding principal amount of Funded Debt owed by the Borrower and the Consolidated Subsidiaries (whether owed by more than one of them jointly or by any of them singly) at such time to any Consolidated Subsidiary that is not a Restricted Subsidiary.

     (c) Consolidated Adjusted Cash Flow shall mean, with respect to any fiscal period, the difference of:



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          (i) the sum of (A) EBITDA of the Borrower and the Consolidated
     Subsidiaries for such fiscal period, plus (B) non-cash charges of the Borrower and the Consolidated Subsidiaries (other than charges for depreciation and amortization) for such fiscal period to the extent deducted in determining Consolidated Net Income (or Loss) for such period; minus

          (ii) brokerage commissions paid in connection with sales of "B" shares of investment companies and mutual funds managed or advised by the Borrower or one of its Subsidiaries (net of contingent deferred sales charges received in conjunction with redemptions of such "B" shares).

     9.2 Minimum Net Worth. As of the last day of each calendar quarter, the Borrower shall not permit its Consolidated Net Worth to be less than $330,000,000.

     9.3 Miscellaneous.

     (a) All capitalized terms that are used in this Section 9 without definition in this Agreement shall refer to the corresponding items in the financial statements of the Borrower (as such items were determined for purposes of the financial statements referred to in this Section 9.3).

     (b) For purposes of this Section 9, demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

10. CLOSING CONDITIONS.

     The obligations of the Banks to enter into this Credit Agreement shall be subject to the satisfaction of the following conditions precedent at or before the Closing Date:

     10.1 Financial Statements and Material Changes. The Banks shall be reasonably satisfied that (a) the financial statements of the Borrower and the Consolidated Subsidiaries referred to in Section 6.4 fairly present in all material respects the business and financial condition and the results of operations of the Borrower and the Consolidated Subsidiaries as of the dates and for the periods to which such financial statements relate, and (b) there shall have been no material adverse change in the Business of the Borrower and the Consolidated Subsidiaries taken as a whole since the dates of such financial statements.

     10.2 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. Each Bank, each Co-Agent and the Administrative Agent shall have received a fully executed copy of each such document.

     10.3 Certified Copies of Charter Documents. Each of the Banks, the Co-Agents and the Administrative Agent shall have received from the Borrower and the General Partner (a) a copy of its certificate of incorporation, certificate of limited partnership, or other charter document duly certified as of a recent date by the Secretary of State of Delaware, (b) a copy, certified by a duly authorized officer of such Entity to be true and complete on the Closing Date, of its by-laws, agreement of limited partnership, or equivalent document as in effect on such date, and (c) a certificate of the Secretary of State of Delaware as to the due organization, legal existence, and good standing of such Entity. The certificate of incorporation and by-laws or partnership agreement and certificate of limited partnership, as the case



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



may be, of the Borrower, each of its Subsidiaries, and the General Partner shall be in all respects satisfactory in form and substance to the Banks, the Co-Agents and the Administrative Agent.

     10.4 Partnership and Corporate Action. All partnership action necessary for the valid execution, delivery, and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party, and all corporate action necessary for the General Partner to cause the Borrower to execute, deliver, and perform this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party, shall have been duly and effectively taken, evidence thereof reasonably satisfactory to the Banks, the Co-Agents and the Administrative Agent shall have been provided to each of the Banks, and such action shall be in full force and effect at the Closing Date.

     10.5 Consents. Each party hereto shall have duly obtained all consents and approvals of Government Authorities and other third parties, and shall have effected all notices, filings, and registrations with Government Authorities and other third parties, as may be required in connection with the execution, delivery, performance, and observance of the Loan Documents; all of such consents, approvals, notices, filings, and registrations shall be in full force and effect; and the Banks, the Co-Agents and the Administrative Agent shall have each received evidence thereof satisfactory to them.

     10.6 Opinions of Counsel. Each of the Banks, the Co-Agents and the Administrative Agent shall have received a favorable opinion addressed to the Banks, the Co-Agents and the Administrative Agent, dated as of the Closing Date, from Brown & Wood LLP, counsel to the Borrower, in the form of Exhibit Q attached hereto.

     10.7 Proceedings. There shall be no Proceedings pending or threatened the result of which is reasonably likely to impair or prevent the Borrower's performance and observance of its obligations under this Credit Agreement and the other Loan Documents.

     10.8 Incumbency Certificate. Each of the Banks, the Co-Agents and the Administrative Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests, Conversion Requests and Swing Loan Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     10.9 Repayment of Existing Obligations. All amounts outstanding under each of the Existing Credit Agreement shall have been paid in full and the commitments under each such agreement terminated.

     10.10 Fees. The Borrower shall have paid to the Administrative Agent for the accounts of the Banks all fees then payable.

     10.11 Representations and Warranties True; No Defaults. The Co-Agents, the Administrative Agent and the Banks shall have received a certificate of an officer of the General Partner, in form and substance satisfactory to the Co-Agent, the Administrative Agent and the Banks, to the effect that (i) each of the representations and warranties set forth herein and each of the other Loan Documents is true and correct in all material respects on and as of the Closing Date, and (ii) no material defaults exist



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under any material contract or agreement of the Borrower, including, without limitation, this Credit Agreement and the other Loan Documents.

     10.12 Year 2000 Letter. Each of the Banks, the Co-Agents and the Administrative Agent shall have received a written summary from the Borrower concerning Borrower's approach in dealing with the "Year 2000" problem as it relates to functions and systems involving dates.

11. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Banks to make any Loan, including the Revolving Credit Loans, the Competitive Bid Rate Loans and the Swing Loans, and the obligations of any Co-Agent to issue, extend or renew any Letter of Credit whether on or after the Closing Date, shall also be subject to the satisfaction of the conditions precedent set forth below. Each of the submission of a Loan Request, a Competitive Bid Rate Quote Request, a Swing Loan Request or a Letter of Credit Application by the Borrower and the acceptance by the Borrower of any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth below have been satisfied.

     11.1 No Default. No Default or Event of Default shall have occurred and be continuing.

     11.2 Representations True. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement (other than the Borrower's representation and warranty set forth in Section 6.5), the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true and correct in all material respects as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except (a) to the extent that such representations and warranties expressly relate to a prior date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrower and its Consolidated Subsidiaries taken as a whole).

     11.3 Loan Request or Letter of Credit Application. In the case of a Revolving Credit Loan (other than a Revolving Credit Loan made under Section 2.8), the Administrative Agent shall have received a Loan Request as provided in
Section 2.7. In the case of a Swing Loan, the applicable Co-Agent shall have received a Swing Loan Request as provided in Section 2.12. In the case of a Competitive Bid Rate Loan, the Administrative Agent shall have received from the Borrower its acceptance of the offers extended to the Borrower pursuant to
Section 2.13.6. In the case of a Letter of Credit, any of the Co-Agents shall have received a Letter of Credit Application as provided in Section 4.1.

     11.4 Payment of Fees. Without limiting any other condition, the Borrower shall have paid to the Administrative Agent, for the account of the Banks, the Co-Agents and the Administrative Agent as appropriate, all fees and other amounts due and payable under the Loan Documents at or prior to the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit.

     11.5 No Legal Impediment. No change shall have occurred in any Government Mandate that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan (it being understood that this section shall be a condition only for the Bank or Banks affected by such Government



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Mandate) or that in the reasonable opinion of any of the Co-Agents would make it illegal for such Co-Agent to issue, extend or renew any Letter of Credit.

12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     12.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower or any Other Obligor shall fail to pay any principal of the Loans or any Reimbursement Obligation (for which a Revolving Credit Loan is not made as provided in Section 2.8) when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower or any Other Obligor shall fail to pay any interest on the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for five (5) days after written notice of such failure has been given to the Borrower (or if the Borrower no longer exists, such other Obligor) by the Administrative Agent;

          (c) the Borrower or any Other Obligor shall fail to perform or observe any of its covenants contained in Sections 7.5.1, 7.6.1, 8.1, 8.2, 8.3, 8.4(x), 8.13, 9, or, if such failure relates to a Lien securing Funded Debt, 8.4;

          (d) the Borrower, any Other Obligor, or any of their respective Subsidiaries shall fail to perform or observe any term, covenant, or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12) for thirty (30) days after written notice of such failure has been given to the Borrower (or if the Borrower no longer exists, such Other Obligor) by the Administrative Agent, provided, that a failure to perform or observe the terms, covenants and agreements set forth in Section 7.4 or Section 7.5.3 that continues for more than ten (10) days (regardless of whether notice of such failure is given to the Borrower) shall constitute an Event of Default hereunder;

          (e) any representation or warranty of the Borrower, any Other Obligor, or any of their respective Subsidiaries in this Credit Agreement, any of the other Loan Documents, or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been incorrect in any material respect upon the date when made or deemed to have been made or repeated;

          (f) failure to make a payment of principal or interest, or a default, event of default, or other event permitting (with or without the passage of time or the giving of notice) acceleration or exercise of remedies shall occur with respect to any (i) Indebtedness for money borrowed, (ii) Indebtedness in respect of the deferred purchase price of goods or services, or (iii) Capitalized Lease, of the Borrower, any Other Obligor, or any of their respective Subsidiaries, having a principal amount (or, in the case of a Capitalized Lease, scheduled rental payments with a discounted present value from the last day of the initial term to the date of determination as determined in accordance with generally accepted accounting principles) (A) in any one case, of $50,000,000 or more, or (B) in the aggregate, of $150,000,000 or more, and such failure to make a payment of principal or interest, or a default, event of default, or other event shall continue for such period of time as would entitle the holder of such



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     Indebtedness or Capitalized Lease (with or without notice) to accelerate such Indebtedness or terminate such Capitalized Lease;

          (g) any of the Loan Documents shall be cancelled, terminated, revoked, or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent, or approval of the Banks, or any Proceeding to cancel, revoke, or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, any Other Obligor, or any of their respective Subsidiaries party thereto, or any Government Authority of competent jurisdiction shall make a determination that, or issue a Government Mandate to the effect that, any material provision of one or more of the Loan Documents is illegal, invalid, or unenforceable in accordance with the terms thereof;

          (h) the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, or receiver of the Borrower, any Other Obligor, Alliance Distributors, the General Partner or any Material Subsidiary or of any substantial part of the assets of the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary, or shall commence any Proceeding relating to the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such Proceeding shall be commenced against the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary and any of such parties shall indicate its approval thereof, consent thereto, or acquiescence therein;

          (i) either (i) an involuntary Proceeding relating to the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or similar law of any jurisdiction, now or hereafter in effect is commenced and not dismissed or vacated within sixty (60) days following entry thereof, or (ii) a decree or order is entered appointing any trustee, custodian, liquidator, or receiver described in (h) or adjudicating the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such Proceeding, or a decree or order for relief is entered in respect of the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary in an involuntary Proceeding under federal bankruptcy laws as now or hereafter constituted;

          (j) there shall remain in force, undischarged, unsatisfied, and unstayed, for more than forty-five (45) days, any final judgment or order against the Borrower, any Other Obligor, or any of their respective Subsidiaries, that, with any other such outstanding final judgments or orders, undischarged, against the Borrower, any Other Obligors, and their respective Subsidiaries taken together exceeds in the aggregate $20,000,000;

          (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any Other Obligor, or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $20,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the



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     appropriate United States District Court of a trustee to administer such
     Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (l) any of the following: (i) the Borrower or (if required to be so registered) any Other Obligor shall fail to be duly registered as an "investment adviser" under the Investment Advisers Act of 1940; or (ii) Alliance Distributors shall cease to be duly registered as a "broker/dealer" under the Securities Exchange Act of 1934 or shall cease to be a member in good standing of the National Association of Securities Dealers, Inc.;

          (m) the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or any Material Subsidiary shall either (i) be indicted for a federal or state crime and, in connection with such indictment, Government Authorities shall seek to seize or attach, or seek a civil forfeiture of, property of the Borrower, any Other Obligor, Alliance Distributors, the General Partner, or one or more of such Material Subsidiary having a fair market value in excess of $20,000,000, or (ii) be found guilty of, or shall plead guilty, no contest, or nolo contendere to, any federal or state crime, a punishment for which could include a fine, penalty, or forfeiture of any assets of the Borrower, such Other Obligor, Alliance Distributors, the General Partner, or such Material Subsidiary having in any such case a fair market value in excess of $20,000,000; or

          (n) Alliance Capital Management Corporation shall cease to be the sole general partner of the Borrower, and such circumstance shall continue for thirty (30) days after written notice of such circumstance has been given to the Borrower (or, if the Borrower no longer exists, any Other Obligor), provided, that the admission of additional Persons as (a) general partner of the Borrower shall not constitute an Event of Default if, prior to the admission of any such general partner, the Borrower delivers to the Banks
     (i) the documentation with respect to such general partner that would be required under Section 10.3 if such Person were a General Partner on the Closing Date, (ii) an incumbency certificate for such general partner as required for the Borrower pursuant to Section 10.8, and (c) an opinion from counsel reasonably acceptable to the Banks, in form and substance reasonably satisfactory to the Banks, as to such general partner's power and authority to act on behalf of the Borrower as a general partner of the Borrower, and provided, further, that a Reorganization of the Borrower pursuant to Section 8.2(c) as permitted under Section 2.6 of the Borrower Partnership Agreement shall not constitute a Default or an Event of Default under this clause(n);

     then, and in any such event, so long as the same may be continuing, the Administrative Agent, upon the request of the Majority Banks, shall by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes, and the other Loan Documents and all Reimbursement Obligations (including with respect to outstanding undrawn Letters of Credit) to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in
     Section 12.1(h) or Section 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent, any Co-Agent or any Bank; and provided, further, that any such declaration may be rescinded by the Majority Banks after the Events of Default leading to such declaration are cured or waived.

     12.2 Termination of Commitments. If any one or more of the Events of Default specified in Section 12.1(h) or Section 12.1(i) shall occur, any unused portion of the Total Commitment hereunder



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shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrower and the Co-Agents shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, or if on any date for issuing, extending, or renewing any Letter of Credit the conditions precedent to issuing, extending, or renewing such Letter of Credit on such date are not satisfied, the Administrative Agent may with the consent of the Majority Banks and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given such unused portion of the Total Commitment hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Co-Agents shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any such notice is given to the Borrower, the Administrative Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the Total Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

     12.3 Remedies.

     (a) In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Loans pursuant to Section 12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by any appropriate Proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable Government Mandate the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank.

     (b) No remedy herein conferred upon any Bank, any Co-Agent or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by any Government Mandate.

     12.4 Application of Monies. In the event that, during the continuance of any Default or Event of Default, the Administrative Agent, any Co-Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of rights under the Loan Documents, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all costs, expenses, disbursements, and losses that shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection, or enforcement by the Administrative Agent of all or any of the rights, remedies, powers, and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or Liens that by Government Mandate shall have, or may have, priority over the rights of the Administrative Agent to such monies;




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          (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions among Obligations owing to the Banks, the Co-Agents and the Administrative Agent with respect to each type of Obligation such as interest, principal, fees, and expenses, shall be made among the Banks, the Co-Agents and the Administrative Agent pro rata according to the respective amounts thereof; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.


13. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by Proceedings against the Borrower, by proof thereof in bankruptcy, reorganization, liquidation, receivership, or similar Proceedings, or otherwise, and shall retain and apply to the payment of the Notes held by, or Reimbursement Obligations owed to, such Bank, any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks (exclusive of payments to be made for the account of less than all of the Banks as provided in Sections 3.2.2, 5.8, and 5.9), such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

14. THE ADMINISTRATIVE AGENT.

     14.1 Authorization. The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement, the Letters of Credit or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Bank.



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     14.2 Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of legal counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine.

     14.3 No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     14.4 No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability, or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties, or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants, or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books, or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver, or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate, and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     14.5 Payments.

          14.5.1 Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Bank or Co-Agent shall constitute a payment to such Bank or Co-Agent. The Administrative Agent shall promptly distribute to each Bank and Co-Agent such Bank's or, as the case may be, Co-Agent, pro rata share of payments received by the Administrative Agent for the account of the Banks and the Co-Agents except as otherwise expressly provided herein or in any of the other Loan Documents.

          14.5.2 Distribution by Administrative Agent. If in the reasonable opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes, or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make the same shall have been adjudicated by a court of competent jurisdiction. If any Government Authority shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be



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     repaid or shall pay over the same in such manner and to such Persons as shall be determined by such Government Authority.

          14.5.3 Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Administrative Agent its pro rata share of any Loan, (b) to purchase any Letter of Credit Participation as, when, and to the full extent required by the provisions of this Credit Agreement, or (c) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when, and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees, or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the non-delinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     14.6 Holders of Notes. Subject to Section 18, the Administrative Agent may deem and treat the payee of any Note or purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee, or transferee.

     14.7 Indemnity. The Banks ratably shall indemnify and hold harmless the Administrative Agent from and against any and all Proceedings (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, any of the other Loan Documents, or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

     14.8 Administrative Agent and Co-Agents as Banks. In its individual capacity, NationsBank, N.A., The Chase Manhattan Bank and The Bank of New York shall have the same obligations and the same rights, powers, and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchase of any Letter of Credit Participations, as it would have were it not also the Administrative Agent and/or a Co-Agent.

     14.9 Resignation. The Administrative Agent and/or any Co-Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent and/or Co-Agent, as the case may be. Unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent and/or Co-Agent shall be reasonably acceptable to the Borrower. If no


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successor Administrative Agent and/or Co-Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's and/or Co-Agent's giving of notice of resignation, then the retiring Administrative Agent and/or Co-Agent may, on behalf of the Banks, appoint a successor, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Services. Upon the acceptance of any appointment as Administrative Agent and/or Co-Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent and/or Co-Agent, and the retiring Administrative Agent and/or Co-Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's and/or Co-Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     14.10 Notification of Defaults and Events of Default. Upon learning of the existence of a Default or an Event of Default, a Bank or Co-Agent shall promptly notify the Administrative Agent thereof. Upon receipt of any notice under this
Section 14.10, the Administrative Agent shall promptly notify the other Banks of the existence of such Default or Event of Default.

     14.11 Duties in the Case of Enforcement. In case one of more Events of Default shall have occurred and be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Loan Documents and exercise all or any such other legal, equitable, and other rights or remedies as it may have under the Loan Documents. The Majority Banks may direct the Administrative Agent in writing as to the method and the extent of any such action, the Banks hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

15. EXPENSES.

     The Borrower shall upon demand either, as the Banks, the Co-Agents or the Administrative Agent may require and regardless of whether any Loans are made hereunder, pay in the first instance or reimburse the Banks, the Co-Agents and the Administrative Agent (to the extent that payments for the following items are not made under the other provisions hereof) for (a) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents, and the other agreements and instruments mentioned herein,
(b) reasonable out-of-pocket expenses incurred in connection with the syndication of this facility, (c) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, any of the Co-Agents or any of the Banks (other than taxes based upon the Agent's, any Co-Agent's or any Bank's income or profits) on or with respect to the transactions contemplated by this Credit Agreement, (d) the reasonable fees, expenses, and disbursements of the Co-Agent's special counsel incurred in connection with the preparation, administration, or interpretation of the Loan Documents, the other instruments mentioned herein, and the term sheet for the transactions contemplated by this Credit Agreement, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(e) the reasonable fees, expenses, and disbursements-of the Administrative Agent incurred by the Administrative Agent in



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connection with the preparation, administration, or interpretation of the Loan
Documents and other instruments mentioned herein, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, any Co-Agent or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by any Bank, any Co-Agent or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any Proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, any Co-Agent's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries. The Borrower shall not be responsible under clause (f) above for the fees and costs of more than one law firm in any one jurisdiction with respect to any one Proceeding or set of related Proceedings for the Administrative Agent, the Co-Agents and the Banks, unless any of the Administrative Agent, the Co-Agents and the Banks shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Borrower or there are other circumstances that in the reasonable judgment of the Administrative Agent, the Co-Agents and the Banks make separate counsel advisable. The covenants of this
Section 15 shall survive payment or satisfaction of all other Obligations.

16. INDEMNIFICATION.

     The Borrower shall, regardless of whether any Loans are made hereunder, indemnify and hold harmless the Administrative Agent, the Co-Agents and the Banks, together with their respective shareholders, directors, agents, officers, Subsidiaries, and Affiliates, from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, causes of action, and Proceedings, and reasonable costs and expenses in connection therewith, incurred, suffered, sustained, or required to be paid by an indemnified party by reason of or resulting, directly or indirectly, from the transactions contemplated by the Loan Documents, including (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substances or any Proceeding brought or threatened with respect to any Hazardous Substances (including claims with respect to wrongful death, personal injury, or damage to property), in each case including the reasonable fees and disbursements of legal counsel and reasonable allocated costs of internal legal counsel incurred in connection with any such Proceeding, provided, however, the Borrower shall not be obligated to indemnify any party for any damages, losses, settlement payments, obligations, liabilities, claims, causes of action, Proceedings, costs, and expenses that were caused directly by
(i) the gross negligence or willful misconduct of the indemnified party or (ii) any breach by any Bank of its obligation to fund a Revolving Credit Loan pursuant to this Credit Agreement, provided that the Borrower is not then in Default. In Proceedings, or the preparation therefor, the indemnified parties shall be entitled to select their legal counsel and, in addition to the foregoing indemnity, the Borrower shall, promptly upon demand, pay in the first instance, or reimburse the indemnified parties for, the reasonable fees and expenses of such legal counsel. The Borrower shall not be responsible under this section for the fees and costs of more than one law firm in any one jurisdiction for the Borrower and the indemnified parties with respect to any one Proceeding or set of related Proceedings, unless any indemnified party shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Borrower or there are other circumstances that in the reasonable judgment of the indemnified parties make separate counsel advisable. If, and to the extent that the obligations of the



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Borrower under this Section 16 are unenforceable for any reason, the Borrower shall make the maximum contribution to the payment in satisfaction of such obligations that is permissible under applicable law. The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations.

17. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations, and warranties made herein, in the Notes, in any of the other Loan Documents, or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, the Co-Agent and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or any of the Co-Agents has any obligation to issue, extend, or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank, any Co-Agent or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

18. ASSIGNMENT AND PARTICIPATION.

     18.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights, and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit) and the Notes held by it; provided that (a) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, provided that, if no Event of Default has occurred and is continuing, no Bank may assign its rights and obligations hereunder if such assignment would result in a reduction of or a withdrawal of the then current rating of the commercial paper notes of the Borrower (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment of less than all of the assigning Bank's rights and obligations under this Credit Agreement, shall be in an amount equal to $10,000,000 or in integral multiples of $1,000,000 in excess thereof, and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit N hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 18.3, be released from its obligations under this Credit Agreement.




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     18.2 Certain Representations and Warranties; Limitations; Covenants. By
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     18.3 Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

     18.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance



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and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

     18.5 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments, or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that require the unanimous consent of the Banks pursuant to Section 25 and (c) such participation shall be in a minimum amount of $1,000,000 or in integral multiples of $1,000,000 in excess thereof. Each Bank shall, promptly upon request of the Borrower in each instance, disclose to the Borrower the parties to which such Bank has granted participations under this section unless such Bank is subject to a contractual restriction not to do so.

     18.6 Disclosure. Any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder subject to Section 7.4(e).

     18.7 Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 12, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to
Section 12 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     18.8 Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Sections 5.8, 5.9, 15, and 16 with respect to any claims or actions arising prior to the date of the assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     18.9 Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

19. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 1345 Avenue of the Americas, New York, New York 10105 (Telecopy Number (212) 969-6260), Attention: Treasurer, with a copy sent via the same means to General Counsel of the Borrower at 1345 Avenue of the Americas, New York, New York 10105 (Telecopy Number (212) 969-1334), or at such other address for notice as any of such Persons shall last have furnished in writing to the Person giving the notice;

          (b) if to NationsBank, whether individually or as Administrative Agent or Co-Agent, at 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, (Telecopy Number (704) 386-9923),
     Attention: CCS/Agency Services, Ref: Alliance Capital Management L.P., with a copy sent via the same means to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308-2222 (Telecopy Number: (404) 815-2424), Attention: Chris D. Molen, Esq., or such other address for notice as such Person shall last have furnished in writing to the Person giving the notice;

          (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or telecopy to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such telecopy, or when delivery (if other than by telecopy) is duly attempted and refused, and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

20. GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE BANKS, AND THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE

NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION
19. EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE BANKS, AND THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

21. HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

22. COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

23. ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 25.

24. WAIVER OF JURY TRIAL.

     EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE BANKS, AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, AND RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE BANKS, AND THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY BANK, ANY CO-AGENT OR THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, SUCH CO-AGENT OR THE ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT EACH OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS AND THE BANKS HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

25. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Credit Agreement, any term of this Credit Agreement, the other Loan Documents, or any other instrument related hereto or mentioned herein may be amended with, but only with, the written consent of the Borrower and the Majority Banks. Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, any acceleration of amounts owing under the Loan Documents may be rescinded, and the performance or observance by the Borrower of any terms of this Credit Agreement, the other Loan Documents, or any other instrument related hereto or mentioned herein or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.10 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the definition of Maturity Date, the amount of the Commitments of the Banks, and the amount of facility fees hereunder or Letter of Credit Fees may not be changed without the written consent of the Borrower and the written consent of Banks holding one hundred percent (100%) of the outstanding principal amount of the Notes (or, if no Notes are outstanding, Commitments representing one hundred percent (100%) of the Total Commitment); neither this Section 25 nor the definition of Majority Banks may be amended without the written consent of all of the Banks; and the amount of the Agent's fee or Letter of Credit Fees and Section 14 may not be amended without the written consent of the Administrative Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Neither the Administrative Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

26. SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.






             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


BORROWER:                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                 By: Alliance Capital Management
                                     Corporation, General Partner

                                 By:  /s/ Anne S. Drennan
                                     -------------------------------------------
                                 Name:  Anne S. Drennan
                                 Title: Senior Vice President and Treasurer




                          [Signature Pages Continued]

                                 NATIONSBANK, N.A, as Administrative Agent

                                 By:  /s/ Ken Ricciardi
                                     --------------------------------
                                 Name:  Ken Ricciardi
                                 Title: Senior Vice President




                          [Signature Pages Continued]

                                 THE CHASE MANHATTAN BANK, as
                                 Syndication Agent


                                 By:  /s/ David J. Cintron
                                     --------------------------------
                                 Name:  David J. Cintron
                                 Title: Vice President




                          [Signature Pages Continued]

                                 THE BANK OF NEW YORK, as Documentation Agent


                                 By: /s/ Lee B. Stephens, III
                                     --------------------------------
                                 Name:  Lee B. Stephens, III
                                 Title: Vice President




                          [Signature Pages Continued]

                                 NATIONSBANK, N.A., as Co-Agents


                                 By: /s/ Ken Ricciardi
                                     --------------------------------
                                 Name:  Ken Ricciardi
                                 Title: Senior Vice President




                          [Signature Pages Continued]

                                 THE CHASE MANHATTAN BANK, as Co-
                                 Agent

                                 By:  /s/ David J. Cintron
                                     --------------------------------
                                 Name:  David J. Cintron
                                 Title: Vice President




                          [Signature Pages Continued]

                                 THE BANK OF NEW YORK, as Co-Agent


                                 By:  /s/ Lee B. Stephens, III
                                     --------------------------------
                                 Name: Lee B. Stephens, III
                                 Title: Vice President




                          [Signature Pages Continued]

                                 NATIONSBANK, N.A., as a Bank
                                 By: /s/ Ken Ricciardi
                                    ---------------------------------
                                 Name:  Ken Ricciardi
                                 Title: Senior Vice President




                          [Signature Pages Continued]

                                 THE CHASE MANHATTAN BANK, as a Bank


                                 By: /s/ David J. Cintron
                                    --------------------------------
                                 Name:  David J. Cintron
                                 Title: Vice President




                          [Signature Pages Continued]

                                 THE BANK OF NEW YORK, as a Bank

                                 By: /s/ Lee B. Stephens, III
                                    ---------------------------------
                                 Name:  Lee B. Stephens, III
                                 Title: Vice President




                          [Signature Pages Continued]

                                 DEUTSCHE BANK AG, NEW YORK AND/OR
                                 CAYMAN ISLANDS BRANCHES, as a Bank

                                 By: /s/ John S. McGill
                                    ---------------------------------
                                 Name: John S. McGill
                                 Title: Vice President


                                 By: /s/ Jonathan B.P. Mendes
                                    ---------------------------------
                                 Name: Jonathan B.P. Mendes
                                 Title: Vice President




                          [Signature Pages Continued]

                                REVOLVING COMMITMENT VEHICLE
                                CORPORATION

                                By: Morgan Guaranty Trust Company of New York,
                                    As Attorney-in-Fact for Revolving Commitment
                                    Vehicle Corporation


                                By: /s/ David Weintrub
                                   -----------------------
                                   Name: David Weintrub
                                   Title: Vice President




                          [Signature Pages Continued]

                                 FLEET NATIONAL BANK, as a Bank


                                 By: /s/ Jan-Gee McCollam
                                    -----------------------
                                 Name: Jan-Gee McCollam
                                 Title: Senor Vice President




                          [Signature Pages Continued]

                                 COMMERZBANK AG, NEW YORK
                                 BRANCH, as a Bank


                                 By: /s/  William M. Earley
                                    -----------------------
                                 Name: William M. Earley
                                 Title: Vice President


                                 By: /s/ Joseph J. Hayes
                                    -----------------------
                                 Name: Joseph J. Hayes
                                 Title: Assistant Vice President




                          [Signature Pages Continued]

                                 DRESDNER BANK AG, NEW YORK BRANCH AND
                                 GRAND CAYMAN BRANCH, as a Bank


                                 By: /s/ Anthony C. Valencourt
                                    ---------------------------
                                 Name: Anthony C. Valencourt
                                 Title: Senior Vice President


                                 By: /s/ RAJIV GUPTA
                                    ---------------------------
                                 Name: Rajiv Gupta
                                 Title: Associate




                          [Signature Pages Continued]

                                 THE FIRST NATIONAL BANK OF
                                 CHICAGO, as a Bank


                                 By: /s/ Nicole Holzapfel
                                     --------------------------
                                 Name: Nicole Holzapfel
                                 Title: Vice President




                          [Signature Pages Continued]

                                 STATE STREET BANK
                                 AND TRUST COMPANY, as a Bank


                                 By: /s/  Anne Marie Gualtieri
                                     ---------------------------
                                 Name: Anne Marie Gualtieri
                                 Title: Vice President

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

   ---------------------------------------------------------------------
         Banks and Addresses               Commitment       Commitment
                                                            Percentage
   ---------------------------------------------------------------------
   NationsBank, N.A.                       $65,000,000     15.29411765%
   101 North Tryon Street, 15th Floor
   NC1-001-15-04
   Charlotte, North Carolina  28255
   Attn:CCS/Agency Services
   Ref: Alliance Capital Management L.P.
   Facsimile: (704) 386-9923
   ---------------------------------------------------------------------
   The Chase Manhattan Bank                $59,000,000     13.88235294%
   270 Park Avenue
   36th Floor
   New York, NY  10017
   Attn:  David J. Cintron
   Facsimile Number:  (212) 270-1789
   ---------------------------------------------------------------------
   The Bank of New York                    $59,000,000     13.88235294%
   One Wall Street, 7th Floor
   New York, NY  10286
   Attn:  Lee B. Stephens, III
   Facsimile Number: (212) 635-6348
   ---------------------------------------------------------------------
   Deutsche Bank AG, New York and/or       $35,000,000      8.23529412%
   Cayman Islands Branches
   31 West 52nd Street
   New York, NY  10019
   Attn:  Peter J. Bassler
   Facsimile Number:  (212) 474-8386
   ---------------------------------------------------------------------
   Revolving Commitment Vehicle            $35,000,000      8.23529412%
   Corporation
   By: Morgan Guaranty Trust Company of
   New York, as Attorney-in-Fact
   for Revolving
   Commitment Vehicle Corporation
   60 Wall Street, 22nd Floor
   New York, NY  10260-0060
   Attn:  Linda Winter-Irving
   Facsimile Number:  (212) 648-5249
   ---------------------------------------------------------------------
   Fleet National Bank                     $35,000,000      8.23529412%
   777 Main Street
   Hartford, CT  06115
   Attn:  Jan-Gee McCollam
   Facsimile Number:  (860) 986-1264
   ---------------------------------------------------------------------

   ---------------------------------------------------------------------
         Banks and Addresses               Commitment       Commitment
                                                            Percentage
   ---------------------------------------------------------------------
   CommerzBank AG, New York Branch         $35,000,000      8.23529412%
   2 World Financial Center
   New York, NY  10281-1050
   Attn:  Joe Hayes
   Facsimile Number:  (212) 266-7629
   ---------------------------------------------------------------------
   Dresdner Bank, AG, New York Branch and  $35,000,000      8.23529412%
   Grand Cayman Branch
   75 Wall Street
   New York, NY 10005
   Attn: Robert P. Donohue
   Facsimile Number: (212) 429-2524
   ---------------------------------------------------------------------
   The First National Bank of Chicago      $35,000,000      8.23529412%
   153 W. 51st Street
   6th Floor
   New York, NY  10019
   Attn:  Nicole Holzapfel
   Facsimile Number:  (212) 373-1393
   ---------------------------------------------------------------------
   State Street Bank and Trust Company     $32,000,000      7.52941176%
   1776 Heritage Drive
   No. Quincy, MA  02171
   Attn:  Anne Marie Gualtieri
   Facsimile Number:  (617) 537-1196
   ---------------------------------------------------------------------
                    TOTAL                 $425,000,000             100%
   ---------------------------------------------------------------------

                        Alliance Capital Management L.P.
                      Schedule 6.2 - Governmental Approvals
                                  May 31, 1998




                  None.

                        Alliance Capital Management L.P.
                          Schedule 6.18 - Subsidiaries
                                  June 1, 1998


                                                                                   Percentage of Voting Stock
                                                                                       Owned by Company &
Name of Subsidiary                                       Jurisdiction of Formation    Each Other Subsidiary
-------------------                                      -------------------------    ---------------------
Alliance Capital Management Corporation of Delaware*            Delaware                      100%
Alliance Fund Distributors, Inc.*                               Delaware                      100%
Alliance Barra Research Institute Inc.*                         Delaware                      100%
Alliance Corporate Finance Group Inc.                           Delaware                      100%
Alliance Capital Oceanic Corporation*                           Delaware                      100%
Alliance Capital Global Derivatives Corporation*                Delaware                      100%
ACM CIIC Investment Management Limited*                      Cayman Islands                   54%
Alliance Fund Services, Inc.*                                   Delaware                      100%
Alliance Capital Management Canada Inc.*                         Canada                       100%
Alliance Capital Management (Brasil) Ltda.*                      Brazil                       100%
Alliance Eastern Europe Inc.*                                   Delaware                      100%
ACM Software Services Ltd.*                                     Delaware                      100%
Alliance Capital Limited *                                   United Kingdom                   100%
East Fund Managementberatung GmbH*                               Austria                      51%
Alliance Capital Management (Turkey) Ltd.*                      Delaware                      100%
Alliance Capital Services Ltd.*                              United Kingdom                   100%
Alliance Capital (Luxembourg) S.A.*                            Luxembourg                     100%
ACM Fund Services S.A.*                                        Luxembourg                     100%
Dimensional Trust Management Limited*                        United Kingdom                   100%
ACM Fund Services (Espana) S.L.*                                  Spain                       100%
Alliance Capital Management (Singapore) Ltd.*                   Singapore                     100%
Alliance Capital Management (Asia) Ltd.*                        Delaware                      100%
Alliance Capital Management (Japan) Inc.*                       Delaware                      100%
Alliance Capital Management Australia Ltd.*                     Australia                     100%
Alliance Capital Investment Trust Management K.K.*                Japan                       100%
Alliance Capital (Mauritius) Private Limited*                   Mauritius                     100%
Alliance Investment Opportunities Management, L.L.C.*           Delaware                      100%
Aliance Odyssey Capital Management (Proprietary) Ltd.*        South Africa                    80%
ACSYS Software India Pvt. Ltd.*                                   India                       51%
Alliance Capital Asset Management (India) Private Ltd.*           India                       75%
Cursitor Alliance LLC*                                          Delaware                      93%
Cursitor Alliance Holdings Limited*                          United Kingdom                   93%
Draycott Partners, Ltd.*                                      Massachusetts                   93%
Cursitor Alliance Services Limited*                          United Kingdom                   93%
Cursitor Management Co. SA*                                    Luxembourg                     93%
Cursitor Management Ltd.*                                    United Kingdom                   93%
Cursitor Cecogest SA*                                            France                       93%
Cursitor Courtage SARL*                                          France                       93%
Cursitor Gestion SA*                                             France                       93%
Cursitor-Eaton Asset Management Company *                       New York                      93%
Meiji-Alliance Capital Corporation                              Delaware                      50%
BCN Alliance Capital Management S.A.                             Brazil                       50%
Przymierze Trust Fund Company                                    Poland                       49%
Alliance SBS-AGRO Capital Management Company                     Russia                       49%
New-Alliance Asset Management (Asia) Limited                    Hong Kong                     50%
ACM New-Alliance (Luxembourg) S.A.                             Luxembourg                     50%
Albion Alliance LLC                                             Delaware                      40%
Hanwha Investment Trust Management Company, Ltd.                  Korea                       20%

*    Restricted Subsidiaries of Alliance Capital Management L.P.

                        ALLIANCE CAPITAL MANAGEMENT L.P.
                           SCHEDULE 6.19 - FUNDED DEBT
                                  MAY 31, 1998



Portion of Letter of Credit opened with
State Street Bank and Trust by Alliance
Capital Management L.P., Alliance Fund
Services, Inc., Alliance Fund
Distributors Inc. and U.S. Registered
Mutual Funds managed by the Company in
favor of the ICI Mutual Insurance
Company ("ICI Mutual") and related
undertaking to commit additional capital
by ACMLP to ICI Mutual                                             $     592,000


Promissory Note payable to Equitable Capital Partners, L.P.            1,527,810

Promissory Note payable to Equitable Capital Partners
(Retirement Fund), L.P.                                                  862,051


Cursitor Alliance LLC 6% Promissory Notes                             10,750,000


Commercial Paper                                                      96,791,991


Cursitor Minority Interest Acquisition                                10,000,000
                                                                   -------------

Total Funded Debt                                                  $ 120,523,852
                                                                   =============

                                  Schedule 8.4
                                 Permitted Liens


-----------------------------------------------------------------------------------------------------
Jurisdiction   Secured Party             Filing  File No.   Date        Collateral
                                         Found              Filed
-----------------------------------------------------------------------------------------------------
New York       AT&T Credit Corporation   UCC-1   152358     7-15-93     Leased Equipment
Department
of State       --------------------------------------------------------------------------------------
               Pitney Bowes Credit       UCC-1   238093     11-12-93    Leased Equipment
               Corporation
                                         ------------------------------------------------------------
                                         UCC-1   238094     11-12-93    Leased Equipment
               --------------------------------------------------------------------------------------
               Jacom Computer Services,  UCC-1   117054     6-9-95      Leased Equipment
               Inc.
               --------------------------------------------------------------------------------------
               AT&T Credit Corporation   UCC-1   148514     7-26-96     Leased Equipment
               --------------------------------------------------------------------------------------
               IBM Credit Corporation    UCC-1   224529     10-30-97    Leased Equipment
               --------------------------------------------------------------------------------------
               American Business Credit  UCC-1   005107     1-9-98      Leased Equipment
               Corporation
               --------------------------------------------------------------------------------------
               AT&T Capital Leasing      UCC-1   019028     1-28-98     Leased Equipment
               --------------------------------------------------------------------------------------
               Danka Business Systems    UCC-1   023159     2-2-98      Leased Equipment
               and AT&T Capital Leasing
               Services, Inc. as
               Assignee
               --------------------------------------------------------------------------------------
               EMC Corporation and       UCC-1   041597     2-26-98     Leased Equipment
               MetLife Capital
               Corporation as Assignee
               --------------------------------------------------------------------------------------
               MetLife Capital           UCC-3   072741     4-6-98      Assignment of original file
               Corporation and EMC                                      no.  041597 filed 2-26-98
               Corporation as Assignee                                  assigning the collateral
                                                                        back to EMC Corporation
               --------------------------------------------------------------------------------------
               EMC Corporation and Banc  UCC-3   124127     6-10-98     Assignment of original file
               One Leasing Corporation                                  no.  041597 filed 2-26-98
               as Assignee                                              to Banc One
                                                                        Leasing Corporation
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Jurisdiction        Secured Party             Filing  File No.   Date       Collateral
                                              Found              Filed
---------------------------------------------------------------------------------------------------------
New York            Pitney Bowes Credit       UCC-1   046721     3-5-98     Leased Equipment
Department          Corporation
of State                                      -----------------------------------------------------------
                                              UCC-1   046724     3-5-98     Leased Equipment
                                              -----------------------------------------------------------
                                              UCC-1   046725     3-5-98     Leased Equipment
---------------------------------------------------------------------------------------------------------
New York County,    AT&T Credit Corporation   UCC-1   93PN36387  7-15-93    Leased Equipment
City Register
                    -------------------------------------------------------------------------------------
                    IBM Credit Corporation    UCC-1   97PN52610  11-07-97   Leased Equipment
                    -------------------------------------------------------------------------------------
                    American Business Credit  UCC-1   98PN01407  1-9-98     Leased Equipment
                    Corporation
                    -------------------------------------------------------------------------------------
                    AT&T Capital Leasing      UCC-1   98PN05356  2-2-98     Leased Equipment
                    -------------------------------------------------------------------------------------
                    Danka Business Systems    UCC-1   98PN05681  2-4-98     Leased Equipment
                    and AT&T Capital Leasing
                    Services, Inc. as
                    Assignee
                    -------------------------------------------------------------------------------------
                    EMC Corporation and       UCC-1   98PN10751  3-4-98     Leased Equipment
                    MetLife Capital
                    corporation as assignee
                    -------------------------------------------------------------------------------------
                    MetLife Capital           UCC-3   98PN18318  4-13-98    Assignment of all
                    Corporation                                             collateral or [final]
                                                                            financing statement no.
                                                                            98PN10751 file 3-4-98 to
                                                                            EMC Corporation
---------------------------------------------------------------------------------------------------------
New Jersey          Pitney Bowes Credit       UCC-1   1541789    11-24-93   Leased Equipment
Secretary of State  Corporation
                    -------------------------------------------------------------------------------------
                    Federal Leasing           UCC-1   1608795    12-14-94   Leased Equipment
                    Corporation
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Jurisdiction        Secured Party             Filing  File No.   Date     Collateral
                                              Found              Filed
-------------------------------------------------------------------------------------------------------
New Jersey          Federal Leasing           UCC-3   1608795    2-09-95  Full assignment of the
Secretary of State  Corporation                                           collateral on Financing
                                                                          Statement # 1608795
                                                                          filed 12-14-94
                                                                          to Advanta Leasing Corp.
-------------------------------------------------------------------------------------------------------

                        ALLIANCE CAPITAL MANAGEMENT L.P.
                           SCHEDULE 8.6 - INVESTMENTS
                                  MAY 31, 1998



Alliance Mutual Funds and Deposit Products:
      Various Seed Money Investments                                  $ 3,219,511
                                                                      -----------
Other Investments in Alliance Mutual Funds and Deposit Products:
      ACM Institutional Reserves - Prime Portfolio                     48,398,975
      Alliance Capital Reserves                                                91
      Alliance Government Reserves                                          1,271
      Alliance Insured Account                                            655,125
      Alliance Municipal Trust - General                                   21,039
      Alliance Municipal Trust - N.Y                                        1,297
      Alliance Technology Fund                                            147,922
      Global SI Trust                                                   1,000,000
      International Premier Growth                                      1,000,000
      Premier Growth Fund                                               2,248,265
                                                                      -----------
      Sub-total Other Investments in Alliance
         Mutual Funds and Deposit Products                             53,473,984
                                                                      -----------
Total Investments in Alliance Mutual Funds                            $56,693,495
                                                                      ===========
Other Investments:
      ICI Mutual Insurance Company                                    $   386,632
                                                                      -----------
      Joint Ventures:
          Meiji - Alliance Capital Corporation (common stock               71,925
              par value $1.00 per share, 100,000 shares authorized)
          Przymierze Trust Fund Company                                   406,407
          New Alliance                                                  1,313,939
          BCN Alliance                                                    938,406
          East Fund Management                                            207,345
          Alliance Scan East Fund, L.P.                                    76,927
          SBS - AGRO                                                      345,033
          Hanwha Securities                                             3,538,478
                                                                      -----------
          Sub-total Joint Ventures                                      6,898,460
                                                                      -----------

                        ALLIANCE CAPITAL MANAGEMENT L.P.
                           SCHEDULE 8.6 - INVESTMENTS
                                  MAY 31, 1998


      Partnerships:
          Equitable Capital Partners L.P.                               1,140,293
          Equitable Capital Partners Retirement Fund L.P.                 755,570
          Alliance Alpha I Partners L.P.                                  900,938
          Alpha I                                                       2,892,337
          Alliance Alpha Management (DEF)                               7,300,335
          Czech Direct Equity Fund, L.P.                                   25,000
          HME Global Partnership L.P.                                      89,580
          Cursitor Eaton East Asian Equity Fund L.P.                      577,441
          Equitable Capital Diversified Holdings L.P. II                   56,666
          Equitable Deal Flow Fund L.P.                                     1,986
          ECM Fund, L.P. I                                                 23,678
          Other                                                            89,208
                                                                      -----------
          Sub-total Partnerships                                       13,853,032
                                                                      -----------
      Total Other Investments                                         $21,138,124
                                                                      ===========
Promissory Note issued by Alliance Capital
      Management L.P. payable on demand to the order of
      Alliance Corporate Finance Group Incorporated                   $ 5,000,000
                                                                      ===========
Keepwell Agreement issued by Alliance Capital
      Management L.P. in favor of Alliance Corporate
      Finance Group Incorporated                                      $10,000,000
                                                                      ===========
Note Receivable from Albion Alliance LLC                              $ 1,161,616
                                                                      ===========

                                                                Exhibit A to the
                                                                Credit Agreement

                              ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT, dated as of ___, 199_ /200_ (this "Assumption Agreement") among , _____ , a [corporation/partnership/limited liability company] (the "Company"), and NationsBank, N.A., individually and as administrative agent (the "Administrative Agent") for the Banks listed on
Schedule 1 of the Credit Agreement and Co-Agents listed on the signature pages to the Credit Agreement referred to below [**Adjust description of parties as appropriate to reflect the requirements of Alternatives 2 and 3 in Section 2**];

                              W I T N E S S E T H:

     WHEREAS, Alliance Capital Management L.P., a Delaware limited partnership (the "Borrower"), the Banks, the Co-Agents, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, and the Administrative Agent have entered into that certain Revolving Credit Agreement dated as of July 20, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, Section 8 of the Credit Agreement contemplates certain circumstances in which the obligations of the Borrower under the Credit Agreement will be assumed, on a joint and several basis with the Borrower, by one or more corporations that are successors to the Borrower or transferees of certain portions of the business or assets of the Borrower;

     WHEREAS, [**describe circumstances giving rise to the execution of this Agreement**] (the "Transaction"); and

     WHEREAS, Section [**8.1(c), or 8.2(a), or 8.2(c)(iii)**] of the Credit Agreement requires that, as a condition precedent of the Transaction, the Company execute and deliver this Agreement in order to (a) become jointly and severally liable, with the Borrower and any other corporations that have entered into, or will in the future enter into, Assumption Agreements (any such corporations, the "Other Obligors"), for all the obligations of the Borrower under the Credit Agreement and the other Loan Documents and (b) agree to be bound by all of the covenants and agreements set forth therein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth hereinbelow, and other good and valuable consideration, the Company, the Banks, the Co-Agents and the Administrative Agent hereby agree as follows:

Section I.  Assumption.

     1. The Company hereby assumes, jointly and severally with the Borrower and the Other Obligors, all of the duties, liabilities and obligations of the Borrower under the Credit Agreement, and the Company shall be bound by, and shall perform and observe the terms and conditions of the Credit Agreement as if it had originally executed the Credit Agreement as the Borrower. Without limiting the generality of the foregoing, the Company, jointly and severally with the Borrower and the Other Obligors, shall pay to the order of the Banks, the Co-Agents or the Administrative Agent, as appropriate, all principal, interest, and other amounts that are due and payable from time to time under the Credit Agreement. The closing of the Transaction shall be the sole condition precedent to the effectiveness of this assumption by the Company. Notwithstanding the foregoing, the Company shall comply with Section 7.6.4 of the Credit Agreement only to the extent required by Government Mandate.

     2. [**Insert one of the three following alternatives, as appropriate.**]

First Alternative

[**To be inserted for (a) transfers of assets to Restricted Subsidiaries under Credit Agreement Section 8.1(c) provided the Borrower will survive the transfer and (b) Reorganizations between Restricted Subsidiaries under Credit Agreement
Section 8.2(a).**]

The rights of the Borrower under the Credit Agreement, including, without limitation, the right to request borrowings and determine the interest rates applicable to Loans, shall continue to be exercised exclusively by the Borrower.

Second Alternative

[**To be inserted for Reorganizations under Credit Agreement Section 8.2(c) in which all of the business and assets of the Borrower remaining after any other transfers to Other Obligors or others are transferred to the Company and the Borrower does not survive, provided that, upon completion of such Reorganization, investment management contracts with respect to at least seventy-five percent (75%) of the assets under management by the Borrower and the Consolidated Subsidiaries immediately prior to such Reorganization will, if held by the Borrower and/or one or more of the Consolidated Subsidiaries prior to such Reorganization, be held by the Company and its Consolidated Subsidiaries. For this alternative, the Banks, the Co-Agents, the Borrower, and any other obligors must join this Agreement.**]

Upon the effectiveness of the Transaction, the Company shall assume the rights of the Borrower under the Credit Agreement and shall be entitled to exercise the same subject to the terms and conditions of the Credit Agreement. Without limiting any provisions hereof or of any other Loan Document, each Other Obligor acknowledges that its liability under the Assumption Agreement to which it is party shall extend to all amounts owing under the Credit Agreement by virtue of the Company's exercise of the rights assumed by it hereunder.

Third Alternative

[**To be inserted in all cases other than those to which either the First Alternative or the Second Alternative applies. For this alternative, the Borrower and any Other Obligor must join this Agreement.**]

Upon the effectiveness of the Transaction, (a) the Commitment shall terminate and the Banks shall be relieved of all obligations to make Loans under the Credit Agreement and the Co-Agents shall be relieved of all obligations to make Swing Loans or to issue, extend or renew any Letter of Credit, and (b) subject to clause (a) [**insert name of party to exercise remaining rights of Borrower**] shall assume the rights of the Borrower under the Credit Agreement and shall be entitled to exercise the same subject to the terms and conditions of the Credit Agreement. Without limiting any provisions hereof or of any other Loan Document, the Company and each Other Obligor acknowledges that its liability under the Assumption Agreement to which it is party shall extend to all amounts owing under the Credit Agreement by virtue of the [**insert name of party to exercise remaining rights of Borrower**]'s exercise of the rights assumed by it hereunder.

     3. [**This section may be deleted if the Company is the sole obligor in respect of the Credit Agreement.**] The obligations of the Company under this Agreement shall be primary, absolute and unconditional (except for the condition specified in the last sentence of paragraph 1 of this Section I), and, without limiting the generality of the foregoing, shall not be released, discharged, modified or otherwise affected by:

     (i) any additional borrowings or issuance, extensions or renewals of Letters of Credit under the Credit Agreement, regardless of whether the Company shall have approved any of such borrowings or been given notice thereof;

     (ii) any extension, renewal, settlement, compromise, waiver or release in respect of the obligations of the Borrower or any Other Obligor under any Loan Document;

     (iii) any change in the legal existence, structure or ownership of the Borrower or any Other Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any Other Obligor;

     (iv) the existence of any claim, set-off or other rights that the Company may have at any time against either of the Co-Agents, the Administrative Agent, any of the Banks or any other Person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of such claim by separate suit or compulsory counterclaim;

     (v) any act, omission to act or delay of any kind by the Borrower, Co-Agents, the Administrative Agent, any Bank or any other Person; or

     (vi) any other event or circumstance whatsoever that might, but for this paragraph 3, constitute a legal or equitable discharge of the Borrower's or any Other Obligor's obligations hereunder.

     4. [**This section may be deleted if the Company is to be the sole obligor in respect of the Credit Agreement.**] The Company's obligations hereunder shall remain in full force and effect until the principal of and interest on the Notes, and all other amounts payable by the Borrower and any Other Obligors under the Credit Agreement and the other Loan Documents, shall have been paid in full. If at any time any payment under any of the Notes or the Credit Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any Other Obligor, or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at the time of such rescission, restoration or return.

     5. [**This section may be deleted if the Company is to be the sole obligor in respect of the Credit Agreement.**] The Company shall not exercise against the Borrower or any Other Obligor any rights or remedies in respect of payments under this Agreement, whether for contribution, by way of subrogation or otherwise, until after the full and final payment of all Obligations.

Section II.  Definitions.

     For the purposes of this Agreement, each capitalized term used herein and not otherwise defined herein has the meaning assigned to that term under the Credit Agreement.

Section III.  Certain Documents.

     The Company shall, as a condition precedent to the Transaction, furnish to the Administrative Agent, each Co-Agent and each Bank the following documents, each of which shall be reasonably satisfactory to the Administrative Agent, each Co-Agent and each of the Banks in form and substance:

     1. (a) A copy of the Company's certificate of incorporation, certificate of limited partnership or certificate of organization or other articles of organization duly certified as of a recent date by the secretary of state or other appropriate official of the jurisdiction in which the Company is organized, (b) a copy, certified by a duly authorized officer of the Company to be true and complete on the date of this Agreement, of its by-laws as in effect on such date, and (c) a certificate of the secretary of state or other appropriate official of the jurisdiction in which the Company is organized, dated as of a recent date, as to the due incorporation, legal existence and good standing of the Company.

     2. A certificate of the Company, the Borrower, and any Other Obligors dated as of the effective date of the Transaction certifying, jointly and severally, that (a) no Default or Event of Default has occurred or is continuing or will exist immediately after giving effect to the Transaction, (b) if the Transaction is subject to Section 8.2(c)(vi) of the Credit Agreement, any diminution in the aggregate net worth of the Borrower (if it survives the Transaction), the Company, any other Obligors, and their respective consolidated Subsidiaries (after adjustment of such aggregate net worth to eliminate intercompany items and without double counting), when compared with the Consolidated Net Worth of the Borrower as of the date of the most recently completed fiscal quarter immediately prior to such Reorganization, is not more than twenty percent (20%) of such Consolidated Net Worth, and (c) the Transaction otherwise satisfies the conditions of the Credit Agreement applicable thereto.

     3. A certificate from the Company with respect to the incumbency and signature of each of its officers (a) who is authorized to sign this Agreement and any other document executed in connection herewith on its behalf and (b) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and any documents executed in connection therewith and the transactions contemplated hereby and thereby. The Administrative Agent, the Co-Agents and the Banks may conclusively rely on such certificate until the Administrative Agent receives a notice in writing from the Company providing the names and signatures of replacement officers.

     4. An opinion of Brown & Wood LLP, or other counsel to the Company reasonably satisfactory to the Administrative Agent, the Co-Agents and the Banks, that relates to (a) the Company, (b) this Agreement, (c) any other Loan Documents to which the Company is party, and (d) any other Loan Documents to which the Company is required to become a party in order to satisfy the applicable conditions of the Credit Agreement giving rise to the execution and delivery of this Agreement (the Loan Documents referred to in clauses (c) and (d), the "Required Loan Documents") .

Section IV.  Representations and Warranties

     In order to induce the Administrative Agent to enter into this Agreement, the Company represents and warrants to the Administrative Agent, the Co-Agents and the Banks that:

     1. The Company is duly organized, validly existing and in good standing as a [corporation/limited partnership/limited liability company] organized under the laws of the State of _______________, and has the [corporate/partnership/limited liability company] power and authority to (a) execute and deliver this Agreement and any Required Loan Documents and (b) perform its obligations under, and comply with the requirements of, this Agreement and any Required Loan Documents. The Company is duly qualified or authorized to conduct business in all jurisdictions other than the jurisdiction in which it is organized in which it owns or leases property, or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Effect.

     2. All [corporate/partnership/limited liability company] action necessary for the valid execution, delivery and performance by the Company of this Agreement and any Required Loan Documents, has been duly and effectively taken and is in full force and effect at the date of this Agreement. Each of this Agreement and any Required Loan Documents has been duly executed and delivered by the Company. This Agreement and such Required Loan Documents constitute the Company's legal, valid and binding obligations, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. The Company has duly obtained all consents and approvals of Government Authorities and has duly effected all notices, filings and registrations with Government Authorities, as may be required in connection with the execution, delivery, performance and observance of this Agreement and any Required Loan Documents, and such consents, approvals, notices, filings and registrations are in full force and effect at the date of this Agreement. Except as would not have a Material Effect, the Company has duly obtained all consents and approvals of third parties other than Government Authorities, and has duly effected all notices to such third parties, as may be required in connection with the execution, delivery, performance and observance of this Agreement and any Required Loan Documents, and such consents, approvals, and notices are in full force and effect at the date of this Agreement.

     4. The execution and delivery by the Company of this Agreement and any Required Loan Documents to be entered into by the Company concurrently with this Agreement, and the performance and observance by the Company of this Agreement and such Required Loan Documents will not contravene, or result in a default or event of default under, (a) the Company's certificate of incorporation, certificate of limited partnership or certificate of organization (or other articles of organization) or by-laws, partnership agreement or operating agreement, (b) any Contract to which the Company is party or to which any of its assets are subject (except as will not be likely to have a Material Effect), or
(c) any Government Mandate applicable to the Company or its assets.

     5. The Company is in full compliance with the terms and conditions of the Credit Agreement, and will be in full compliance with all such terms and conditions upon the effectiveness of the Transaction.

Section V.  Expenses.

     The Company shall, jointly and severally with the Borrower, upon demand, pay in the first instance, or reimburse the Administrative Agent for, all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Agreement and all transfer, stamp, documentary or other similar taxes, in respect of this Agreement or any other document or instrument referred to herein. The Administrative Agent shall deliver to the Company, to support such expenses, true copies of unpaid invoices, receipted bills, and such other supporting information as the Company may reasonably request. The provisions of this Section V shall survive the termination of the Credit Agreement.

Section VI.  Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH PARTY HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 19 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

Section VII.  Counterparts; Binding Effect.

     This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument. This Agreement is binding upon the parties hereto and their respective successors and assigns, and is intended to benefit and to be enforceable by the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

                                        [**THE COMPANY**]



                                        By:_________________________
                                             Authorized Signatory



                                        NATIONSBANK, N.A.
                                        individually and as Administrative Agent



                                        By:_________________________
                                             Authorized Signatory



                                        [**OTHER BANKS AND CO-AGENTS**]
                                         [**only required for
                                         Alternative in Section 2**]



                                        By:__________________________
                                             Authorized Signatory

                                        [**Insert signatures for the
                                        Borrower and Other Obligors as
                                        required for the Second and Third
                                        Alternatives in Section 2**]

                                                                Exhibit B to the
                                                                Credit Agreement

                              REVOLVING CREDIT NOTE


                                                                   July 20, 1998

     FOR VALUE RECEIVED, the undersigned ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Bank") at the Administrative Agent's Head Office as such term is defined in the Revolving Credit Agreement dated as of July 20, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and the Banks listed on Schedule 1 thereto:

          (a) the principal amount of _________________ AND NO/100 DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement; and

          (b) interest from the date hereof on the principal balance from time to time outstanding through and including the respective maturity dates of the Loans evidenced hereby at the times and rates specified in, and in all cases in accordance with the terms of, the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank is entitled to the benefit of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and the Bank may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan, or at the time of receipt of any payment of principal on this Note, an appropriate notation on the appropriate grid attached to this Note, or the making of such Revolving Credit Loan or receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grids attached to this Note, or the continuation of such grids, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation, or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above written.


                                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                        By:  Alliance Capital Management
                                              Corporation, its General Partner


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title:______________________________

                         GRID FOR REVOLVING CREDIT LOANS

                                                  Amount of           Balance of
                              Amount           Principal Paid          Principal            Notation
         Date                 of Loan            or Prepaid             Unpaid              Made by:
         ----                 -------          --------------         ----------            --------
      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

                                                                Exhibit C to the
                                                                Credit Agreement


                        ALLIANCE CAPITAL MANAGEMENT L.P.



                         _______________ ___, 199__/200_



NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28259

Attention:  ______________________

     Re: Loan Request under the Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., a Delaware limited partnership, NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents, and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.7 of the Credit Agreement, we hereby request that a Revolving Credit Loan consisting of [**an Alternative Base Rate Loan in the principal amount of $____________, and/or a Eurodollar Rate Loan in the principal amount of $_____________ with an Interest Period of ______________**] be made on _____________ ___, 199__/200__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.

     We hereby certify that (a) the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $____________, (b) the aggregate principal amount of the Revolving Credit Loans to be outstanding on the Drawdown Date for the Revolving Credit Loan requested hereby (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Loan requested hereby set forth in Section 11 of the Credit Agreement have been duly satisfied or waived.

                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:   Alliance Capital Management
                                                Corporation, its General Partner


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

                                                                Exhibit D to the
                                                                Credit Agreement


                        ALLIANCE CAPITAL MANAGEMENT L.P.



                  _________________________ ____, [19___/200__]


NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28255

Attention:

     Re: Confirmation of Loan Request under the Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have, for purposes of this letter, the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.7 of the Credit Agreement, we hereby confirm that a telephonic request for a Revolving Credit Loan consisting of [**an Alternative Base Rate Loan in the principal amount of $__________, and/or a Eurodollar Rate Loan in the principal amount of $___________ with an Interest Period of ________________**] to be made on ____________, ____ [199__/200__] was made by us on ____,[199__/200__]. We understand that this request was irrevocable and binding on us and obligated us to accept the requested Revolving Credit Loan on such date.

     We hereby certify that (a) the aggregate outstanding principal amount of the Revolving Credit Loans on the date of the request was $___________ (b) the aggregate principal amount of the Revolving Credit Loans to be outstanding on the Drawdown Date for the Revolving Credit Loan requested as described above (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $___________, (c) we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Loan requested as described above that are set forth in Section 11 of the Credit Agreement have been duly satisfied or waived.

                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:  Alliance Capital Management
                                               Corporation, its General Partner



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                                                Exhibit E to the
                                                                Credit Agreement


                        ALLIANCE CAPITAL MANAGEMENT L.P.


                   ________________________ ____,[199__/200__]



NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28255

Attention:_______________________

     Re: Conversion Request under the Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.9.4 of the Credit Agreement, we hereby request that the Revolving Credit Loan consisting of [**an Alternative Base Rate Loan in the principal amount of $_____________, and/or a Eurodollar Rate Loan in the principal amount of $_____________, with an Interest Period of ______________ ending on _____________ ____, [199__/200__**] currently in effect be converted to [**an Alternative Base Rate Loan in principal amount of $____________, or a Eurodollar Rate Loan in principal amount of $____________ with an Interest Period of _____________ **] on ______________ ___,[199__/200__]. We understand that this request is irrevocable and binding on us.

     We hereby certify that (a) the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $___________, (b) upon giving effect to the request set forth in this letter (and any other outstanding conversion requests under the Credit Agreement) there will be outstanding Eurodollar Rate Loans having ______ different Interest Periods, (c) if this letter requests conversion of an Alternative Base Rate Loan to a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan as such, that no Default or Event of Default has occurred and is continuing and (d) the requests set forth in this letter are made in accordance with the terms and conditions of the Credit Agreement.

                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:  Alliance Capital Management
                                               Corporation, its General Partner



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                                                Exhibit F to the
                                                                Credit Agreement


                        ALLIANCE CAPITAL MANAGEMENT L.P.


                 __________________________ _____,[199__/200__]



NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28259

Attention:_______________________

     Re: Confirmation of Conversion Request under the Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as the documentation agent, the Co-Agents identified therein and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.9.4 of the Credit Agreement, we hereby confirm our telephonic request that the Revolving Credit Loan consisting of [**an Alternative Base Rate Loan in the principal amount of $__________, and/or a Eurodollar Rate Loan in the principal amount of $__________ with an Interest Period of ______________ ending on _______________199__/200__**] in effect at the time of such request be converted to [**an Alternative Base Rate Loan in principal amount of $___________ or a Eurodollar Rate Loan in principal amount of $__________, with an Interest Period of ____________**] on ___________,
[199__/200__]. We understand that this request was irrevocable and binding on us.

     We hereby certify that (a) the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $____________, (b) upon giving effect to the request confirmed in this letter (and any other outstanding conversion requests under the Credit Agreement) there will be outstanding Eurodollar Rate Loans having __________ different Interest Periods, (c) if this letter confirms a request for conversion of an Alternative Base Rate Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan as such, that no Default or Event of Default has occurred and is continuing and (d) the requests confirmed in this letter were made in accordance with the terms and conditions of the Credit Agreement.

                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:  Alliance Capital Management
                                               Corporation, its General Partner



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                                                Exhibit G to the
                                                                Credit Agreement



                        ALLIANCE CAPITAL MANAGEMENT L.P.



                   ______________________ _____, [199__/200__]


NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28255

Attention:________________________________

The Chase Manhattan Bank
270 Park Avenue
36th Floor
New York, New York 10017

Attention:________________________________

or

The Bank of New York
One Wall Street
17th Floor
New York, New York 10286

Attention:________________________________


Re: Swing Loan Request under the Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents, and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have, for purposes of this letter, the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.12 of the Credit Agreement, we hereby request that a Swing Loan in the principal amount of $____________, be made on ____________________ ____,
[199__/200__]. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.

     We hereby certify that (a) the aggregate outstanding principal amount of the Swing Loans on today's date is $____________ (b) the aggregate principal amount of the Swing Loans to be outstanding on the Drawdown Date for the Swing Loan requested hereby (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $________________, (c) we will use the proceeds of the requested Swing Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Loan requested hereby set forth in Section 11 of the Credit Agreement have been duly satisfied or waived.

                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:  Alliance Capital Management
                                               Corporation, its General Partner



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                                                Exhibit H to the
                                                                Credit Agreement



                        ALLIANCE CAPITAL MANAGEMENT L.P.


                      ________________________ ____, 19___


NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28255

Attention:_______________________________

The Chase Manhattan Bank
270 Park Avenue
36th Floor
New York, New York 10017

Attention:_______________________________

or

The Bank of New York
One Wall Street
17th Floor
New York, New York 10286

Attention:_______________________________



Re: Confirmation of Swing Loan Request under the Revolving Credit Agreement dated as of July ___, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July __, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents, and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

     Pursuant to Section 2.12 of the Credit Agreement, we hereby confirm that a telephonic request for a Swing Loan in the principal amount of $___________ to be made on

____________ ___, 199__ was made by us on ______________, 199__. We understand that this request was irrevocable and binding on us and obligated us to accept the requested Swing Loan on such date.

     We hereby certify that (a) the aggregate outstanding principal amount of the Swing Loans on the date of the request was $_______________, (b) the aggregate principal amount of the Swing Loans to be outstanding on the Drawdown Date for the Swing Loan requested as described above (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $_____________, (c) we will use the proceeds of the requested Swing Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Loan requested as described above that are set forth in Section 11 of the Credit Agreement have been duly satisfied or waived.


                                          Very truly yours,

                                          ALLIANCE CAPITAL MANAGEMENT L.P.

                                          By:  Alliance Capital Management
                                               Corporation, its General Partner



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                                                Exhibit I to the
                                                                Credit Agreement


                                                                          [Date]

TO:       NationsBank, N.A.(the "Administrative Agent")

FROM:     Alliance Capital Management L.P. (the "Borrower")

RE: Revolving Credit Agreement (the "Credit Agreement") dated as of July 20, 1998 among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and certain other Banks referred to therein.

     We hereby confirm that a telephonic request for Competitive Bid Rate Quotes for the following proposed Competitive Bid Rate Loan(s):

Proposed Date of Borrowing:_____________________________

          Principal Amount*/               Interest Period**/
              $

was made by us at _________ on __________, 199__/200__ pursuant to Section 2.13 of the Credit Agreement.

     Such Competitive Bid Rate Quotes should offer a Competitive Bid [Rate Margin/Absolute Rate] [or both].

     We hereby certify that (a) the aggregate outstanding principal amount of the Loans on today's date is $____________, (b) the aggregate principal amount of the Loans to be outstanding on the Drawdown Date for the Competitive Bid Rate Loan requested hereby (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Competitive Bid Rate Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing or would be caused by the funding of the proposed Competitive Bid Rate Loan and (e) all conditions precedent to the Loan requested hereby set forth in Section 11 of the Credit Agreement have been duly satisfied or waived.



----------
*/   Amount must be $10,000,000 or a larger multiple of $1,000,000.

**/ From and including seven (7) days to and including one hundred eighty (180) days. The Borrower may request offers to make Competitive Bid Rate Loans for not more than one (1) Interest Period in a single Competitive Bid Rate Quote Request.

     Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By:_____________________________________
                                             Alliance Capital Management
                                             Corporation, its General Partner

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                                                Exhibit J to the
                                                                Credit Agreement

                                                                          [Date]

TO:  [Names of Lenders]

RE: Invitation for Competitive Bid Rate Quotes to Alliance Capital Management, L.P. (the "Borrower")

     Pursuant to Section 2.13 of the Revolving Credit Agreement (the "Credit Agreement") dated as of July 20, 1998 among Alliance Capital Management, L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and certain Banks referred to therein. We are pleased on behalf of the Borrower to invite you to submit Competitive Bid Rate Quotes to the Borrower for the following proposed Competitive Bid Rate Loans(s):

Proposed Date of Borrowing:

              Principal Amount                            Interest Period

              $

     Such Competitive Bid Rate Quotes should offer a Competitive Bid [Rate Margin/Absolute Rate].

     Please respond to this invitation by no later than [1:00 P.M.*/] [10:30 A.M.**/] (Charlotte, North Carolina) on [date***/].

     Capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement.

                                        NATIONSBANK, N.A.


                                        By:____________________________________
                                                   Authorized Officer

----------
*/   For Eurodollar Auctions.

**/  For Absolute Rate Auctions.

***/ Third (3rd) Business Day prior to proposed date of Competitive Bid Rate
     Loan if Eurodollar Auction; proposed date of Competitive Bid Rate Loan if Absolute Rate Auction.

                                                                Exhibit K to the
                                                                Credit Agreement


NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina 28255

Attention: _______________

RE: Competitive Bid Rate Quote[s] to Alliance Capital Management L.P. (the "Borrower")

     In response to your invitation on behalf of the Borrower dated _____, we hereby make the following Competitive Bid Rate Quote[s] on the following terms:

1.   Quoting Lender:___________________________________________________________

2.   Person to contact at Quoting Lender:______________________________________


3.   Proposed Date of Loan: _________________________________________________*/

4. We hereby offer to make Competitive Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following [rates/margins]:**/





     Capitalized terms used herein are used as defined in the Revolving Credit Agreement ("Credit Agreement") dated as of July 20, 1998 among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents referenced therein, and the Banks referred to therein.



----------
*/   As specified in the related Invitation.

**/  For a Eurodollar Auction, the margin above or below the Eurodollar Rate.

                                                                Exhibit L to the
                                                                Credit Agreement

                            COMPETITIVE BID RATE NOTE


                                                                   July 20, 1998

     FOR VALUE RECEIVED, the undersigned ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Bank") at the Administrative Agent's Head Office as such term is defined in the Revolving Credit Agreement dated as of July 20, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and the Banks listed on Schedule 1 thereto:

          (a) the principal amount of FOUR HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($425,000,000) or, if less, the aggregate unpaid principal amount of Competitive Bid Rate Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement; and

          (b) interest from the date hereof on the principal balance from time to time outstanding through and including the respective maturity dates of the Competitive Bid Rate Loans evidenced hereby at the times and rates specified in, and in all cases in accordance with the terms of, the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank is entitled to the benefit of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and the Bank may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Competitive Bid Rate Loan, or at the time of receipt of any payment of principal on this Note, an appropriate notation on the appropriate grid attached to this Note, or the making of such Competitive Bid Rate Loan or receipt of such payment. The outstanding amount of the Competitive Bid Rate Loans set forth on the grids attached to this Note, or the continuation of such grids, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation, or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above written.



                                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                        By: Alliance Capital Management
                                             Corporation, its General
                                             Partner


                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

                       GRID FOR COMPETITIVE BID RATE LOANS

                                                  Amount of           Balance of
                              Amount           Principal Paid          Principal            Notation
         Date                 of Loan            or Prepaid             Unpaid              Made by:
         ----                 -------          --------------         ----------            --------
      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

      ---/---/--           $------------        $------------        $------------        -------------

                                                                    Exhibit M to
                                                                Credit Agreement



                  [ALLIANCE CAPITAL MANAGEMENT L.P. LETTERHEAD]



NationsBank, N.A.
101 North Tryon Street
Charlotte, North Carolina  28255
Attention: _______________________


Each-of the Co-Agents and the Banks as defined in the Credit Agreement referred to below

Attention: _______________________

Re: Compliance Certificate under Revolving Credit Agreement dated as of July 20, 1998

Ladies and Gentlemen:

     Please refer to that certain Revolving Credit Agreement dated as of July 20, 1998 (the "Credit Agreement") among Alliance Capital Management L.P., NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and certain other Banks referred to therein. Capitalized terms defined in the Credit Agreement and used in this certificate without definition shall have for purposes of this certificate the meanings assigned to them in the Credit Agreement.

     This is a certificate delivered pursuant to Section 7.4(c) of the Credit Agreement with respect to compliance with the financial covenants as set forth in Section 9 of the Credit Agreement. This certificate has been duly executed by the principal financial officer, treasurer or general counsel of the Borrower.

     1. No Default. To the best of the knowledge and belief of the undersigned, no Default or Event of Default has occurred and is continuing under the Credit Agreement. Attached hereto as Appendix I are all relevant calculations setting forth the Borrower's compliance with Section 9 of the Credit Agreement as at the end of or, if required, during the [**annual or quarterly**] period covered by the financial statements delivered herewith, together with the reconciliations to reflect changes, if any, in GAAP since December 31, 1997.

     2. Financial Statements. Together with this Certificate, the Borrower is delivering to the Administrative Agent the financial statements required pursuant to Section 6.4 of the Credit Agreement. [Also delivered herewith is a reconciliation of the covenant calculations and the financial statements of the Borrower to the extent they differ as the result of changes in GAAP since December 31, 1997.]

     IN WITNESS WHEREOF, the undersigned has signed this certificate as an instrument under seal on this _____ day of ________________, 199__.



                                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                        By:    Alliance Capital Management
                                                Corporation, its General Partner



                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                                                    Exhibit N to
                                                                Credit Agreement


                            ASSIGNMENT AND ACCEPTANCE

                    Dated as of _________________, 19__/20__


     Reference is made to the Revolving Credit Agreement dated as of July 20, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among Alliance Capital Management L.P., a Delaware limited partnership (the "Borrower"), NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents identified therein, and the Banks referred to therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     ________________________ (the "Assignor") and __________ the ("Assignee")
hereby agree as follows:

     1. Subject to the terms and conditions of this Assignment and Acceptance and the applicable terms and provisions of the Credit Agreement, including
Section 18 thereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $_______________ interest in and to the rights, benefits, indemnities, and obligations of the Assignor under the Credit Agreement equal to ______________%, in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment is $__________, its Commitment Percentage is ________%, the aggregate outstanding principal balance of its Loans equals $__________, the aggregate Maximum Drawing Amount of all outstanding Letters of Credit equals $________, and the aggregate Unpaid Reimbursement Obligations equals $____ , (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection, or priority of any Lien, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any Lien; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any other obligor, or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower, any other obligor, or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

     The Assignor requests that the Borrower exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

                                            Amount of
         Notes Payable to                   Competitive      [Amount of
         the Order of:     Amount of Note   Bid Rate Note    Swing Loan Note

         Assignor          $____________    $____________     $____________
         Assignee          $____________    $____________     $____________]


     3. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery, and performance of this Assignment and Acceptance do not conflict with any Government Mandate, the charter or by-laws of the Assignee, or any Contract binding on the Assignee, (iii) all acts, conditions, and things required to be done and performed and to have occurred prior to the execution, delivery, and performance of this Assignment and Acceptance, and to render the same the legal, valid, and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable Government Mandates; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.4 (a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Co-Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent and the Co-Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Co-Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     4. The effective date for this Assignment and Acceptance shall be _________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance and if required, the consent of the Borrower hereto, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent and recording in the Register by the Administrative Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.


     5. Upon such acceptance and recording, from and after the Effective Date,
(a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Sections 5.6, 5.7, 5.9, 15 and 16 of the Credit Agreement with respect to any claims or Proceedings arising prior to the Effective Date (and without limiting any other rights of Assignee, Assignee shall also be entitled to indemnity thereunder for such Proceedings).

     6. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent and such recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.


                                        [THE ASSIGNOR]


                                        By:____________________________

                                        Title:_________________________



                                        [THE ASSIGNEE]


                                        By:____________________________

                                        Title:_________________________



CONSENTED TO:

ALLIANCE CAPITAL MANAGEMENT L.P.

By:  Alliance Capital Management
     Corporation, its General Partner


By:__________________________________
Title:_______________________________


NATIONSBANK, N.A.
as Administrative Agent


By:__________________________________
Title:_______________________________

                                                                Exhibit O to the
                                                                Credit Agreement


                                 SWING LOAN NOTE


                                                                   July 20, 1998


     FOR VALUE RECEIVED, the undersigned ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of [name of Co-Agent] (the "Co-Agent") at the Co-Agent's Head Office as such term is defined in the Revolving Credit Agreement dated as of July 20, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, NationsBank, N.A., individually and as administrative agent, The Chase Manhattan Bank, individually and as syndication agent, The Bank of New York, individually and as documentation agent, the Co-Agents referenced therein, and the Banks referred to therein.

     (a) the principal amount of _____ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of Swing Loans advanced by the Co-Agent to the Borrower pursuant to the Credit Agreement; and

     (b) interest from the date hereof on the principal balance from time to time outstanding through and including the respective maturity dates of the Swing Loans evidenced hereby at the times and rates specified in, and in all cases in accordance with the terms of, the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Co-Agent is entitled to the benefit of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and the Co-Agent may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Co-Agent to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan on, or at the time of receipt of any payment of principal on this Note, an appropriate notation on the appropriate grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting (as the case may be) the making of such Swing Loan or receipt of such payment. The outstanding amount of the Swing Loans set forth on the grids attached to this Note, or the continuation of such grids, or any other similar record, including computer records, maintained by the Co-Agent with respect to any Swing Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Co-Agent, but the failure to record, or any error in so recording, any such amount on any such grid, continuation, or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Co-Agent in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Co-Agent, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above written.

                                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                        By: Alliance Capital Management
                                            Corporation, its General Partner


                                        By:_________________________________
                                            Name:
                                            Title:

                              GRID FOR SWING LOANS

                                                  Amount of           Balance of
                                                Principal Paid         Principal         Notation Made
         Date                Amount of Loan      or Prepaid             Unpaid                by:

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

       --/--/-              $----------          $----------         $-----------           ---------

                                                                       Exhibit P

                                                       Application and Agreement
NationsBank(R)                                         for Standby Letter of Credit
-----------------------------------------------------------------------------------------------------
Letter of Credit Department                            Letter of Credit No.                   Date

Please issue an Irrevocable Letter of Credit in        (For NationsBank Use Only)
favor of the Beneficiary substantially as shown
below and deliver the Credit by -

|_| Regular Mail |_| Courier |_| Teletransmission
-----------------------------------------------------------------------------------------------------

Applicant (full name and mailing address)              Beneficiary (full name and mailing address; if
                                                                    courier requested full street
                                                                    address must be provided)




For Account of (if different from Applicant)

-----------------------------------------------------------------------------------------------------
Advising Bank (if left blank, NationsBank will         Amount (in figures and in words)
               choose as appropriate)


                                                       Currency                     (if left blank, U [ILLEGIBLE]

                                                       ----------------------------------------------
                                                       Expiry Date (drafts must be presented to
                                                                    drawee for negotiation)

                                                       [when
                                                       negotiable] on or before):

-----------------------------------------------------------------------------------------------------


Available by draft(s) at SIGHT drawn, at the option of NationsBank, on NationsBank or a correspondent of NationsBank when accompanied by the following document(s): (Please check the documents and fill in the blanks below as applicable)

|_| A written statement purportedly signed by (if left blank the Beneficiary) with the following wording:

Quote










Close Quote


|_|  Other

|_|  Issue Credit as per attached       (exhibit is an integral part of the
     exhibit marked exhibit             Agreement).

NOTE: If the Credit provides for automatic renewal without amendment, Applicant agrees that it will notify NationsBank in writing at least sixty (60) days prior to the last day specified in the Credit by which NationsBank must give notice of nonrenewal as to whether or not it wishes the Credit to be renewed. Any decision to renew or not renew the Credit shall be in the sole discretion of NationsBank. Applicant hereby acknowledges that in the event NationsBank notifies the Beneficiary of the Credit that it has elected not to renew the Credit, the Credit may be drawn on if permitted by the terms of the Credit and further acknowledges and agrees that Applicant shall have no claim or cause of action against NationsBank or defense against payment under the Agreement for renewal or non-renewal by NationsBank of the Credit in the exercise of the discretion of NationsBank as set forth above.



Multiple Drawings: |_| Prohibited (permitted if left blank)

Special Instructions to NationsBank Not to be included in the Credit (if any):











The terms and conditions set out above and below, and any attached exhibits, supplements or schedules referred to in this Application, have been reviewed by Applicant, and by Applicant's signature below and for good and valuable consideration, Applicant agrees to the same and to be obligated and liable under the Agreement. In the event this Application requests an Account Party different from Applicant, then such party may sign below as Co-Applicant, but the failure of such Account Party to become a Co-Applicant shall not affect the obligations of Applicant under the Agreement. Completion and submittal of this Application by Applicant does not obligate NationsBank to enter into the Agreement or issue the requested Credit.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Name of Company, or signature if        Name of Company, or signature if
Applicant is an individual              Co-Applicant is an
individual

By                                      By
     Authorized Signature/Title              Authorized Signature/Title

Address                                 Address










Telephone)                (Fax)              Telephone
Fax



Date                                    Date


Bank Use Only
=============================================================================================================
Approving Bank Officer - Signature      Approving Bank Officer - Printed        Officer Number

-------------------------------------------------------------------------------------------------------------
Officer - Title                         Officer - Interoffice Address           Cost Center Number

-------------------------------------------------------------------------------------------------------------
Officer Phone Number (area code and     Purpose Code                            Officer Fax Number (area code
                      number)

=============================================================================================================

1.   Definitions.

In the Agreement:

(1) "Agreement" means the Application, the terms and conditions set out above and below, and the Credit, together with any and all modifications, amendments and extensions of any thereof.

(2) "Applicable Interest Rate" means, unless otherwise defined in and governed by a separate agreement between NationsBank and Applicant, the lesser of the maximum lawful rate permitted by applicable law or a per annum rate (calculated on the basis of a 360 day year) equal to the sum of the prime rate of interest established by NationsBank from time to time (which is not necessarily the lowest or best rate of interest charged by NationsBank to any of its customers) plus three percent.

(3) "Applicant" means, singularly or collectively, and, if more than one, jointly and severally, each person or entity who has executed the Application as Applicant or Co-Applicant.

(4) "Application" means the foregoing application of Applicant relating to the Credit as such application may be amended or modified from time to time in accordance herewith.

(5) "Credit" or "Letter of Credit" means the letter of credit issued pursuant to the Application as it may be amended or modified from time to time in accordance herewith.

(6) "instrument" means the Credit or any draft, receipt, acceptance or written demand (to include teletransmissions) for payment under the Credit.

(7) "NationsBank" means the banking subsidiary of NationsBank Corporation that issues the Credit in the sole discretion of NationsBank.

(8) "property" means goods and any and all documents related thereto, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

2.   Promise to Pay.

(a) As to instruments drawn under or purporting to be drawn under any Credit, which are payable in United States currency: (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the amount paid thereon, or, if so demanded by NationsBank, will pay to NationsBank in advance the amount required to pay the same, and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, in United States currency, the amount thereof, on demand but in any event not later than one business day prior to maturity of such time instrument at the place specified by the applicable Credit for payment.

(b) As to instruments drawn under or purporting to be drawn under any Credit, which are payable in currency other than United States currency: (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the equivalent of the amount paid under the instrument together with all taxes, levies, imposts, duties, charges and fees of any nature imposed by any government or other taxing authority including interest and penalties in connection therewith (collectively "F/X Taxes") at the selling rate of exchange at NationsBank at the time of payment under the instrument for teletransmission to the place of payment in the currency in which such instrument is payable, or, if so demanded by NationsBank, will pay to NationsBank, in advance, in the United States currency the equivalent of the amount required to pay the same; and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, on demand, but in any event sufficiently in advance of maturity of such time instrument to enable NationsBank to arrange for cover to reach the place of payment not later than three business days prior to maturity, the equivalent of the time instrument together with all F/X Taxes in United States currency at the selling rate of exchange at NationsBank at the time of provision of cover for teletransmission to the place of payment in the currency in which such instrument is payable. If for any cause whatsoever there exists at the time in question no rate of exchange generally current for effecting transfers as above described, or such currency is not available for purchase by NationsBank, Applicant agrees to pay NationsBank on demand, at the election of NationsBank, (i) an amount in United States currency equivalent to the actual cost to NationsBank of settlement of the obligation of NationsBank to the holder of the instrument or other person together with all F/X Taxes, however and whenever such settlement shall be made by NationsBank, or (ii) an amount in United States currency equivalent to the estimated cost to NationsBank, as projected by NationsBank, of the future settlement of the obligation of NationsBank to the holder of the instrument or other person, together with all F/X Taxes, provided that upon the actual settlement of the obligation of NationsBank, however and whenever occurring, NationsBank shall reimburse Applicant or Applicant shall pay to NationsBank, as the case may be, an amount in United States currency equal to the difference between the initial estimated payment by Applicant to NationsBank and the actual settlement amount paid by NationsBank.

(c) NationsBank may accept or pay any instrument presented to it, regardless of when drawn and whether or not negotiated, if such instrument, the other required documents and any transmittal advice are dated on or before the expiration date of the applicable Credit, and NationsBank may honor, as complying with the terms of any Credit and of the Agreement, any instruments or other documents otherwise in order signed or issued by any person who is, or is in good faith, without independent investigation or inquiry, believed by NationsBank to be, an administrator, executor, trustee in bankruptcy, debtor in possession, conservator, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under such Credit to draw or issue such instruments or other documents.

3.   Promise to Pay Interest and Fees.

(a) Applicant will pay NationsBank, on demand: (i) commissions at the rate set forth in a separate written agreement between NationsBank and Applicant or, in the absence of a separate agreement, at such rate as NationsBank may determine to be proper. (ii) unless actually paid or reimbursed to NationsBank by the Beneficiary or another person or entity, all charges and expenses paid or incurred by NationsBank in connection with each Credit including, without limitation, reasonable attorneys' fees for the enforcement of any rights hereunder and any charges of other banks not paid for by the Beneficiary or another party, and (iii) interest on any amounts due by Applicant to NationsBank hereunder from the date due to the date of payment at the Applicable Interest Rate.

(b) No provision of the Agreement shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law.

4.   Clean Advances.

If the Application requests inclusion in the Credit of any provision for clean advances to the Beneficiary, NationsBank may place in the Credit such a provision in that respect as NationsBank may deem appropriate under which any bank entitled to negotiate drafts under the Credit, acting in its discretion in each instance and upon the request and receipt in writing from the Beneficiary, may make one or more clean advances at any time on or prior to the date by which drafts are to be negotiated under the Credit. The aggregate of such advances shall in no event be more than the amount specified in the Application for clean advances, and whether or not specified therein in no event shall any such advance exceed the amount remaining available under the Credit at the time of the advance. While it is expected by Applicant that each such advance will be repaid by the Beneficiary to the bank that made the advance from the proceeds of any drafts drawn under the Credit, should any such advance not be thus repaid, Applicant will on demand pay NationsBank the amounts thereof as if such advances were evidenced by drafts drawn under the Credit. It is understood that neither NationsBank nor any bank which may make such advances shall be obligated to inquire into the use that may be made thereof by the Beneficiary of the Credit and that NationsBank and each such bank shall be without liability for any wrongful use that may be made by the Beneficiary of the Credit of any funds so advanced.

5.   Uniform Customs and Practice.

The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue of the Credit by the International Chamber of Commerce (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to the Credit. Unless expressly provided otherwise in the Credit, in the event any provision of the UCP is or is construed to vary from or be in conflict with the laws of the United States of America, any State thereof, as from time to time amended and in force, the UCP shall prevail, provided, however, that this Section shall not be interpreted to require NationsBank to take any action or fail to take action if such would cause NationsBank to violate applicable law or regulation.

6.   Licenses and Compliance.

Applicant will procure promptly any necessary licenses for the services performed or the import, export or shipping of property shipped under or pursuant to or in connection with the Credit, and will comply with all foreign and domestic laws, rules and regulations now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery and performance by Applicant of the Agreement. Applicant further agrees to furnish to NationsBank such evidence in respect of the above as NationsBank may at any time require.

7.   Insurance.

Applicant shall keep such property as may be the subject of the Credit adequately covered by insurance in amounts, against risks and with companies satisfactory to NationsBank and shall, upon request, provide NationsBank evidence of such coverage. Applicant shall at the request of NationsBank have NationsBank named as loss payee of any such policy, as its interests may appear. Applicant hereby irrevocably grants its power of attorney to NationsBank and any of its officers, with the power of substitution, to endorse any check in the name of Applicant received in payment of any loss or adjustment covered by such insurance.

8.   Default

(a) In the event of the happening of any one or more the following events (any such event being hereinafter called an "Event of Default"), namely: (i) the nonpayment of any of the obligations of Applicant to NationsBank (under the Agreement or otherwise), or to any other person or entity, now or hereafter existing, when due, or (ii) the failure of Applicant to perform or observe any other term or covenant of the Agreement, or (iii) the dissolution or termination of existence of Applicant, or (iv) the institution by or against Applicant of any proceeding seeking to adjudicate Applicant a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Applicant or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for Applicant or for any substantial part of its property, or (v) any seizure, vesting or intervention by or under authority of a government by which the management of Applicant is displaced or its authority in the control of its business is curtailed, or (vi) the attachment of or restraint as to any substantial funds or other property which may be in, or come into, the possession or control of NationsBank, or of any third party acting on behalf of NationsBank, for the account or benefit of Applicant, or the issuance of any order of court or other legal process against the same, or (vii) the occurrence of any of the above events with respect to any person or entity which has guaranteed, provided a comfort letter, support agreement, or similar document with respect to any obligations of Applicant to NationsBank (under the Agreement or otherwise), or (viii) any representation, warranty, certification or statement made or submitted by Applicant to NationsBank shall be false, misleading or incorrect in any material respect when made or deemed made; or (ix) any person or entity which has guaranteed, or provided a comfort letter, support agreement or similar document with respect to, any obligations of Applicant to NationsBank (under the Agreement or otherwise) shall default under the terms of, or deny the validity, binding effect or enforceability of, such guarantee, comfort letter, support agreement or similar document; then, or at any time after the happening of such event, the amount of the Credit, as well as any and all other obligations of Applicant under the Agreement, shall, at the option of NationsBank, and whether or not otherwise then due and payable, become due and payable immediately without demand upon or notice to Applicant.

(b) Upon the occurrence and during the continuance of any Event of Default, NationsBank is hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NationsBank or any subsidiary or affiliate of NationsBank to or for the credit or the account of Applicant against any and all of Applicant's obligations to NationsBank, under the Agreement, whether or not NationsBank shall have made any demand under the Agreement and although such deposits, indebtedness or obligations may be unmatured or contingent. The rights of NationsBank under this Section 8(b) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which NationsBank may have.

9.   Security.

(a) As collateral for the payment of any and all obligations of Applicant to NationsBank under each Credit, Applicant hereby grants to NationsBank a security interest in (i) any and all documents of title, policies or certificates of insurance and other documents accompanying or related to instruments drawn under such Credit, and any and all other property shipped under or in connection with such Credit or in any way related thereto or to any of the instruments drawn thereunder (whether or not such documents or property are released to or upon the order of Applicant in trust or otherwise) and (ii) any and all proceeds and products of the foregoing. Also to secure the payment of any and all obligations of Applicant under the Agreement, NationsBank shall be subrogated to the rights of Applicant in respect of any transaction to which such Credit relates. Insofar as any property which may be held by NationsBank, or for the account of NationsBank, as collateral hereunder may be released to or upon the order of Applicant, Applicant hereby acknowledges that such delivery of property is in trust pending satisfaction of Applicant's obligations to NationsBank under the Agreement thereby, and hereby agrees to execute and/or file such receipts, agreements, forms or other documents as NationsBank may request to further evidence the interests of NationsBank in such property, it being understood that the rights of NationsBank as specified therein shall be in furtherance of and in addition to (but not in limitation of) the rights of NationsBank hereunder. If at any time and from time to time NationsBank in good faith deems itself insecure and requires collateral (or additional collateral), Applicant will, on demand, assign and deliver to NationsBank as security for any and all obligations under each Credit, collateral of a type and value satisfactory to NationsBank or make such cash payment as NationsBank may require. NationsBank is hereby authorized, at its option at any time and with or without notice to Applicant to transfer to or register in its name or the name of any nominees of NationsBank all or any part of the property subject to any of the security interests granted under or contemplated by the Agreement. NationsBank is also authorized, at its option, to file financing statements without the signature of Applicant with respect to all or any part of such property. Applicant will pay the cost of any such filing and, upon the request of NationsBank, sign such instruments, documents or other papers, and take such other action, as NationsBank may reasonably require to perfect such security interests.

(b) If any Event of Default shall have occurred and be continuing. NationsBank may exercise in respect of the property subject to any of the security interests granted under or contemplated by the Agreement all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code or any other applicable law, and also may, without notice except as specified below, sell such property or any part thereof in one or more parcels at public or private sale, at any NationsBank office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as NationsBank may deem commercially reasonable. To the extent notice of sale of such property shall be required by law, reasonable notification shall be satisfied by written notice mailed or delivered to Applicant at the address specified above at least five business days prior to the date of public sale or prior to the date after which private sale is to be made. Applicant will pay to NationsBank on demand all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) related or incidental to the custody, preservation or sale of, or collection from, or other realization upon, any of such property or related or incidental to the establishment, preservation or enforcement of the rights of NationsBank in respect of any such property, in the event of sale of, collection from, or other realization upon all or any part of such property, NationsBank may, in its discretion, hold the proceeds thereof as additional collateral hereunder or then or at any time thereafter apply the proceeds thereof to the payment of such of the costs and expenses referred to above and such of the obligations of Applicant under the Agreement, whether or not then due, as NationsBank may determine in its discretion, any surplus to be paid over to Applicant or to whomever may be lawfully entitled to receive such surplus.

10.  Indemnity.

Applicant will indemnify and hold NationsBank (such term to include for purposes of this paragraph affiliates of NationsBank and its and its affiliates' officers, directors, employees and agents) harmless from and against (i) all loss or damage arising out of the issuance by NationsBank of, or any other action taken by any such indemnified party in connection with, the Credit other than loss or damage resulting from the gross negligence or willful misconduct of the party seeking indemnification, and (ii) all costs and expenses (including reasonable attorneys' fees and legal expenses) of all claims or legal proceedings arising out of the issuance by NationsBank of the Credit or incident to the collection of amounts owed by Applicant hereunder or the enforcement of the rights of NationsBank hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain NationsBank from paying any amount under the Credit. Additionally, Applicant will indemnify and hold NationsBank harmless from and against all claims, losses, damages, suits, costs or expenses arising out of Applicant's failure to timely procure licenses or comply with applicable laws, regulations or rules, or any other conduct or failure of Applicant relating to or affecting the Credit.

11.  Effect of Waivers.

No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by NationsBank shall impair the rights or powers of NationsBank hereunder. NationsBank shall not be deemed to have waived any of its rights hereunder, unless NationsBank or its authorized agent shall have signed such waiver in writing.

12.  Agency.

If Applicant is a financial institution (the "Financial Institution") and is requesting the issuance of the Credit for its customer (the "Customer"), the Financial Institution hereby irrevocably appoints NationsBank as its agent and attorney-in-fact to issue the Credit in accordance with, and subject to, the Agreement. The Financial Institution shall pay to NationsBank all amounts owed by the Customer under the Agreement when due, whether or not the Financial Institution has received payment from the Customer and shall pay to NationsBank its fees and expenses according to its fee schedule from time to time in effect. The Financial Institution hereby grants to NationsBank a security interest in all of the property in which the Customer has heretofore granted or may hereafter grant to the Financial Institution a security interest to secure the obligations of the Customer under the Agreement.

13.  Miscellaneous.

(a) Any notice from NationsBank to Applicant shall be deemed given when mailed, postage paid, or when delivered to a courier, fee paid by shipper, addressed to Applicant at the last business address furnished by Applicant to NationsBank, or when confirmed by electronic confirmation to NationsBank as having been delivered via facsimile or other teletransmission. Any notice from Applicant to NationsBank shall be sent to the address of NationsBank specified by NationsBank to Applicant and shall be effective upon receipt by NationsBank.

(b) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

(c) If any law, treaty, regulation or the interpretation thereof by any court or administrative or governmental authority shall impose, modify or deem applicable any capital, reserve, insurance premium or similar requirement against letters of credit issued by NationsBank and the result thereof shall be to increase the cost to NationsBank of making any payment or issuing or maintaining the Credit or to reduce the yield to NationsBank in connection with the Credit or the Agreement then, on demand, Applicant will pay to NationsBank, from time to time, such additional amounts as NationsBank may in good faith determine to be necessary to compensate NationsBank for such increased cost or reduced yield.

(d) Any and all payments made to NationsBank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (such nonexcluded taxes being herein called "Taxes"). If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13(d)), NationsBank shall receive an amount equal to the sum NationsBank would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law. Applicant will indemnify NationsBank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 13(d)) paid by NationsBank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date NationsBank makes written demand therefor. Within 30 days after the date of any payment of Taxes. Applicant will furnish to NationsBank the original or a certified copy of a receipt evidencing payment thereof.

(e) The Agreement shall be binding upon Applicant, its successors and assigns, and shall inure to the benefit of NationsBank, its successors, transferees and assigns; provided that any assignment by Applicant of any of its rights or obligations under the Agreement without the prior written consent of NationsBank shall be void.

(f) Applicant hereby authorizes NationsBank, in the discretion of NationsBank, to set forth the terms of the Application in the Credit in such language as NationsBank deems appropriate, with variations not materially inconsistent with the Application.

(g) Any action, inaction or omission taken or suffered by NationsBank or by any of its correspondents under or in connection with the Credit or any related instruments, services or property, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon Applicant and shall not place NationsBank or any of its correspondents under any resulting liability to Applicant. Without limiting the generality of the foregoing, NationsBank and its correspondents may act in reliance upon any oral, telephonic, telegraphic, facsimile or other teletransmission, or written request or notice believed in good faith to have been authorized, whether or not given or signed by an authorized person.

(h) In the event of any change or modification, with the consent of Applicant, which consent may be given by any means of submission acceptable to NationsBank, including, without limitation, computer, facsimile or telex, relative to the Credit or any instrument called for thereunder, including any waiver made or in good faith believed by NationsBank to have been made by Applicant of any term hereof or the noncompliance of any such instruments with the terms of the Credit, the Agreement shall be binding upon Applicant with regard to the Credit as so changed or modified, and to any action taken by NationsBank or any of its correspondents relative thereto. No term or provision of the Agreement can be changed orally, and no executory agreement shall be effective to modify or to discharge the Agreement unless such executory agreement is in writing and signed by NationsBank.

(i) NationsBank assumes no liability or responsibility for the consequences arising out of delay and/or loss in transit of any message, letter or documentation, or for delay, mutilation or other error arising in the transmission of any teletransmission.

(j) If Applicant includes any language describing events or conditions in any Application that would not be possible for NationsBank to verify from the documents required to be presented under the Credit relating to such Application. Applicant acknowledges and agrees that NationsBank has no obligation to verify compliance with such requirements.

14.  Jurisdiction and Waiver.

Applicant hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the city, county, or district in which the principal office of NationsBank is located over any action or proceeding arising out of or relating to the Agreement, and Applicant hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such State or Federal court. APPLICANT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND THE LACK OF PERSONAL JURISDICTION. TO THE FULLEST EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, EACH OF APPLICANT AND NATIONSBANK WAIVES THE RIGHT TO TRIAL BY JURY in any such action or proceeding. Applicant irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Applicant at the last business address furnished by Applicant to NationsBank. Applicant agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing, however, in this Section 14 shall affect the right of NationsBank to serve legal process in any other manner permitted by law or affect the right of NationsBank to bring any action or proceeding against Applicant or its property in the courts of any other jurisdiction. Moreover, to the extent that Applicant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property. Applicant hereby irrevocably waives such immunity in respect of its obligations under the Agreement.

15.  Automatic Payment.

|_| Applicant has elected to authorize NationsBank to effect payment of sums due under this Agreement by means of debiting Applicant's account number ____________________. This authorization shall not affect the obligation of Applicant to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full when due, or if NationsBank fails to debit the account.

                                                                       Exhibit P

THE CHASE MANHATTAN BANK

[LOGO]  CHASE

Commercial Letter of Credit
Application and
Security Agreement

WHEN TRANSMITTING THIS APPLICATION BY FACSIMILE ALL PAGES MUST BE TRANSMITTED

If Delivered by Hand - Deliver to:           If Mailed - Address as Follows:

The Chase Manhattan Bank                     The Chase Manhattan Bank
Global Trades Operations                     Global Trades Operations
55 Water Street, 17th floor                  P.O. Box 44
New York, NY  10041-0199                     New York, NY  10008-0044

Gentleman:

Please issue an IRREVOCABLE DOCUMENTARY letter of credit and transmit it by:

[_] Teletransmission        [_] Mail          [_] Brief Teletransmission, full
[_] Courier                                       details by mail
--------------------------------------------------------------------------------
    Applicant

--------------------------------------------------------------------------------
Advising Bank (if blank The Chase Manhattan Bank or affiliate or correspondent in the domicile of the beneficiary)

--------------------------------------------------------------------------------
Partial Shipment                                        Transhipment
(if blank allowed)                                      (if blank allowed)
[_] Allowed                                              [_] Allowed
[_] Not Allowed                                          [_] Not Allowed
--------------------------------------------------------------------------------

Shipment:

From:

For Transportation to:

Not Later Than:
--------------------------------------------------------------------------------
The following documents are required: complete set unless otherwise stated.

[_]  Commercial Invoice and __________ copies.
[_]  Custom Invoice and ______________ copies.
[_]  Visaed Customs Invoice and ________ copies.


TRANSPORT DOCUMENTS:

[_] Full Set of Marina/Ocean Bill of Lading covering a port to port shipment consigned to the order of The Chase Manhattan Bank marked notify applicant indicating the name of the carrier, and indicating the goods have been loaded on board or shipped on a named vessel.
[_] Full Set of Multimodal Transport document consigned to the order of The Chase Manhattan Bank marked notify applicant indicating the name of the carrier or multimodal transport operator, and indicating that the goods have been dispatched, taken in charge or loaded on board.
[_] Air Waybill consigned to The Chase Manhattan Bank marked notify applicant indicating the name of the carrier.
[_]  If Consignee other than The Chase Manhattan Bank _________________.
[_]  If notify party other than Applicant ______________________________.

The Transport Document must be marked

[_]  Freight Collect
[_]  Freight Prepaid

No.                                      Date
--------------------------------------------------------------------------------

Expiry date and Place of Expiry:

Expiry date: ___________________    Place of Expiry: _______________

--------------------------------------------------------------------------------
Beneficiary






--------------------------------------------------------------------------------
Amount in figures and words:

--------------------------------------------------------------------------------
     Unless the undersigned or The Chase Manhattan Bank nominates a bank which is authorized to pay, or to accept or to negotiate, the letter of credit will be freely negotiable. The Chase Manhattan Bank may nominate such a bank in its sole discretion.

     If the letter of credit is freely negotiable, it will be considered to be freely negotiable by any bank anywhere unless the place of expiry is indicated. (The Chase Manhattan Bank in its sole discretion, may specify that the letter of credit will expire in the country of the beneficiary.)

--------------------------------------------------------------------------------
Credit available:

[_]  by payment at sight
[_]  by deferred payment at: _______________________
[_]  by acceptance of drafts at: _____________________
[_]  by negotiation
     against the documents detailed herein and Beneficiary's draft(s) drawn on The Chase Manhattan Bank or The Chase Manhattan Bank's affiliate or correspondent (at the Chase Manhattan Bank's option) for 100% or _______________% of invoice.

--------------------------------------------------------------------------------
[_]  Insurance will be covered by us
[_]  Full set of Insurance
[_]  Policy
[_]  Certificate: covering the following risks:
[_]  All Risks
[_]  War
[_]  SR$CC
[_]  Other Risks (specify)
     ___________________________________________________________________________
     ___________________________________________________________________________


[_] Insurance coverage for ______%. (Unless otherwise specified the minimum amount of insurance must be for 100% of the C.I.F. or C.I.P. value plus 10%. If the C.I.F. value cannot be determined from the documents on their face, insurance must be for 110% of the drawing amount or 110% of the gross invoice amount, whichever is greater.)
[_]  Packing List and ____________ copies.
[_]  Certificate of Origin and _____________ copies.
[_] Inspection Certificate issued by ________________________. ____ and purportedly signed by
[_] Letter of Credit is transferable. (The Chase Manhattan Bank is authorized to include its standard transfer conditions and is authorized to nominate a Transferring Bank if the Letter of Credit is available for negotiation by any Bank).

[_]  Other Documents: __________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

[_]  See attached for further documents or instructions.

Covering: Merchandise described in the Invoice as (Mention Commodity only in genetic terms omitting details as to grade, quality, etc. Please do not attach copy of Purchase Order. Reference may be made to it for information only.)

________________________________________________________________________________
________________________________________________________________________________

--------------------------------------------------------------------------------
Terms: [_] FAS _____ [_] FOB _____ [_] C&F _____ [_] CIF _____  [_] Other _____

Documents must be presented for payment, acceptance, negotiation within _________ days (unless otherwise specified 21 days will be stipulated) after the date of issuance of the transport documents but within validity of letter of credit.

All bank charges other than those of The Chase Manhattan Bank N.Y. are for the beneficiary's account. Documents are to be forwarded in one dispatch.
Special Conditions: ____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

IN CONSIDERATION OF THE ISSUANCE BY YOU, THE CHASE MANHATTAN BANK, AT THE REQUEST OF THE UNDERSIGNED, OF YOUR COMMERCIAL LETTER OF CREDIT (HEREINAFTER CALLED THE "CREDIT") SUBSTANTIALLY IN ACCORDANCE WITH THE FOREGOING APPLICATION, THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH ON THE FACE AND REVERSE HEREOF, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED. IN ADDITION, THE CUSTOMER OF AN APPLICANT BANK OR COMMERCIAL FINANCE/FACTORING COMPANY, BY ITS SIGNATURE BELOW, IRREVOCABLE AUTHORIZES YOU TO DELIVER ALL DOCUMENTS PRESENTED OR OTHERWISE RECEIVED BY YOU UNDER THE TERMS OF THE CREDIT AND/OR THE UNDERLYING MERCHANDISE TO THE APPLICANT BANK, COMMERICAL FINACE/FACTORING COMPANY.

--------------------------------------------------------------------------------
[_] We have previously executed The Chase Manhattan Bank's Continuing Letter of Credit Agreement and this Application is subject to the terms and conditions thereof. (If this box is checked, only the cover sheets of this Application needs to be transmitted to The Chase Manhattan Bank
--------------------------------------------------------------------------------

                                                                        APPLICANT/APPLICANT BANK OR
APPLICANT                                                               COMMERICAL FINANCE/FACTORING
                                                                        COMPANY (where applicable)

Name  _____________________                                             Name  _________________

Address ____________________                                            Address ________________

By: _______________________                                             By: ___________________

Title: ______________________                                           Title: __________________
(Signature must be on file with the Chase Manhattan Bank)               (Signature must be on file with the
                                                                        Chase Manhattan Bank)

Our account No. with The Chase Manhattan Bank ________________

--------------------------------------------------------------------------------

                                                               For Bank Use Only


                                                               S.V.

039230(8-97)

     1. The Applicant authorizes the Bank to set forth in the Credit the terms in this Application in such language as the Bank may deem appropriate with such variations from such terms as the Bank may in its discretion determine are necessary and are not materially inconsistent with this Application.

     2. As to any drawing under the Credit payable in United States currency, Applicant shall reimburse the Bank at its office noted on the Application (or at such other office as the Bank may advise) in U.S. currency in immediately available funds, the amount paid on such drawing, with interest from the date of payment (at the maximum rate permitted by law) ("Interest"), or, if so demanded by the Bank to pay to it at said office, in advance, the amount required to pay such drawing. As to a drawing payable in another currency, reimbursement shall be the equivalent of the amount paid in U.S. currency at the Bank's then selling rate for cable transfers to the place of payment together with Interest. If the Bank has no rate for cable transfers to the place of payment in the currency in which any such drawing is made, Applicant shall pay the Bank, in U.S. currency in immediately available funds, an amount which in the Bank's sole judgment shall be sufficient to meet Applicant's liabilities in respect of the Credit, which amount may be applied by the Bank at any time as a payment on account of such liabilities, or, at the Bank's option, held as security therefor; it being understood, however, that Applicant shall remain liable for any deficiency which may result if such amount in U.S. legal tender shall prove to be insufficient to effect full payment or reimbursement to the Bank at the time when a rate of exchange for such cable transfers shall again be quoted by the Bank.

     3. Applicant shall pay the Bank, on demand, its commission, charges and expenses (including reasonable inside and outside counsel fees, expenses and charges) incurred in connection with the Credit, and correspondent's charges, if any.

     4. All payments made by the Applicant hereunder shall be made free and clear of and without deduction for any present or future foreign taxes, levies, imposts, claims, setoffs, charges, withholdings and liabilities with respect thereto of any nature or description. The Applicant hereby authorizes the Bank to charge the Applicant's account(s) maintained with the Bank without notice to the Applicant for any and all amounts due to the Bank hereunder.

     5. Applicant hereby grants the Bank a security interest in and recognizes and admits the Bank's unqualified right to the possession and disposition of all property shipped under or in connection with the Credit and in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or relative to drawings under the Credit and in and to the proceeds of each and all of the foregoing, all to be held by the Bank as collateral security for the prompt and unconditional payment of all obligations and liabilities of the Applicant to the Bank ("Obligations').

     6. In order to secure further the payment of the Obligations, the Bank is hereby given a continuing lien for the amount of all Obligations upon any and all property of the Applicant in the Bank's (or any of its affiliates', including without limitation, Chase Securities Inc. ("Affiliates")) actual or constructive possession or in transit to them or their correspondents or agents from or for the Applicant and the proceeds thereof, whether for safekeeping, custody, pledge, transmission, collection, or otherwise or coming into the Bank's or an Affiliate's possession in any way, or placed in any safe deposit box leased by the Bank to the Applicant. The Bank is also hereby given a continuing lien and right of set-off for the amount of the Obligations upon or with Applicant agrees to accept same as the Bank's agent and to hold same in trust for the Bank, and to deliver the same to the Bank forthwith in the exact form received, with the Applicant's endorsement when necessary to be held by the Bank as Collateral.

     7. Applicant will indemnify the Bank from and against all claims, suits, losses, liabilities, assessments or judgments and other expenses which the Bank may at any time sustain or incur by reason of, or in consequence of, or arising out of, issuance of the Credit. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank and its officers, agents and employees against all risks involved in the issuance of the Credit, which are hereby assumed by the Applicant, including, without limitation, all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental authority or regulatory authority (all such acts and omission, herein called "Government Acts"). The Bank shall not be liable for failure to pay a drawing under the Credit resulting from any Government Acts or any other cause beyond the Bank's control or the control of the Bank's agents or subagents. The Bank shall be subrogated to all of the Applicant's rights against the beneficiary of the Credit upon its accepting drafts drawn under, honoring or paying (as applicable) the Credit, and in furtherance of the foregoing, the Applicant agrees to execute, deliver and acknowledge such documents and take such other and further action as the Bank may deem necessary or desirable to effectuate the assignment of the Applicant's rights against the beneficiary of the Credit to the Bank.

     8. Applicant agrees (a) that the Bank or its correspondents may accept or pay, as complying with the terms of the Credit, any drafts, claims or other documents otherwise in order which may be signed or issued by one who purports to be the administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, legal representative or any other entity succeeding or purporting to succeed de facto or de jure to the powers, rights or privileges of any party who is authorized to draw under the Credit (b) that the Bank has no obligation to dishonor any drafts, claims or other documents otherwise in order in the absence of an injunction issued by a court of competent jurisdiction and (c) that in the event of any extension of the maturity or time for negotiation or presentation of drafts, claims, acceptances, or documents, increase in the amount of the Credit, or other modification of the terms or provisions of the Credit at the request or with the consent of any Applicant, with or without notification to the other Applicants, if any, this Agreement shall be binding upon all Applicants with regard to (i) the Credit so extended, increased, or otherwise modified, (ii) drafts, claims, documents and property covered thereby, and (iii) any action taken by the Bank or any of its correspondents in accordance with such extension, increase, or other modification.

     9. Bank shall not be responsible for any payment against presentation of drafts, claims, or documents which do not strictly comply with the terms of the Credit provided the Bank determines in good faith that such drafts, claims or documents substantially comply with the terms of the Credit. The Bank shall have sole discretion to decide whether to pay against drafts, claims or documents which in the Bank's judgment substantially comply with the terms of the Credit.

     10. In case of any purported variation between the Applicant's instruction and the requirements of the Credit or between documents accepted by the Bank or its correspondents and the requirements of the Credit for which the Bank is otherwise responsible, Applicant shall be conclusively deemed to have waived any right to object to such variation unless the Applicant immediately upon receipt of a copy of the Credit or such documents or acquisition of knowledge of such [Missing Text]

[Missing Text] or coming into the Bank's or an Affiliate's possession in any way, or placed in any safe deposit box leased by the Bank to the Applicant. The Bank is also hereby given a continuing lien and right of set-off for the amount of the Obligations upon or with respect to any and all deposits (general or special) and credits of the Applicant with the Bank, credits payable by the Bank to the Applicant, and any and all claims of the Applicant against the Bank at any time existing; and the Bank is hereby authorized at any time or times, without prior notice, to apply such deposits or credits, or any part thereof to the Obligations and in such amount as the Bank may select, even though contingent and/or unmatured, and whether the collateral security therefore is deemed adequate or not. (All of the foregoing, together with the property enumerated in paragraph 5 hereof, as well as any property in which the Bank may now or hereafter be granted a security interest or which may be deposited with the Bank or it's agents by the Applicant to secure Obligations are herein collectively called "Collateral"). If the Applicant, as registered holder of Collateral, shall become entitled to receive or does receive any stock certificate, option, or right, whether as an addition to, in substitution of, or in exchange for Collateral, or otherwise, the [Missing Text] is otherwise responsible, Applicant shall be conclusively deemed to have waived any right to object to such variation unless the Applicant immediately upon receipt of a copy of the Credit or such documents or acquisition of knowledge of such variation by any Applicant files objection with the Bank in writing specifying each variation to which objection is made, and the basis of each objection. No legal proceeding or action shall be brought by Applicant against the Bank arising from any purported variation or payment made by the Bank or charge made by the Bank to any account of the Applicant unless (i) Applicant shall have first given the written notice as required in this paragraph and (ii) such legal proceeding or action shall be commenced in a court of competent jurisdiction in the State of New York within one year from the date when such copy of the Credit or document or acquisition of such knowledge was delivered, mailed or acquired to or by the Applicant.

     11. The Applicant agrees to procure promptly any necessary import, export, or other license for the importing, exporting, shipping, or warehousing of any property shipped under, pursuant to, or in connection with the Credit or covered by any document held by the Bank relative to any draft or claim accepted by the Bank, and to comply with all foreign and domestic laws and governmental regulations in regard to the shipment and/or im-portation and/or exportation and/or warehousing and/or the financing thereof, and to furnish such certificates in that respect as the Bank may at any time require.

     12. The Applicant consents that, without the necessity for any reservation of rights against the Applicant and without notice or further assent by the Applicant, the liability of any party for or upon Obligations may from time to time, in whole or in part, be renewed, extended, modified, released, discharged, accelerated, compromised, settled for cash, credit, or otherwise upon any terms and conditions the Bank may deem advisable and that the Bank may discharge or release any other party from any liabilities, all without in any way affecting or releasing the liability of the Applicant under this Agreement.

     13. If any Applicant shall fail to perform any agreement herein contained or contained in any security document or other agreement entered into by the Applicant with, or delivered by the Applicant to, the Bank or another, or if any applicant defaults in the punctual payment of any sum payable upon the Obligations or upon the happening with respect to any Applicant, an indorser or any guarantor of Obligations, or any of them of any of the following: the commencement of any proceeding, suit or action (at law or in equity) for reorganization, dissolution, or liquidation; suspension or liquidation of its/their usual business; insolvency; the filing of a voluntary or involuntary petition under any of the provisions of any bankruptcy or similar law; dissolution; application for, or appointment of, a conservator, rehabilitator, or receiver of any of them or their property in any jurisdiction; termination of existence; death; issuance of an injunction or an order of attachment; entry of a judgment; failure to pay any tax when due; the making of any tax assessments by the United States or any state; the calling of a meeting of creditors; appointment of a committee of creditors or liquidating agent; offering a composition or extension to creditors; assignment for benefit of creditors; making or sending notice of an intended bulk transfer; commencement of any proceeding for enforcement of a money judgment under Article 52 of the New York Civil Practice Law and Rules or amendments thereto; failure after demand to furnish any financial information or to permit the inspection of books or records of account; the making of any misrepresentation to the Bank for the purpose of obtaining the Credit or an extension of credit; or if at any time in the Bank's opinion the financial responsibility of any of them shall become impaired, then in any of those events all of the Obligations, although contingent and not mature, shall, without notice or demand, forthwith become and be immediately due and payable, notwithstanding any time or credit otherwise allowed under any of the Obligations or under any instrument evidencing the same.

     Upon the happening of any of the events hereinabove set forth, and at any time thereafter, the Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the New York Uniform Commercial Code. The Applicant shall, upon the Bank's request, assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to the Bank and the Applicant. The Bank will give the Applicant notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made, by sending notice, as provided below, at least five days before the time of sale or disposition, which provisions for notice the Bank and the Applicant agree are reasonable. No notice need be given by the Bank with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     The Bank may apply the net proceeds of any sale, lease, or other disposition of Collateral after deducting all costs and expenses of every kind incurred herein or incidental to the retaxing, holding, preparing for sale, selling, leasing, or the like of said Collateral, or in any way relating to the rights of the Applicant thereunder, including reasonable inside or outside counsel fees and expenses, to the payment, in whole or in part, in such order as the Bank may elect, of one or more of the Obligations, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and after the payment by the Bank of any other amounts required by any existing or future provision of law (including Section 9-504(1)(c) of the Uniform Commerical Code of any jurisdiction in which any of the Collateral may at the time be located) need the Bank account for the surplus, if any. The Applicant shall remain liable to the Bank for the payment of any deficiency. The Bank may pay any surplus to any Applicant and such payment shall be a complete discharge as to all other Applicants.

     The Applicant will, at any time on the Bank's request, sign financing statements, trust receipts, security agreements, or other agreements with respect to any Collateral. Notwithstanding the foregoing, the Applicant hereby authorizes the Bank, as the agent of the Applicant, to sign and file any such statements, receipts and agreements. The Applicant agrees to pay all filing fees and to reimburse the Bank for all costs and expenses of any kind incurred in any way in connection with the Collateral.

     14. Any notice to the Bank shall be in writing and deemed effective only if sent to and received at the branch, division, or department conducting the transaction or transactions hereunder. Notwithstanding the foregoing, the Bank may act in reliance on any oral, written or teletransmitted request or notice believed by it in good faith to have been authorized by any Applicant, whether or not in fact sent, authorized, given or signed by an Applicant or authorized person. If this Application or any amendments or notices with respect thereto or with respect to the Credit is received by the Bank by means of a facsimile transmission, the Applicant hereby authorizes the Bank to accept and to act in reliance upon such Application, amendment or notice and the Applicant shall be bound by the terms of such application, amendment or notice as if it were the original executed version thereof. The transmission of this Application, any amendments thereto and any notice with respect to the Credit by facsimile transmission will be entirely at the risk of the Applicant and the Bank shall not be liable for any mistake or omission in such transmission nor for the fact that such transmission was unauthorized or fraudulent. Any notice or demand on any Applicant shall be binding on all of the Applicants and hall be deemed effective if not first otherwise made or given when sent to any Applicant by mail, teletransmission, telephone, or otherwise to the last address or telephone number of such Applicant appearing on the Bank's records with the same effect as if the same were actually delivered to and received by each Applicant in person. Each of the Applicants hereby irrevocably designates each of the other Applicants as agent to receive notice and demand hereunder on its behalf. Bank shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatever shall be valid unless in writing, and signed on behalf of the Bank , and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which it would otherwise have on any future occasion. No term or provision of this Agreement may be changed orally and no executory agreement unless in writing and signed on behalf of the Bank and no course of dealing between the applicant and the Bank shall be effective to change or modify or to discharge in whole or in part this Agreement. All of the Bank's rights and remedies hereunder shall be cumulative and may be exercised singly or concurrently.

     15. In the event that the Bank, at the request of any Applicant, extends, renews or refinances any of the obligations arising under paragraph 1 or paragraph 2 hereof, by means of (a) bankers acceptances created by the acceptance of drafts drawn by any applicant on the Bank, (b) drafts drawn by the beneficiary of the Credit and accepted by the Bank or its correspondent, (c) notes made by any Applicant, or (d) in the event that the Bank further extends, renews, or refinances, from time to time, any such banker's acceptance, draft or note, then, and in consideration thereof, the Applicant agrees to pay to the Bank the amount of each banker's acceptance or draft in the manner provided in paragraph 1 or paragraph 2 hereof, as the case may be, for the payment of time drafts drawn under the Credit, or, if a note is involved, then in the manner provided in the note. The Applicant further agrees that that with respect to any such extension, renewal, or refinancing, all of the terms, conditions, agreements, and obligations contained in this Agreement shall apply thereto and that the Bank shall have all the rights and remedies set forth in this Agreement as well as those set forth in any other document signed by or on behalf of any Applicant. Should the Applicant obtain a steamship guarantee or airway release in connection with the Credit, the Applicant authorizes the Bank to honor drafts or claims presented under the Credit, whether or not such drafts or claims and/or accompanying documents comply with the terms of the Credit and regardless of the amount of such draft or claim, and the Applicant agrees to reimburse the Bank for all such drafts or claims honored by it.

     16. If any Applicant or guarantor of Obligations acts in any way, including but not limited to seeking an injunction or restraining order, temporary or permanent, or order of attachment as to any drafts, claims, acceptances, or payments under the Credit, which has or may have the effect of preventing or delaying payment, acceptance or remittance by the Bank of or on any draft, claim or acceptance or discharging any Applicant or guarantor of Obligations, Applicant agrees: (i) that the Applicant will only commence such an action in a court of competent jurisdiction located in the County of New York, State of New York; (ii) to bear and pay all of the Bank's expenses of any kind, including without limitation, reasonable inside or outside counsel fees, incurred by it in respect of such an action, (iii) to be bound by the Bank's decision, which it shall have exclusive discretion to make, to settle, to pay or compromise any drawing on or claim made against it, of any nature or description relating to the Credit, including without limitation, for costs, interest, demurrage, fines, penalties, legal fees or any expenses or charges, whether or not actually incurred, and irrespective of amount, and to reimburse or pay the Bank promptly on demand for all payments it elects to make with interest; and (iv) to provide and to continue to provide to the Bank surety, indemnity or collateral upon its demand in any amount which, in its sole judgment, it determines is reasonable and necessary to protect its interests. Each Applicant agrees that the failure of any applicant to comply with any provision set forth in this paragraph within ten calendar days after any demand shall require the dismissal with prejudice of any action brought by an Applicant against the Bank. Each Applicant shall remain liable to indemnify and hold the Bank harmless as set forth above.

     17. Bank and Applicant in any litigation (whether or not arising out of or relating to this agreement or to any Obligations) in which the Bank and any Applicant shall be adverse parties, irrevocably waive trial by jury and the Applicant in addition waives the right to interpose any defense based upon any Statute of Limitations or any claim of laches, waiver, estoppel or set-off, or to assert any counterclaim however denominated or recover any, special, exemplary, punitive or consequential damages of any nature in any such litigation. Applicant will bear and pay all expenses of every kind for the enforcement, protection or defense of any of the Bank's rights herein mentioned.

     18. Each Applicant submits in any legal proceeding relating to this Agreement or the Credit to the non-exclusive in personam jurisdiction of any court of competent jurisdiction sitting in the State of New York and agrees to suit being brought in any such court waives any objection that it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court agrees that service of process in any such legal proceeding may be made, and shall be conclusively deemed sufficient and adequate, by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by teletransmission, to Applicant at its address set forth above or such other address of which the Bank shall have been notified in writing, in which event, service shall be deemed complete upon the filing with the court of a copy of the process mailed or sent and an affidavit attesting to the mailing or sending; and agrees that nothing herein shall affect the Bank's right to effect service of process in any other manner permitted by law.

     19. The term "Applicant" as used throughout this Agreement shall include each entity executing the foregoing application and (a) any entity or entities to which all or a substantial portion of the business or assets of said Applicant shall have been transferred, (b) in case of a partnership, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or the dissolution of the existing partnership by death, resignation, or other withdrawal of any partner, and (c) in the case of a corporation, any other corporation into or in which the Applicant shall have been merged, consolidated, reorganized, or absorbed. If this application is signed by more than one Applicant, it shall be the joint and several agreement of all such Applicants.

     20. The Applicant hereby certifies that the merchandise to be shipped under the Credit is not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department and that any importation covered by the Credit complies in every respect with all existing United States Government regulations.

     21. THE CREDIT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500) AND ANY AMENDMENTS THERETO AND REVISIONS THEREOF.

     22. (a) If any change in any law or regulation or in the interpretation or application thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify, or make applicable any reserve, special deposit, assessment, insurance premium, or similar requirement in connection with the Credit or (ii) impose on the Bank any other condition regarding the Application or the Credit, and the result of any event referred to in subsection (i) or (ii) above shall be to increase the cost to the Bank of issuing or maintaining the Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting form such events), then, upon demand by the Bank, the Applicant shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate and on the terms set forth in section 2 above. A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in subsection (i) or (ii) above, submitted by the Bank to the Applicant, shall be conclusive, absent manifest error, as to the amount thereof. (b) In the event the Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of Law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, after submission by the Bank to Applicant of a written request therefor (which shall be conclusive and binding upon the Applicant absent manifest error), Applicant shall pay to the Bank such additional amount or amounts as will compensate the Bank of such corporation for such reduction.

     23. This Agreement shall be deemed to be executed in the State of New York and the State and Federal courts in the State of New York shall have exclusive jurisdiction over any suit commenced by Applicant or the Bank against the other.

     24. This Agreement shall continue in full force and effect until the expiration of the Credit, but, notwithstanding any such expiration, this Agreement shall continue in full force and effect until all Obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of the Bank hereunder shall have been satisfied or other arrangements for the securing of such rights satisfactory to the Bank shall have been made.

     25. Any provision of this Agreement which may prove or be declared invalid or unenforceable under any law shall not affect the validity of any other provision hereof. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

Terms and Conditions
                                              Exhibit P

1.   Payment Terms.

     (a) Applicant agrees to pay to The Bank of New York ("Bank") on demand, at Bank's office located at 48 Wall Street, New York, NY, in Dollars, in immediately available funds: (i) each amount drawn under the Credit in Dollars or, in event that drafts under the Credit are payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn; (ii) interest on each amount (or the Dollar equivalent thereof) so drawn for each day from the date of payment of the relevant draft to and including the date of payment in full of such amount by Applicant to Bank, at a rate per annum equal to the rate per annum publicly announced from time to time by Bank as its "prime" rate as in effect on each such day, the rate of interest hereunder to change as of the opening of business on the effective date of each change in said prime rate: and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, Bank and each of its correspondents in relation to the issuance and maintenance of the Credit and all drafts thereunder.

     (b) Bank is hereby authorized to charge Applicant's account(s) maintained with Bank for any and all amounts payable hereunder.

2.   Security Interest.

     To secure the payment and performance of all of the Obligations, Applicant hereby grants to Bank a continuing security interest in, and assigns and pledges to Bank, all of the Collateral. If any Applicant shall have executed or shall at any time execute a security agreement with Bank, the Collateral of such Applicant shall also constitute and be included as "Collateral" as defined in said agreement, the Obligations shall also be "Obligations" as defined in said agreement, and, in addition to its rights hereunder. Bank shall have all of the rights provided for in said agreement.

3.   Administration of Credit.

     (a) Applicant will promptly examine the copy of the Credit (and any amendments thereof) sent to Applicant by Bank, as well as all other instruments and documents delivered to Applicant from time to time, and, in the event Applicant has any claim of noncompliance with the instructions or of any discrepancy or other irregularity, Applicant will immediately notify Bank thereof in writing, and Applicant will conclusively be deemed to have waived any such claim against Bank and its correspondents unless such immediate claim against Bank and its correspondents unless such immediate notice is given as aforesaid.

     (b) Bank may (but need not) pay any drafts otherwise in order which are signed or issued by, or accompanied by required statements or other documents otherwise in order which are signed or issued by, the custodian, executor, administrator, trustee in bankruptcy, debtor in possession, assignees for the benefit of creditors, liquidator, receiver or other agent or legal representative of the beneficiary of the Credit or other party who is authorized under the Credit to draw or issue any drafts, required statements or other documents.

     (c) Neither Bank nor any of its correspondents shall be responsible for, and neither Bank's powers and rights hereunder nor Applicant's Obligations shall be affected by, (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of Bank or its correspondents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Bank thereof; (iv) failure of any draft to bear any reference or adequate reference to the Credit; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages however sent and whether or not in code or cipher;
     (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising form causes beyond Bank's control; or (vii) any acts or omissions of any beneficiary of the Credit or transferee of the Credit, if transferable.

4.   Extension, Increase and Modifications of Credit.

     Each Applicant agrees that Bank may at any time and from time to time, in its discretion, by agreement with Applicant and if this Agreement is executed by two or more Applicants, each Applicant agrees that Bank may at any time and from time to time in its discretion, by agreements with one or more Applicants (whether or not such other Applicants shall have been appointed as the "Agent Applicant" in the Joint Applicant Agreement contained in the application): (i) further finance or refinance any transaction under the Credit; (ii) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations;
     (iii) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to Bank; or (iv) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as Bank may deem proper and without notice or further assent from such Applicant. In any such event, Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing Obligations in respect of any transaction so financed or refinanced.

5.   Reserve Requirements and Similar Costs.

     If Bank is nor or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Bank, or any other condition is imposed upon Bank, which imposes a cost upon Bank, and the result, in the determination of Bank, is to increase the cost to Bank of maintaining the Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable by Bank hereunder, or reduce the return to Bank, by an amount determined by Bank to be material, Applicant will pay to Bank upon demand such amount in respect of such increased cost or reduction as Bank may determine to be the additional amount or amounts required to compensate Bank for such increased cost or reduction. In making the determinations contemplated hereunder, Bank may make such estimates, assumptions, allocations and the like which Bank in good faith determines to be appropriate, but Bank's selection thereof, and Bank's determinations based theron, shall be final and binding and conclusive upon Applicant.

6.   Events of Default; Remedies; Pre-funding.

     (a) It shall be an Event of Default if: (i) Applicant defaults in the payment when due of any of the Obligations; (ii) Applicant otherwise defaults in the performance of any of the Obligations; (iii) any representation or warranty made by any Applicant to Bank in connection with the Credit or otherwise for the purpose of obtaining credit proves to have been incorrect or misleading in any material respect when made; (iv) any Applicant fails to pay when due any other indebtedness for borrowed money, the maturity of any such indebtedness is accelerated or an event occurs which, with notice or lapse of time or both, would permit acceleration of such indebtedness; (v) any Applicant (if an individual) or Guarantor (if an individual) dies or becomes incompetent, or any Guarantor challenges, or institutes any proceedings, or any proceedings are instituted, to challenge, the validity, binding effect or enforceability of its obligations with respect to any of the Obligations; (vi) any Applicant challenges, or institutes any proceedings or any proceedings are instituted, to challenge, the validity, binding effect or enforceability of this Agreement; (vii) any Applicant (if a business entity) or any Guarantor (if a business entity) is dissolved or is a party to any merger or consolidation or sells or otherwise disposes of all or substantially all of its assets without the written consent of Bank; (viii) any Applicant fails to make available to Bank for inspection and copying any of its books and records; (ix) any Applicant or any co-partnership of which any Applicant is a member is expelled from or suspended by any stock or securities exchange or other exchange; (x) any Applicant or any Guarantor becomes insolvent or unable to meet its debts as the mature, or is generally not paying its debts as they become due, or suspends or ceases its present business, or a custodian, as defined in Title 11 of the United States Code, of substantially all of its property, or a receiver or other person or entity serving a similar function, shall have been appointed or taken possession; or (xi) a case under such Title 11, or any proceeding under any other federal, state or foreign bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization, is commenced by or against any Applicant or any Guarantor.

     (b) If any Event of Default shall have occurred and be continuing, other than an Event of Default specified in paragraph 6 (a)(x) or 6 (a)(xi), Bank may declare all Obligations (including any such which may be contingent and not matured) to be immediately due and payable, and in the case of an Event of Default specified in paragraph 6 (a)(x) or 6 (a)(xi), all such Obligations shall automatically be immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are expressly waived.

     (c) Without limiting the generality of the foregoing, Applicant agrees that if (i) any Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing; or
     (ii) Bank at any time and for any reason deems itself to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or (iii) in the event that the Credit is denominated in a currency other than Dollars, Bank determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which Bank may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of the Credit exceeds the amount of Dollars that Bank in its sole judgment expected to be its maximum exposure under the Credit, then, Applicant will upon demand pay to Bank an amount equal to the undisbursed portion, if any, of the Credit and such amount shall be held as additional Collateral for the payment of all Obligations hereunder, and after the expiration hereof, to the extent not applied to the Obligations, shall be returned to Applicant.

7.   Definitions.

     As used herein, the following terms shall have the following meanings: (a) "Agreement" shall mean, collectively, the Application and Agreement for Standby Letter of Credit, these terms and conditions, the Joint Applicant Agreement and the Authorization and Agreement of Account Party, as the same may be amended and supplemented from time to time.

     (b) "Applicant" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such term shall be deemed to refer to each of such person or entities, individually.

     (c) "Credit" shall mean the irrevocable standby letter of credit issued by Bank upon Applicant's request, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

     (d) "Collateral" shall mean and include (i) ALL PERSONAL PROPERTY OF APPLICANT OR IN WHICH APPLICANT HAS AN INTEREST WHICH IS NOW OR HEREAFTER PLEDGED TO, GIVEN TO, OR LEFT IN THE POSSESSION OR CUSTODY OR UNDER THE CONTROL OF, OR MAINTAINED WITH, BANK BY OR FOR THE ACCOUNT OF APPLICANT, FOR SAFEKEEPING OR ANY OTHER PURPOSE, and whether or not Bank shall have accepted the same for such purpose (including but not limited to any amounts paid to Bank pursuant to paragraph 6 (c) hereof). WHETHER NOW OR HEREAFTER EXISTING OR NOW OWNED OR HEREAFTER ACQUIRED and whether or not subject to Article 9 of the Uniform Commercial code, including but not limited to instruments, investment securities, money, chattel paper, letters and advices of credit, goods, documents (together with all goods represented thereby all insurance policies insuring same) and general intangibles; (ii) if such property includes instruments, all distributions thereon (including distributions with respect to instruments which are Collateral by reason of this clause (ii) and all instruments and other property issued with respect to or in exchange for instruments constituting Collateral under this Agreement; and (iii) the proceeds, products and accessions of and to any of the foregoing, in whatever form. For purposes hereof, all remittances and property shall be deemed left in Bank's possession as soon as put in transit to Bank by mail or carrier or otherwise or lodged for Bank's account with any correspondent or agent.

     (e) "Dollar Equivalent" shall mean (i) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the Bank's selling rate for the relevant currency against Dollars applicable to cable transfers to the place where and in the currency in which the relevant amount is payable, or (ii) in the event that Bank shall not at the time be offering such a rate, the amount of Dollars that Bank, in its sole judgment, specifies as sufficient to reimburse or provide funds to Bank in respect of amounts drawn or drawable under the Credit in either case as and when determined by Bank.

     (f) "Dollars" shall mean lawful currency of the United States of America.

     (g) "Guarantor" shall mean any maker, drawer, acceptor, guarantor, indorser, surety, accommodation party or other person liable upon or in respect of the Obligations.

     (h) "Obligations" shall mean and include all indebtedness, obligations and liabilities of Applicant to Bank, present or future, due or to become due, absolute or contingent, arising hereunder or in connection with the Credit or any financing or refinancing thereof.

8.   Expenses; Indemnification.

     Applicant agrees to reimburse Bank upon demand for and to indemnify and hold Bank harmless from and against all claims, liabilities, losses, costs and expenses, including attorney's fees and disbursements, incurred or suffered by Bank in connection with the Credit; such claims, liabilities, losses, costs and expenses shall include but not be limited to all such incurred or suffered by Bank in connection with (a) Bank's exercise of any right or remedy granted to it hereunder, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3 (c) hereof.

9.   No Waiver of Rights Hereunder; Rights Cumulative.

     No delay by Bank in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against Bank unless in writing and signed by an officer of Bank, and unless it expressly refers to the provision affected; any such waiver shall be limited solely to the specific event waived. All rights granted Bank hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Bank under applicable law and nothing herein shall be construed as limiting any such other right.

10.  Continuing Agreement: Termination.

     This Agreement shall continue in full force and effect until the expiration of the Credit, but, notwithstanding any such expiration, this Agreement shall continue in full force and effect until all Obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of Bank hereunder shall have been satisfied or other arrangements for the securing of such rights satisfactory to Bank shall have been made.

11.  Governing Law; Jurisdiction; Certain Waivers.

     (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws, and Bank shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York.

     (b) Applicant agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated only in courts located within the State of New York or elsewhere as Bank may select and that such courts are convenient forums therefor and submits to the personal jurisdiction of such courts.

     (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

     (d) Applicant and Bank waive the right to trial by jury in any action or proceeding between them based upon, arising out of or any way connected to this Agreement, the Credit or any transaction contemplated hereby.

     (e) Applicant waives the right to assert in any action or proceeding with regard to this Agreement or any of the Obligations any offsets or counterclaims which it may have.

12.  Notices.

     Any notice to Bank shall be effective only if in writing or by authenticated teletransmission acceptable to Bank, directed to the attention of and received by Bank's Letter of Credit Department. Any notice to or demand on applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, cable, telephone or otherwise, in the case of mailed, telegraphed or cable notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic notices, to the last telephone number of such Applicant appearing on Bank's records. Any requirement under applicable law of reasonable notice by Bank to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least seven days before (a) the date of such event or (b) the date after which such event will occur.

13.  General

     (a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

     (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns or successors of each of the Applicants and shall inure to the benefit of and be enforceable by Bank, its successors, transferees and assigns.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibitions or unenforceablity without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) The Credit shall be subject to the "Uniform Customs and Practice for Documentary Credits" of the International Chamber of Commerce, as adopted from time to time.

Joint Applicant Agreement

In consideration of your establishment of the Credit substantially as applied for herein, we agree to the terms and conditions of this Application and Agreement for Standby Letter of Credit and that this Application and Agreements for Standby Letter of Credit shall be the joint and several agreement of Applicant and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The occurrence of any Event of Default as specified in paragraph 6 of this Application and Agreement for Standby Letter of Credit with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to paragraph 1 of this Application and Agreement for Standby Letter of Credit shall fix the exchange rate as to all Applicants.

We also agree that ___________________________ shall appear in the Credit as

     Account Party and that ____________________ ("Agent Applicant") has the exclusive right to issue all instructions on any and all matters relating to the Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in the Credit or any other matter relating to this Application and Agreement for Standby Letter of Credit or the Credit.

Joint Applicant                              Joint Applicant
Name:                                        Name:
------------------------------------         -----------------------------------


By:                                          By:
------------------------------------         -----------------------------------
Authorized Signature                         Authorized Signature

Title:                                       Title:
------------------------------------         -----------------------------------

Address of Joint Applicant:                  Address of Joint Applicant:
------------------------------------         -----------------------------------

------------------------------------         -----------------------------------


Authorization and Agreement of Account Party

We join in the request of Applicant to you to issue the Credit described on page 1 hereof, naming us as Account Party and, in consideration thereof, we irrevocably agree that (i) Applicant has the sole right to give instructions and make agreements with respect to this Application and Agreement for Standby Letter of Credit, the Credit and the disposition of documents and we have no right or claim against you or your correspondent in respect of any matter arising in connection with any of the foregoing, (ii) the terms and conditions of this Application and Agreement for Standby Letter of Credit are applicable to the Credit and agreed to by us and (iii) if Applicant fails to pay when due any amount or amounts owing to you in respect of the Credit or payments or acceptances thereunder, we will immediately pay the same to you on demand. Applicant is authorized to assign or transfer to you all or any part of any security held by Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you will be vested will all powers and rights in respect of the security transferred or assigned to you.

                                             Account Party
                                             Name:
                                             -----------------------------------

                                             By:
                                             -----------------------------------
                                             Authorized Signature

                                             Title:
                                             -----------------------------------

                                             Address of Account Party:
                                             -----------------------------------

When specimen signatures of Account Party are not on file with The Bank of New York, the following signature verification is required.


                                             The above signature of an officer,
                                             partner or agent of Account Party
                                             indicated above conforms to that on
                                             file with us and such officer,
                                             partner or agent is fully
                                             authorized to sign for such Account
                                             Party.

                                             -----------------------------------
                                             Verifying Bank

                                             By:
                                             -----------------------------------
                                             Authorized Signature

                                             Title:
                                             -----------------------------------

                                                                       Exhibit Q

                         [BROWN & WOOD LLP LETTERHEAD]

                                  July 20, 1998

Addressed to Each of the Parties
Listed on the Attached Schedule 1

     Re: $425,000,000 Revolving Credit Agreement, dated as of July 20, 1998, by and among Alliance Capital Management L.P., each of the Banks which are parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, The Bank of New York, as Documentation Agent, and NationsBank, N.A., The Chase Manhattan Bank and The Bank of New York, as Co-Agents

Ladies and Gentlemen:

     We are acting as counsel for Alliance Capital Management L.P. a Delaware limited partnership (the "Partnership"), in connection with the Revolving Credit Agreement, dated as of July 20, 1998 (the "Agreement"), entered into by and among the Partnership, each of the Banks which are parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, The Bank of New York, as Documentation Agent, and NationsBank, N.A., The Chase Manhattan Bank and The Bank of New York, as Co-Agents. This opinion is being delivered pursuant to Section 10.6 of the Agreement.

     Except as otherwise herein defined, each of the terms used in this opinion which is defined in the Agreement is used herein as defined therein.

     As counsel to the Partnership, we have examined and relied, as to factual matters (but not as to any question of law), upon originals, or copies certified to our satisfaction, of such records, documents, certificates of the Partnership and of public officials and other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures and the conformity to originals of all certified copies. We have relied on the representations and warranties set forth in the Agreement as to factual matters (but not as to any question of law). We have also assumed that the information contained in certificates of public officials which we have relied upon to render the opinions expressed below, and which certificates are dated a date reasonably near the date hereof, is still true and accurate as of the date hereof. We have further assumed, with your permission, that each party to the Agreement, other than the Partnership and Alliance Capital Management Corporation, the general partner of the Partnership (the "General Partner"), is duly organized and validly existing, has full power and authority to enter into and perform its obligations under the Agreement, and has duly authorized, executed and delivered the Agreement, which Agreement constitutes each such party's legal, valid and binding contract and agreement.

     Based on the foregoing, we are of the opinion that:

     1. The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Delaware, has the power and authority and is duly authorized to enter into and perform the Agreement and to issue the Notes thereunder, and is duly qualified and is in good standing as a foreign partnership in the State of New York.

     2. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority and is duly authorized to act as general partner of the Partnership and to execute and deliver the Agreement and the Notes on behalf of the Partnership, and is duly qualified and in good standing as a foreign corporation in the State of New York.

     3. The Agreement has been duly authorized, executed and delivered by the Partnership and constitutes the legal, valid and binding contract and agreement of the Partnership enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     4. The Notes issued on the date hereof have been duly authorized, executed and delivered by the Partnership and constitute, and any Note issued hereafter to an assignee pursuant to Section 18 of the Agreement (assuming due execution and delivery of the Note issued to the assignee, a legal, valid, binding and enforceable assignment, compliance with all of the provisions of the Agreement and no change in applicable law or circumstances, including, without limitation, no change in the status of the assignee being in all relevant respects the same as the status of the Banks which are originally parties to the Agreement), will constitute, the legal, valid and binding obligations of the Partnership enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     5. No approval or consent on the part of, or filing with, any Federal or Delaware or New York State governmental body is necessary in connection with the execution, delivery and performance of the Agreement or the Notes (it being understood that no opinion is expressed with respect to compliance with any Federal or State securities laws).

     6. The execution, delivery and performance by the Partnership of the Agreement and the Notes do not conflict with or result in any breach of any of the provisions of, or constitute a default under, (a) the Agreement of Limited Partnership (as Amended and Restated), as amended through the date hereof, or the Certificate of Limited Partnership of the Partnership, (b) the Certificate of Incorporation or By-laws of the General Partner, (c) to our knowledge, without having undertaken any investigation for purposes of this opinion, any other agreement to which the Partnership is a party, except where the conflict, breach or default would not be likely to have a Material Effect, or (d) any Federal or Delaware or New York State law or regulation applicable to the Partnership, the General Partner or their respective property.

     7. The Partnership is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Alliance Fund Distributors, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. The Partnership is not a "holding company" or a "subsidiary company" of a "holding company" as those terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Partnership is not an "investment company", as that term is defined in the Investment Company Act of 1940, as amended.

     8. There is no proceeding pending or (without our having undertaken any investigation for purposes of this opinion), to our knowledge, threatened against the Partnership or the General Partner that questions the validity of
(a) the Agreement or the Notes, or (b) any Permits of the Partnership or its Subsidiaries or any 12b-1 Fee plan or arrangement which is likely to have a Material Effect.

     We are members of the bar of the State of New York. This opinion is limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     This opinion is given only as of its date, and we have no obligation to notify you of the effect of any change in law or circumstances which may occur after the date hereof.

     This opinion is addressed to you in connection with the closing under the Agreement and may not be relied upon by you for any other purpose or furnished to or relied upon by any other person for any purpose (other than being (i) furnished to your regulators, auditors and legal counsel in connection with the closing under the Agreement and (ii) furnished to and relied upon by a subsequent assignee of the Agreement and a Note solely for the purpose of such assignment, and subject in any case to the immediately preceding paragraph and to the parenthetical assumptions in the paragraph numbered 4 above) without our prior written consent.

                                   Very truly yours,
                                   Brown & Wood LLP

SCHEDULE 1

NationsBank, N.A.
101 North Tryon Street, 15th Floor
Charlotte, North Carolina  28255
Attn: CCS/Agency Services - Ref: Alliance Capital Management L.P.
Facsimile Number: (704) 386-9923

The Chase Manhattan Bank
270 Park Avenue
36th Floor
New York, New York   10017
Attn:  David J. Cintron
Facsimile Number: (212) 270-1789

The Bank of New York
One Wall Street, 7th Floor
New York, New York  10286
Attn:  Lee B. Stephens, III
Facsimile Number: (212) 635-6348

Deutsche Bank AG, New York and/or
Cayman Islands Branches
31 West 52nd Street
New York, New York  10019
Attn:  Peter J. Bassler
Facsimile Number: (212) 474-8386

Revolving Commitment Vehicle Corporation
By:  Morgan Guaranty Trust Company of New York,
as Attorney-in-Fact for Revolving Commitment
Vehicle Corporation
60 Wall Street, 22nd Floor
New York, New York  10260-0060
Attn:  Linda Winter-Irving
Facsimile Number: (212) 648-5249

Fleet National Bank
777 Main Street
Hartford, Connecticut  06115
Attn:  Jan-Gee McCollam
Facsimile Number: (860) 986-1264


                               Schedule 1-Page 1

SCHEDULE 1

Commerzbank AG, New York Branch
2 World Financial Center
New York, New York  10281-1050
Attn:  Joe Hayes
Facsimile Number: (212) 266-7629

Dresdner Bank AG, New York Branch and
Grand Cayman Branch
75 Wall Street
New York, New York  10005
Attn:  Robert P. Donohue
Facsimile Number: (212) 429-2524

The First National Bank of Chicago
153 W. 51st Street
6th Floor
New York, New York  10019
Attn:  Nicole Holzapfel
Facsimile Number: (212) 373-1393

State Street Bank and Trust Company
1776 Heritage Drive
No. Quincy, Massachusetts  02171
Attn:  Anne Marie Gualtieri
Facsimile Number:  (617) 537-1196